Exhibit 10.2

EXECUTION VERSION

Amended and Restated

Limited Liability Company Agreement

of

FIP RR Holdings LLC

August 25, 2025

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
FIP RR HOLDINGS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified, restated, or supplemented from time to time in accordance with the terms hereof, this “Agreement”) is made as of August 25, 2025 (the “Effective Date”), by and among (i) FIP RR Holdings LLC, a Delaware limited liability company, (i) the Unitholders and each Person subsequently holding Units or subsequently admitted as a Member in accordance with the terms hereof, (iii) the Independent Manager and (iv) solely for purposes of Section 2.3(c) and Section 12.21, FTAI Infrastructure Inc., a Delaware corporation (“FIP”). Certain capitalized terms used herein are defined in Section 1.7.

WHEREAS, the initial limited liability agreement of the Company was entered into as of August 14, 2025 (the “Original Agreement”);

WHEREAS, Percy Acquisition LLC, a Delaware limited liability company (“Percy”), has entered into that certain Stock Purchase Agreement, dated as of August 6, 2025 (the “Wheeling SPA”), by and between Percy and WLE Management Partners, L.P., a Delaware limited partnership, relating to the purchase and sale of all of the outstanding Equity Securities of The Wheeling Corporation, a Delaware corporation (the “Target” and, such acquisition, the “Acquisition”);

WHEREAS, (i) certain of the Subsidiaries of Transtar LLC, an indirect Subsidiary of FIP (“Transtar”), formed as corporations have converted into Delaware limited liability companies and (ii) on August 25, 2025, Percy contributed all of the issued and outstanding Equity Securities of Transtar to the Company pursuant to that certain Contribution Agreement, dated as of August 25, 2025, among Percy, the Company and Transtar such that Transtar became a wholly owned Subsidiary of the Company (collectively, the “Reorganization”);

WHEREAS, on August 25, 2025, Percy assigned all of its rights under the Wheeling SPA to acquire the Target to the Company (the “Assignment”);

WHEREAS, (i) immediately prior to the consummation of the Acquisition pursuant to the Wheeling SPA and the Voting Trust Agreement, but conditioned thereon, and (ii) contemporaneously with the consummation of the transactions contemplated by that certain Subscription Agreement, dated as of August 25, 2025 (the “Subscription Agreement”), among the Company and the Unitholders party thereto, on the Effective Date, each such Unitholder holding Series A Preferred Units has made a Capital Contribution in the amount set forth opposite such Unitholder’s name on the Unit Ownership Ledger (the “Investment Amount”) in exchange for (i) that number of Series A Preferred Units set forth opposite the Unitholder’s name under the heading “Number of Series A Preferred Units” on the Unit Ownership Ledger and (ii) Series A Warrants representing the right to purchase that number of Common Units set forth opposite the Unitholder’s name under the heading “Number of Warrants” on the Unit Ownership Ledger;

WHEREAS, (i) immediately prior to the consummation of the Acquisition pursuant to the Wheeling SPA and the Voting Trust Agreement, but conditioned thereon, FIP has borrowed $1.25 billion aggregate principal amount of senior secured increasing rate loans (the “Bridge Loans”) pursuant to that certain Credit Agreement, dated as of the Effective Date, by and among FIP, the guarantors party thereto, Barclays Bank PLC, as administrative agent, and the other lenders party thereto (the “Bridge Facility”) and (ii) immediately prior to the borrowing described in the foregoing clause (i), and immediately following the funding of the Investment Amount described in the foregoing recitals, FIP has contributed a portion of the cash proceeds from the Bridge Loans to the Company and (iii) immediately following the receipt of funds contemplated by the foregoing clauses (i) and (ii), the Company has used such funds to consummate the Acquisition; and

WHEREAS, the parties hereto desire to enter into this Agreement to replace the Original Agreement and to provide for certain agreements governing the business and affairs of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
GENERAL PROVISIONS; DEFINITIONS

Section 1.1           Formation of the Company; Term. The Company was formed on August 14, 2025, by the execution and filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by the Act (the “Certificate”). The term of the Company commenced upon the filing of the Certificate and shall continue in perpetuity until the dissolution and termination of the Company in accordance with the provisions of Article VII.

Section 1.2           Limited Liability Company Agreement. The Unitholders have entered into this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Unitholders hereby agree that, during the term of the Company set forth in Section 1.1, the rights and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Act provides that such rights and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights and obligations are set forth in this Agreement, the Act; provided that, notwithstanding the foregoing, Section 18‑210 of the Act shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Section of the Act.

Section 1.3           Name. The name of the Company shall be “FIP RR Holdings LLC” or such other name or names as may from time to time be designated by the Board. The Company’s business may be conducted under its name or any other name or names as the Board may deem advisable.

Section 1.4          Purpose and Powers. The Company is organized for the object and purpose of engaging solely in the following activities: (a) (i) owning the Equity Securities of Transtar and the Target, (ii) owning other railroad-related assets or interests in other railroad-related assets acquired on or after the date hereof in accordance with the terms of this Agreement, and (iii) entering into and performing its obligations under any other agreement, instrument or document relating to the activities set forth in clause (i) and (ii); and (b) engaging in any lawful act or activity and exercising any powers not prohibited under the Act and permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above‑mentioned purposes, including, without limitation, establishing, owning and otherwise dealing with related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein. The Company shall not engage in any activity other than reasonably incidental in connection with the foregoing.

Section 1.5           Principal Office; Registered Office and Agent.

(a)          The principal office of the Company shall be located at 111 W. 19th Street, 2nd Floor, New York, New York 10011, or at such other place (whether inside or outside the State of Delaware) as the Board may from time to time designate; provided, that any such designation does not materially adversely affect any Unitholder holding Series A Preferred Units. The Company may have such other offices (whether inside or outside the State of Delaware) as the Board may from time to time designate.

(b)          The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The Board may, in its discretion, change the registered office or registered agent from time to time by filing the address of the new registered office or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act.

Section 1.6           No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the immediately following sentence, and neither this Agreement nor any document entered into by the Company or any Unitholder shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and the Company and each Unitholder shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 1.7           Definitions. Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Acquisition” shall have the meaning set forth in the recitals.

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. Section 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be determined in accordance with Treasury Regulation Section 1.704‑1(b)(2)(ii)(d).

“Admission Date” shall have the meaning set forth in Section 9.6.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, in no event shall (a) the Company or any of its Subsidiaries constitute an Affiliate of any Unitholder that is Affiliated with any of the Ares Group Members, (b) Fortress or any of its Affiliates constitute an Affiliate of the Company due to the Management Agreement, (c) Mubadala Investment Company PJSC or any of its Affiliates (collectively, “Mubadala”) constitute an Affiliate of the Company due to its direct or indirect ownership interests in Fortress or any of its Affiliates and (d) any Ares Group Member constitute an Affiliate of the Company or any of its Subsidiaries.

“Affiliate Indemnitors” shall have the meaning set forth in Section 6.2(h).

“Affiliate Transaction” shall have the meaning set forth in Section 2.3(e)(v).

“Agreement” shall have the meaning set forth in the preamble.

“Ares Member” means each of the parties listed under the heading “Ares Members” on the signature pages hereto, together with any of its Permitted Transferees that becomes a substitute Member or an Additional Member.

“Ares Group Members” means any funds, investment vehicles or accounts managed or advised by (i) Ares Management LLC or (ii) any of its Affiliates.

“Asset Sale” means

(a)          the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale, Sale/Leaseback Transaction, equity sale, merger, consolidation, combination etc.) of the Company or any of its Subsidiaries (each referred to in this definition as a “disposition”); or

(b)          the issuance or sale of Equity Securities of any Subsidiary, whether in a single transaction or a series of related transactions;
in each case, other than any of the following, if in compliance with the other terms and conditions of this Agreement:

(1)  (A)(i) a disposition of Cash Equivalents, (ii) any disposition of inventory or goods held for sale or (iii) dispositions of any obsolete, damaged or worn-out assets, in each case, in the ordinary course of business; or (B) (i) dispositions constituting lost or stolen assets, or (ii) disposition of assets, including abandoned or destroyed assets, in the ordinary course of business with a de minimis fair market value that are no longer used, useful or economically practicable to maintain;

(2)   the disposition of all or substantially all the assets of the Company in a manner permitted under this Agreement or any disposition that constitutes a Change of Control or Sale of the Company pursuant to this Agreement, in each case, to the extent resulting in a Mandatory Redemption Event;

(3)   the making of any Restricted Payment that is permitted to be made, and is made, in compliance with Section 2.3(e)(xii);

(4)   any issuance or sale of Equity Securities of the Company;

(5)   any disposition of property or assets or issuance of Equity Securities by a wholly owned Subsidiary to the Company or by the Company or a wholly owned Subsidiary to another wholly owned Subsidiary;

(6)  to the extent qualifying for tax-free treatment under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(7)   the lease, assignment, sub-lease or license of any assets or real or personal property, including the sale of assets to lease customers upon termination of any of the foregoing pursuant to the terms thereof, in each case, in the ordinary course of business;

(8)   the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind, in each case, in the ordinary course of business;

(9)   foreclosures, condemnations or any similar actions on assets to the extent not generating cash or Cash Equivalents to the Company or its Subsidiaries;

(10)   the licensing or sub-licensing of intellectual property and software or other general intangibles, in each case, in the ordinary course of business;

(11)   dispositions or conveyances that constitute Permitted Liens;

(12)   the unwinding of any Hedging Obligations; and

(13)  any financing transaction with respect to property built or acquired by the Company or any Subsidiary of the Company after the Effective Date, including by a Sale/Leaseback Transaction and a Financing Lease, in each case, occurring or Incurred in accordance with the terms of this Agreement.

“Assignee” means a Person to whom Units have been transferred in accordance with the terms of this Agreement but who has not become a Member pursuant to Article X.

“Assignment” shall have the meaning set forth in the recitals.

“Assumed Tax Rate” shall have the meaning set forth in Section 3.1(g).

“Bankruptcy Event” means:

(1)  the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences proceedings to be adjudicated bankrupt or insolvent;

(b)	consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(c)	consents to the appointment of a receiver, liquidator, assignee, trustee or other similar official of it or for all or substantially all of its property;

(d)	makes a general assignment for the benefit of its creditors; or

(e)	makes an admission in writing of its inability generally to pay its debts as they become due; or

(2)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Company or any of its Subsidiaries in a proceeding in which it is to be adjudicated bankrupt or insolvent;

(b)
appoints a receiver, liquidator, assignee, trustee or other similar official of the Company or any of its Subsidiaries for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c)	orders the liquidation of the Company or any of its Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

“Bankruptcy Law” means the Title 11 of the United States Code, as amended, and any similar federal, state or foreign law for the relief of debtors.

“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by the Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Base Series A Preferred Return Amount” means, at any time of determination, an amount of cash that would be required to be paid to the Unitholder in respect of the each Series A Preferred Unit such that the Series A Preferred Return on Investment with respect to such Series A Preferred Unit would be equal to one and one half (1.50) (provided, that, if (i) the Base Series A Preferred Return Amount is being measured in connection with the determination of the Series A Preferred Redemption Price for a Mandatory Redemption Event arising out of a STB Failure, and (ii) such mandatory redemption occurs (and is fully paid) on or before the eighteen (18)-month anniversary of the Effective Date and the Unitholders holding such Series A Preferred Units, the Series A Warrants and/or the Series A Warrant Units are paid in full at the time of the occurrence, the Series A Preferred Return on Investment with respect to such Series A Preferred Unit would be equal to one and three-tenths (1.30)).

“Blocker” means an entity treated as a domestic c-corporation for federal income tax purposes that owns interests in the Company directly or indirectly through entities that are treated as partnerships or disregarded entities for federal income tax purposes.

“Board” means the board of managers of the Company, which shall have the power and authority described in this Agreement.

“Board Expansion Date” shall have the meaning set forth in Section 2.11(b).

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g) and (s).

“Bridge Facility” shall have the meaning set forth in the recitals.

“Bridge Loans” shall have the meaning set forth in the recitals.

“Business Day” means any day excluding Saturday, Sunday or any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Account” shall have the meaning set forth in Section 2.6(a).

“Capital Contributions” means any cash or the Fair Market Value of other property that a Unitholder contributes or is deemed to have contributed to the Company with respect to the issuance of any Unit pursuant to Section 2.2. The Members and the Company agree that the Capital Contributions made or deemed made by RR Holding Company on or about the Effective Date (including the Fair Market Value of any property so contributed or deemed contributed) shall be an amount that is consistent with the Series A Warrants being “at-the-money” as of the Effective Date, and the Unit Ownership Ledger shall be maintained consistently therewith.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	pounds sterling;

(3)
(a) euros, or any national currency of any participating member state in the European Union; (b) Canadian dollars, (c) Australian dollars or (d) in the case of any foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(4)
securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(5)
certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000;

(6)
repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;

(8)	investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (1) through (7) above;

(9)
readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Province of Canada having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; and

(10)	indebtedness or preferred equity issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided, that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Catch-Up Series A Preferred Distribution Payment” shall have the meaning set forth in Section 3.1(f).

“Cause” means, with respect to the Independent Manager, (i) any act or omission by such Independent Manager constituting willful disregard of such Independent Manager’s duties under this Agreement, fraud, dishonesty, gross negligence, willful misconduct or other deliberate action or material breach of this Agreement which causes injury to the Company or an act by such Independent Manager involving moral turpitude or a serious crime, (ii) that such Independent Manager no longer meets the definition of “Independent Manager” as set forth in this Agreement or (iii) a material increase in fees charged by such Independent Manager without a corresponding increase in duties.

“Certificate” shall have the meaning set forth in Section 1.1.

“Change of Control” means the occurrence of the following:

(a)          any Person or group of Persons, other than one or more Permitted Holders, (i) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting securities representing more than fifty percent (50.0%) of the total voting power of the outstanding voting securities of the Company (including through a Transfer of any FIP Unitholder); or (ii) obtains the power to elect a majority of the Board or another governing body of the Company, as applicable, except in the case of clause (ii) the Unitholders holding Series A Preferred Units; or

(b)         (i) all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, are sold or otherwise transferred (whether by sale, lease, exchange, transfer or other disposition) to any Person other than one or more wholly owned Subsidiaries of the Company or one or more Permitted Holders in one transaction or a series of related transactions or (ii) the Company or FIP consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into the Company or FIP in one transaction or a series of related transactions; provided that this clause (ii) shall not apply to any consolidation, amalgamation or merger of the Company or FIP with another Person in which (x) immediately after the consummation thereof Person(s) beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, voting securities representing more than fifty percent (50.0%) of the total voting power of the outstanding voting securities of the Company or FIP as applicable immediately prior to such consummation continues to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly (based solely on the conversion or retention of the Equity Securities in FIP owned by such Person), voting securities representing more than fifty percent (50.0%) of the total voting power of the outstanding voting securities of the Company, FIP or the applicable surviving or transferee Person, as applicable, or (y) immediately after the consummation thereof, (I) in any consolidation, amalgamation or merger involving the Company, one or more Permitted Holders, directly or indirectly, beneficially own voting securities representing more than fifty percent (50.0%) of the total voting power of the outstanding voting securities of the Company as the constituent party, or the applicable surviving or transferee person, or (II) in any consolidation, amalgamation or merger involving FIP as the constituent party, one or more Permitted Holders, directly or indirectly, beneficially own voting securities representing more than fifty percent (50.0%) of the total voting power of the outstanding voting securities of the FIP, or the applicable surviving or transferee person;

(c)        FIP consummates a merger, consolidation, share exchange, statutory conversion, recapitalization, reorganization, or other business combination (including, without limitation, a transaction effected through a subsidiary or the formation of a newly created subsidiary or “merger sub”) pursuant to which (i) the outstanding shares of capital stock of the acquired entity are, directly or indirectly, exchanged for or converted into shares of capital stock of FIP or any parent entity thereof that directly or indirectly owns more than fifty percent (50.0%) of the outstanding voting securities of FIP, and (ii) immediately after such transaction the former equity holders of the acquired entity, acting together, own beneficially or of record, or otherwise have the power to vote or direct the voting of, securities representing more than fifty percent (50.0%) of the total combined voting power of FIP (or of any parent entity that directly or indirectly owns more than fifty percent (50.0%) of the outstanding voting securities of FIP); or

(d)        termination, expiration or replacement of the Management Agreement; provided that, it will not be considered a Change of Control if (i) the Management Agreement is replaced by a new agreement pursuant to which Fortress or one or more of its controlled Affiliates is the “manager” or (ii) occurring pursuant to an Internalization.

For the purposes of this definition, if FIP is a direct or indirect Subsidiary of any Person then references to FIP shall also be deemed to include the ultimate parent of FIP that directly or indirectly owns more than fifty percent (50.0%) of the outstanding voting securities of FIP.

“Chosen Courts” shall have the meaning set forth in Section 12.9.

“Code” means the United States Internal Revenue Code of 1986.

“Common Majority in Interest” means the holders of a majority of the Common Units, voting together as a single class.

“Common Percentage Interest” means, with respect to any Unitholder holding Common Units at any time (or Persons holding Series A Warrants), the percentage of issued and outstanding Common Units held by such Unitholder at such time (calculated on a fully diluted basis assuming the full exercise of the Series A Warrant).

“Common Unit” means a Unit representing a fractional part of the Unitholders’ interests in the Profits, Losses and Distributions and, to the extent the holder thereof has been admitted as a Member, having the other rights and obligations specified with respect to Common Units in this Agreement.

“Company” means FIP RR Holdings LLC, a Delaware limited liability company, and where the context otherwise requires, any successor entity described in Section 12.6.

“Company Income Amount” shall have the meaning set forth in Section 3.1(g).

“Company Mandatory Redemption Event” means (A) Sale of the Company, (B) Drag-Along Sale, (C) STB Failure, (D) any IPO, (E) any SPAC, (F) any Direct Listing, (G) Bankruptcy Event, or (H) Change of Control.

“Company Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704‑2(d).

“Confidential Information” shall have the meaning set forth in Section 5.4.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)          to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Controlling Unitholders” means one or more Unitholders representing more than a majority of the Common Units.

“Corporate Member” means a Blocker that at all times since its formation through the closing of the relevant transaction in which the Corporate Member’s equity is sold or Transferred pursuant to Section 2.3(f) (i) has never owned and will not own, directly and indirectly, assets other than equity or indebtedness interests in the Company and cash, (ii) has never had and will not have indebtedness (other than shareholder debt, which shall be capitalized in connection with any such transaction) or liabilities (other than those directly arising from the ownership of the interests in the Company), and (iii) has never had and will not have any employees.

“Court of Chancery” shall have the meaning set forth in Section 12.9.

“Delaware Federal Court” shall have the meaning set forth in Section 12.9.

“Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of lease discounts and premiums and lease incentives, but excluding any items which are classified as Interest Expense in accordance with GAAP, of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Direct Listing” shall mean the initial listing of the Equity Securities of the Company, a Subsidiary of the Company or a successor entity by means of a registration statement on Form S-1, Form 10 under the Exchange Act or otherwise under the Securities Act (or, in each case, any successor registration form under the Securities Act or the Exchange Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers the Equity Securities of the Company, the Subsidiary of the Company or a successor entity.
“disposition” shall have the meaning set forth in the definition of “Asset Sale.”

“Dispute Notice” shall have the meaning set forth in Section 2.5(b)

“Distribution” means each distribution made by the Company to a Unitholder with respect to such Person’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution, dividend or otherwise; provided that Distributions shall not include any redemptions, repurchases, recapitalizations or exchanges of Units or other securities of the Company (in each case, whether resulting from the conversion of the Company from a limited liability company to a corporation or another type of entity), any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

“Drag-Along Notice” shall have the meaning set forth in Section 9.4(a).

“Drag-Along Percentage” shall have the meaning set forth in Section 9.4(a).

“Drag-Along Right” shall have the meaning set forth in Section 9.4(a).

“Drag-Along Sale” shall have the meaning set forth in Section 9.4(a).

“Drag-Along Sale Date” shall have the meaning set forth in Section 9.4(a).

“Dragged Sellers” shall have the meaning set forth in Section 9.4(a).

“EBITDA” means, with respect to any Person for any period, the Net Income of such Person for such period, plus (without duplication):

(a)          provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Net Income; plus

(b)         Interest Expense of such Person for such period to the extent the same was deducted in calculating such Net Income, including any noncash interest charges calculated in accordance with GAAP; plus

(c)          Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Net Income; plus

(d)          any unrealized net loss (or minus any unrealized gain) resulting from Hedging Obligations; plus

(e)          any other non-cash charges reducing Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; minus

(f)          non-cash items increasing Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; minus

(g)           any gain (or plus any loss) related to the disposition of assets; minus

(h)          any realized gain (or plus any realized loss) but excluding for purposes of this clause (h), any realized cash gain or realized cash loss from Hedging Obligations that are settled in the ordinary course of business when due in accordance with the terms of such Hedging Obligations.

“Effective Date” shall have the meaning set forth in the preamble.

“Equity Agreement” shall have the meaning set forth in Section 2.2(b).

“Equity Awards” shall have the meaning set forth in Section 2.4.

“Equity Securities” means (a) any Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the Board in accordance with and subject to the terms hereof, including rights, powers or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and including any profits interests), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, (c) warrants, options, or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests or (d) any other agreement, arrangements or understandings that derives its value from any of the foregoing. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” shall have the meaning set forth in Section 2.5(b)(iv).

“Event of Noncompliance” shall have occurred if:

(1)         failure by the Company to redeem all units of Series A Preferred Units at the time of a Mandatory Redemption Event for the Series A Preferred Redemption Price and corresponding Series A Warrants and/or Series A Warrant Units in accordance with Section 2.3(c) and Section 2.5 (including if such failure is a result of the Company being prohibited by law from consummating a Mandatory Redemption Event);

(2)          failure by the Company for any reason (including because payment of any dividend or distribution is prohibited by law) to pay Series A Preferred Distributions in full in cash, for any twelve (12) Series A Preferred Distribution Periods (whether or not consecutive), when required to do so in accordance with this Agreement;

(3)          any Series A Preferred Units remain issued and outstanding on the ninth (9th) anniversary of the date hereof;

(4)          any failure to comply with Section 2.3(b) or Section 3.1 in a manner adverse to any Unitholder holding Series A Preferred Units;

(5)          any action or purported action of the Company in violation of the Company’s obligations, covenants or agreements contained in Section 2.3(e) or Section 4.12;

(6)          any breach of any material term of this Agreement; and

(7)          the occurrence of a Bankruptcy Event;

provided; that, solely for purposes of Section 2.11, (i) in the case of (A) clause (2), (B) the failure to comply with Section 3.1 pursuant to clause (4) and (C) clause (5), such failure or default has occurred and is continuing for more than thirty (30) calendar days, and (ii) in the case of clause (6), such failure or default has occurred and is continuing for more than thirty (30) calendar days after receipt of written notice given to the Company by the Series A Preferred Majority in Interest notifying the Company of such failure or default, provided that, in each of the foregoing cases, such cure period will only apply if such failure or default is capable of being cured.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Notice” shall have the meaning set forth in Section 2.10(b).

“Fair Market Value” shall have the meaning set forth in Section 7.3(a).

“Financing Lease” means, as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP that has been entered into in the ordinary course of business consistent with past practice of such Person; provided, that Sale/Leaseback Transactions shall not constitute a Financing Lease.

“Final Determination” shall have the meaning set forth in Section 3.4(g).

“FIP” shall have the meaning set forth in the preamble.

“FIP Unitholders” means any Unitholder owned directly or indirectly by FIP.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.3.

“Fortress” means Fortress Investment Group LLC, a Delaware limited liability company.

“Fortress Investment Group” means (a) Fortress and its controlled Affiliates or (b) any investment fund or similar fund managed, sponsored or advised (directly or indirectly) by Fortress or any of its controlled Affiliates; provided that the definition of “Fortress Investment Group” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).

“Fundamental Breach” means any of the following events:

(1)   the Company’s breach of Section 2.3(b) or Section 2.3(c);

(2)   the Company’s material breach of Section 2.3(e); and

(3)   the Company making any Distributions pursuant to Section 3.1 prior to the Series A Preferred Distribution (other than Tax Distributions and, prior to the five (5) year anniversary of the Effective Date, Permitted Debt Service Distributions permitted thereby) or not otherwise in accordance with the terms thereof Section 3.1;

provided; that, in the case of clause (2) and clause (3), such breach has occurred and is continuing for more than thirty (30) calendar days; provided that, in each of the foregoing cases, such cure period will only apply if such breach is capable of being cured.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable (as determined in good faith by the Company) indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Effective Date.

“Governmental Entity” means the United States of America or any other nation, any state, territorial, local, municipality or other political subdivision thereof, or any entity, body, agency, tribunal, quasi-governmental entity, judicial or arbitral body, board, bureau, agency or instrumentality, commission or court, whether domestic, foreign or multinational, exercising, executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any executive official thereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate, inflation or commodity swap agreements, currency exchange, interest rate, inflation or commodity cap agreements and currency exchange, interest rate, inflation or commodity collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, inflation or commodity prices.

“Incur” means issue, create, assume, Guarantee, incur, suffer to exist, or otherwise become liable for; provided, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; provided further, that (a) the obligation to pay a customary premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption or repurchase or the making of a mandatory offer to prepay, purchase or redeem such Indebtedness; (b) the reclassification of any outstanding Equity Securities as Indebtedness due to a change in accounting principles after the date of this Agreement so long as such Equity Securities was issued prior to, and not in contemplation of, such accounting change; and (c) the reclassification of any operating lease as a Financing Lease as a result of changes in GAAP after the date of this Agreement, in each case, shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication, (I) (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six (6) months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case, incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable (or, if such payment is contested in good faith, within 60 days after the final determination thereof), and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other underperformed obligations of the seller until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable (or, if such payment is contested in good faith, within 60 days after the final determination thereof)), (f) all Financing Leases of such Person, (g) Hedging Obligations, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances, or (j) all Sale/Leaseback Transactions; if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (II) to the extent not otherwise included, all Guarantees by such Person of Indebtedness of others; and (III) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business if the primary obligor is a wholly owned Subsidiary of the Company, (2) reimbursement obligations under commercial letters of credit (provided, that unreimbursed amounts under letters of credit shall be counted as Indebtedness on or after three Business Days after such amount is drawn), (3) unsecured intercompany liabilities arising from cash management, tax and accounting operations made in the ordinary course of business solely among the Company and its Subsidiaries and (4) unsecured intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of term) and made in the ordinary course of business solely among the Company and its Subsidiaries.

“Indemnitee” means each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative, or any appeal in such action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that such Person, or a Person of whom such Person is the legal representative, is or was an Officer, Manager, Independent Manager, the FIP Unitholders (other than in a proceeding with respect to the Unitholders’ holding Series A Preferred Units rights and/or remedies hereunder brought by or on behalf of the Unitholders holding Series A Preferred Units), Series A Preferred Unitholder or Series A Warrant Holder, or, while an Officer or Manager, is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

“Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Citadel SPV LLC, Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Series A Preferred Majority in Interest in each case that is not an Affiliate of the Company and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)           a member, partner, equityholder, manager, director, officer or employee of the Company, a Member, or any of their respective equityholders or Affiliates (other than as an independent manager or independent director of the Company or an Affiliate of the Company (other than any special purpose bankruptcy remote entity) that is not in the direct chain of ownership of the Company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that (i) such Independent Manager is employed by a company that routinely provides professional independent managers or independent directors in the ordinary course of its business) and (ii) such Independent Manager may also serve as an independent manager or independent director of RR Holding Company or any Subsidiary thereof;

(ii)         a creditor, supplier or service provider (including provider of professional services) to the Company, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to the Company or any of its equityholders or Affiliates in the ordinary course of its business);

(iii)         a family member of any such Member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)         a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager (or independent manager or director of a “special purpose entity” which is an Affiliate of the Company) shall be qualified to serve as an Independent Manager of the Company, provided that the fees that such individual earns from serving as Independent Manager (or independent manager or director of any Affiliate of the Company) in any given year constitute in the aggregate less than five percent (5.0%) of such individual’s annual income for that year.

“Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) interest expense of such Person for such period, to the extent such expense was deducted in computing Net Income (including (i) amortization of original issue discount resulting from the issuance of indebtedness at less than par, (ii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of or hedge ineffectiveness expenses of Hedging Obligations or other derivative instruments pursuant to Accounting Standard Codification Topic 815, “Accounting for Derivative Instruments and Hedging Activities”), and (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit; and excluding (i) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination prior to the Effective Date of Hedging Obligations, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and any expensing of other financing fees (including any expense resulting from bridge, commitment and other financing fees), (iii) amortization of fair value debt discounts and (iv) any expense resulting from the application of debt modification accounting or, if applicable, purchase accounting in connection with any acquisition), and (b) capitalized interest of such Person for such period, whether paid or accrued, less interest income for such period.

“Internalization” means, the internalization of management occurring in connection with the termination of the Management Agreement and, immediately after such termination, (i) (A) a majority of the employees of Fortress providing services to FIP, and (B) the Chief Executive Officer and the Chief Financial Officer of FIP that, in each case, served in such roles prior to such termination, (ii) become (A) employees of FIP or any of its Subsidiaries, in the case of clause (i)(A) and (B) remain the Chief Executive Officer or Chief Financial Officer of FIP, in the case of clause (i)(B), (iii) continue to serve in substantially similar roles following the internalization, (iv) spend substantially all of their professional time providing services to FIP and its Subsidiaries, (v) such internalization does not materially increase the liabilities or obligations of the Company and its Subsidiaries and (vi) management of the Company and its Subsidiaries will continue to have access to assets used in the management of FIP sufficient to ensure there is not, and there is not a reasonable likelihood of, interference or disruption in any material respect.

“Investment” means, with respect to any Person, all investments by such Person in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, moving and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Securities or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

“Investment Amount” shall have the meaning set forth in the recitals.

“IPO” shall mean an underwritten initial public offering of Equity Securities of the Company, any holding company of the Company whose primary asset is, directly or indirectly, the equity of the Company or any Subsidiary of the Company (the applicable entity, including any successor entity thereof, the “IPO Entity”) pursuant to a registration statement that has been declared effective under the Securities Act (other than pursuant to a registration statement on Form S-8 or any similar or successor form).

“IPO Entity” shall have the meaning set forth in the definition of “IPO.”

“Issuance Notice” shall have the meaning set forth in Section 2.10(b).

“Junior Units” means Common Units and any other Equity Securities (other than the Series A Preferred Units).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Losses” means items of Company loss and deduction determined in accordance with Section 2.6(b).

“Majority in Interest” means the holders of a majority of the Units, voting or acting together as a single class, subject to (x) when and if the vote of the holders of Series A Preferred Units are entitled to vote as a separate class or group pursuant to the terms of this Agreement and (y) Section 2.11(f).

“Management Agreement” means that certain Management Agreement, dated as of July 31, 2022, by and between FIP and FIG LLC, as may be amended, modified or replaced from time to time.

“Manager” means a Manager serving on the Board at any given time (including, for the avoidance of doubt, the Independent Manager), who, for purposes of the Act, will be deemed a “manager” (as defined in the Act), but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

“Manager Group” means (a) Fortress and any of its directors, officers or employees, (b) (i) any Affiliate of Fortress and any director or officer of such Affiliate and (ii) any director, officer or employee of a Subsidiary of Fortress (provided that this clause (b)(ii) shall not include any portfolio companies of any investment funds directly or indirectly managed by Fortress or an Affiliate of Fortress or any Subsidiaries of any such portfolio companies), and (c) for so long as Mubadala, directly or indirectly, holds or controls at least five percent (5.0%) of the economic rights of Fortress, (i) Mubadala and any of their executive officers or directors and (ii) any director or officer of a Subsidiary of Mubadala (provided that the identities of such individuals are known to the directors, managers, or officers of the Company or FIP and the FIP employees providing services to the Company or are individuals providing services under the Management Agreement to the extent involved in an underlying transaction in which this definition is implicated). Notwithstanding the foregoing, the “Manager Group” shall include, as of the applicable time of determination, any portfolio companies of any investment funds directly or indirectly managed by Fortress or an Affiliate of Fortress; provided that the identities of such individuals are known to the directors, managers, or officers of the Company or FIP and the FIP employees providing services to the Company or are individuals providing services under the Management Agreement to the extent involved in an underlying transaction in which this definition is implicated.

“Mandatory Redemption Event” shall have the meaning set forth in Section 2.3(c)(i).

“Mandatory Redemption Notice” shall have the meaning set forth in Section 2.3(c)(iii).

“Mandatory Redemption Time” shall have the meaning set forth in Section 2.3(c)(ii).

“Material Action” means to (i) file a voluntary bankruptcy petition or file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal or state law relating to bankruptcy naming the Company as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Company or otherwise seek with respect to such entity relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Company or all or any portion of any of its properties; (iii) make or consent to any assignment for the benefit of the Company's creditors; (iv) admit in writing the inability of the Company to pay its debts generally as they become due; (v) consent to substantive consolidation with any owner of Equity Securities of the Company or any Affiliate of such owner (or any member of the Manager Group) of Equity Securities (other than any special purpose bankruptcy remote entity); (vi) sell, exchange, lease or otherwise transfer all or substantially all of the assets of the Company or consolidate or merge the Company with or into another Person whether by means of a single transaction or a series of related transactions; (vii) amend this Agreement or the Certificate of Formation (except as required by law), except for amendments to such documents in circumstances where the consent of the Independent Manager is not required pursuant to Section 4.12(b) or (viii) to the fullest extent permitted by law, dissolve, liquidate or wind up the Company or approve of any proposal relating thereto.

“Member” means each of the Persons listed on the signature pages hereto as Members and each Person that is admitted to the Company as a Member pursuant to Article X, in each case so long as such Person continuously holds any Units. Each Unitholder as of the Effective Date is a Member.

“Minimum EBITDA Failure” shall have the meaning set forth in Section 3.1(b)(ii).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity distributions; provided, that (a) any net after-tax gain (loss) arising from changes in the fair value of derivatives shall be excluded, (b) any net after-tax effect of non-cash compensation expense recorded from grants of stock appreciation rights, stock options or other rights to officers, directors or employees shall be excluded and (c) any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded.

“Net Loss” means, with respect to a Fiscal Year, the excess, if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Losses and Profits specially allocated pursuant to Section 3.3).

“Net Proceeds” means an amount equal to the aggregate cash and Cash Equivalent proceeds received by the Company or any Subsidiary in respect of any Asset Sale, net (without duplication of any amounts reducing such proceeds) of the Company and/or its Subsidiaries’ direct costs arising from such Asset Sale, including legal, accounting and investment banking fees, and brokerage and sales commissions, payments made in order to obtain necessary consents required by agreement or by applicable law, any relocation expenses incurred as a result thereof, and other reasonable out-of-pocket fees and expenses, including title and recordation expenses payable to unaffiliated third parties, amounts required to be applied to the repayment of principal, premium, if any, and interest on any Indebtedness permitted under this Agreement and secured by a Lien required to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that upon any such amounts being released from any such reserve, such amounts shall constitute Net Proceeds.

“Net Profit” means, with respect to a Fiscal Year, the excess, if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 3.3).

“New Securities” shall have the meaning set forth in Section 2.10(a).

“Notice” shall have the meaning set forth in Section 8.7(a).

“Noncompensatory Option Regulations” shall have the meaning set forth in Section 3.7(a).

“Offeree” shall have the meaning set forth in Section 2.10(a).

“Officer” means an individual designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 4.7, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

“Optional Redemption Notice” shall have the meaning set forth in Section 2.3(a).

“Original Agreement” shall have the meaning set forth in the recitals.

“Other Business” shall have the meaning set forth in Section 5.7(a).

“Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or the Treasury Regulations or other authoritative guidance promulgated thereunder.
“Partnership Representative” means the “partnership representative” as such term is defined in Section 6223(a) of the Code.

“Percy” shall have the meaning set forth in the recitals.

“Permanent Debt Financing” means any indebtedness incurred by FIP from an unaffiliated third party, the net proceeds of which are used to refinance, repay, replace, prepay, retire, extinguish or refund the obligations under the Bridge Facility and, solely for purposes of Section 3.1(b) (and, for the avoidance of doubt, not in the case of clause (ii) of Section 3(a) of the Warrant Agreement or Section 3.1(a) under this Agreement), any subsequent indebtedness incurred by FIP from an unaffiliated third party, the net proceeds of which are used to used to refinance, repay, replace, prepay, retire, extinguish or refund the obligations thereof. For the avoidance of doubt, if all outstanding borrowings under the Bridge Facility are repaid other than primarily with proceeds from indebtedness, Permanent Debt Financing shall mean the Bridge Facility.

“Permitted Affiliate Transaction” means, the following transactions (in each case, entered into in the ordinary course of business):

(1)        transactions between or among the Company and/or any of its wholly owned Subsidiaries and/or any entity that becomes a wholly owned Subsidiary as a result of such transaction;

(2)         payment of reasonable and customary fees and reasonable out-of-pocket costs and compensation (including salaries, bonuses and equity) paid to, and reimbursement of expenses and indemnities provided on behalf of, officers, directors, managers or employees of the Company or any Subsidiary of the Company, in each case, that primarily provide services to the Company and are not affiliated or associated with FIP or the Manager Group (other than by virtue of their relationship with the Company and its Subsidiaries);

(3)        payments or loans (or cancellation of loans) to employees of the Company or any Subsidiary of the Company that primarily provide services to the Company and are not affiliated or associated with FIP or the Manager Group (other than by virtue of their relationship with the Company and its Subsidiaries) which are approved by the Board or governing body of the applicable Subsidiary of the Company in good faith;

(4)          the agreements of the Company or any of its Subsidiaries as in effect as of the Effective Date that are listed on Schedule A hereto, each of which has been provided and disclosed to the Ares Members prior to the Effective Date, or any amendment thereto (so long as any such amendment, taken as a whole, is no less favorable in any material respect to the Company and is Subsidiaries than the agreement in effect on the Effective Date (as determined by the Company in good faith));

(5)         transactions or payments to any employee of the Company and its Subsidiaries pursuant to any compensation (including bonuses) or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in good faith; and

(6)        solely if any of the following are members of the Manager Group, an Affiliate of the Company or any other Related Party of the Company, transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (and not, for the avoidance of doubt, financing sources or potential advisors financial, management or otherwise), in each case in the ordinary course of business, provided that such transaction is entered into upon terms and conditions that are commercially reasonable and substantially similar to those that could be obtained on an arm’s length basis with unrelated third parties.

“Permitted Asset Sale” means any disposition of property or assets with an aggregate Fair Market Value of less than $10,000,000 in the aggregate with all other dispositions of property or assets during such calendar year, provided such disposition is occurring in compliance with the other terms and conditions of this Agreement.

“Permitted Debt Service Distributions” means a cash Distribution made prior to the fifth (5th) anniversary of the Effective Date on each Common Unit, in an amount that would provide the FIP Unitholders with an amount of cash equal to the sum of the amount needed by FIP to pay the cash interest payable on a maximum of $1,400,000,000 of aggregate principal amount of outstanding obligations under the Permanent Debt Financing due and owing within five (5) Business Days of such Distribution, assuming that all holders of Common Units (other than Series A Warrant Units) are FIP Unitholders. Notwithstanding the foregoing, for purposes of determining the Permitted Debt Service Distributions, all holders of Common Units other than the holders of a Series A Warrant Unit shall be deemed to be FIP Unitholders. For illustrative purposes, (1) if (x) the FIP Unitholders transferred twenty percent (20%) of the Common Units to a third party, (y) none of the Series A Warrants have been exercised and (z) there is a cash interest payment of $40,000,000 due and owing under the Permanent Debt Financing, then an aggregate amount of $40,000,000 shall be distributed with respect to the Common Units (and not $50,000,000 such that the remaining eighty percent (80%) of Common Units actually held by FIP Unitholders receive $40,000,000); and (2) if (x) the FIP Unitholders transferred ten percent (10%) of the Common Units to a third party, (y) all of the Series A Warrants were exercised such that the Series A Warrant Holders hold twenty percent (20%) of the issued and outstanding Common Units and (z) there is a cash interest payment of $12,000,000 due and owing under the Permanent Debt Financing then an aggregate amount of $15,000,000 shall be distributed with respect to the Common Units, such that the Series A Warrant Holders receive $3,000,000 and the remaining $12,000,000 will be distributed pro rata among the FIP Unitholders and the third-party Transferee based on their respective ownership percentage of such Common Units (and not $17,142,857.14 such that the remaining seventy percent (70%) of Common Units actually held by FIP Unitholders receive $12,000,000).

“Permitted Holders” means, collectively, (i) FIP and its controlled Affiliates, and (ii) Fortress Investment Group.

“Permitted Indebtedness” means:

(1)         Indebtedness Incurred by the Company or any of its Subsidiaries for working capital purposes (it being agreed and understood that “working capital purposes” does not include Sale/Leaseback Transactions); provided, however, that after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $50,000,000;

(2)          Financing Leases or Indebtedness Incurred by the Company or any of its Subsidiaries in connection with a Sale/Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries; provided, however, that after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $50,000,000;

(3)         unsecured intercompany loans, advances or Indebtedness of a wholly owned Subsidiary of the Company solely to another wholly owned Subsidiary of the Company for a bona fide business purpose; provided that such Indebtedness shall not be used for any Distributions on Common Units, other than for Tax Distributions and Permitted Debt Service Distributions; provided further that any subsequent transfer of any such Indebtedness (except to another Subsidiary of the Company) shall be deemed in each case to be an Incurrence of such Indebtedness not permitted by this clause (3);

(4)        Indebtedness of the Company or any of its Subsidiaries consisting of financing of insurance premiums in the ordinary course of business;

(5)          Indebtedness of the Company or any of its Subsidiaries undertaken in connection with cash management and related activities including netting services, automatic clearing house arrangements, employees’ credit or purchase cards, and similar arrangements with respect to the Company or any of its Subsidiaries in the ordinary course of business; provided, however, that after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (5) does not exceed $6,000,000 in any calendar year;

(6)          Indebtedness of the Target with an aggregate principal amount of $49,807,323.51, loaned to the Target by the Company on or about the date hereof, in respect of the pay off and full satisfaction of amounts owing under the agreements listed on Schedule B hereto; and

(7)        the Guarantee by the Company or of its wholly owned Subsidiaries of Indebtedness of the Company or any its wholly owned Subsidiaries that was permitted to be Incurred pursuant to Section 2.3(e)(i)(x).

“Permitted Liens” means:

(1)        Liens with respect to Indebtedness permitted to be incurred pursuant to Section 2.3(e)(i)(x) in reliance on clauses (1) or (2) of the definition of “Permitted Indebtedness”;

(2)        Liens incurred in the ordinary course of business consistent with past practice and not in connection with the incurrence of Indebtedness; and

(3)          Liens on assets or property at the time the Company or any Subsidiary of the Company acquired such assets or property after the date of this Agreement (in each case, in accordance with the terms hereof), including any acquisition by means of a consolidation, amalgamation or merger with or into the Company or any Subsidiary of the Company; provided that (x) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary of the Company and (y) such Liens shall not secure any Indebtedness other than Permitted Indebtedness; provided, further, that such Liens may not extend to any other property owned by the Company or any Subsidiary of the Company; and provided, further, that with respect to the indirect control of Wheeling & Lake Erie Railway Company and Akron Barberton Cluster Railway Company by the Company, this clause (3) shall permit any Liens existing on the Effective Date that are listed on Schedule C hereto (which such Liens have been released, but not recorded).

“Permitted Payments” means:

(1)         the declarations and payments of Distributions on Common Units, permitted pursuant to Section 3.1 solely in cash from the Effective Date through (but not including) the fifth (5th) anniversary of the Effective Date;

(2)          the payments of Tax Distributions permitted pursuant to Section 3.1;

(3)        (a) the redemption of any Series A Preferred Units or (b) the repurchase of any Series A Warrants or Series A Warrant Units, in each case, in accordance with Section 2.3 and Section 2.5, as applicable;

(4)        other than while a Minimum EBITDA Failure exists, cash distributions to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Securities of the Company held by any future, present or former employees or unaffiliated consultants, in each case, that primarily provide services to the Company and are not affiliated or associated with FIP or the Manager Group (other than by virtue of their relationship with the Company and its Subsidiaries) (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any management equity plan or option plan or any other management or employee benefit plan or other agreement or arrangement or any subscription or shareholder agreement; provided that the aggregate Restricted Payments made under this clause (4) may not exceed in any calendar year $100,000 (the “Permitted Management Redemption”);

(5)         (A) repurchases of Equity Securities deemed to occur upon exercise of Equity Awards if such Equity Securities represent a portion of the exercise price of such Equity Awards and repurchases of Equity Securities or options to purchase Equity Securities in connection with the exercise of such Equity Awards to the extent necessary to pay applicable withholding taxes, and (B) payment of dividend equivalents pursuant to grants of Equity Securities to employees, managers and directors of the Company or any of its Subsidiaries under the Company’s equity incentive plans implemented in accordance with this Agreement as and when paid; and

(6)        Restricted Payments by the Company or any Subsidiary of the Company to allow the payments of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exercise of Equity Securities of any such Person; provided that the aggregate Restricted Payments made under this clause (6) may not exceed in any calendar year $10,000.

“Permitted Transfer” shall have the meaning set forth in Section 9.2.

“Permitted Transferee” means (a) as it applies to the FIP Unitholders (and any Permitted Transferee of the FIP Unitholders), means Permitted Holders; (b) as it applies to Unitholders holding Series A Preferred Units, Series A Warrants or Series A Warrant Units, any Affiliate of such Unitholder, and (c) as it applies to any Ares Group Member, any other Ares Group Member and (d) as it applies to any holder of Equity Awards, any spouse, child or grandchild or other family member of the holder of such Equity Awards to a trust or partnership for the benefit of any of the foregoing, including Transfers by will or the laws of descent and distribution; provided, however, that, notwithstanding the foregoing, no Prohibited Transferee shall be a Permitted Transferee.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Profits” means items of Company income and gain determined in accordance with Section 2.6(b).

“Prohibited Transferee” means, as reasonably determined by the Board, a Person with respect to whom, or to whose Affiliate, any of the following is applicable: (i) such Person or Affiliate has ever been convicted of, or is under indictment for, a felony or any crime of moral turpitude or indicative of lack of business integrity, or that is an organized crime figure or reputed organized crime figure, (ii) such Person or Affiliate has a chief executive officer, chief operating officer, chief financial officer, president, vice president or chairman of the board who has ever been convicted of, or is under indictment for, a felony or any crime of moral turpitude or indicative of lack of business integrity, or that is an organized crime figure or reputed organized crime figure, (iii) such Person or Affiliate is generally considered by its industry peers as disreputable, (iv) the integrity of such Person’s or Affiliate’s business practices is publicly in question, (v) any action or proceeding is pending against such Person or Affiliate to enforce rights of the United States or any State thereof or any non-United States government, or any subdivision, agency, department, public authority or public benefit corporation of any of the foregoing, which action or proceeding is based on allegations of fraud or misrepresentation, matters of moral turpitude or which are indicative of lack of business integrity, or that bear negatively on whether such Person can perform its obligations under this Agreement, (vi) such Person would cause the Company to be in violation of any applicable anti-money laundering or other similar laws, regulations, requirements (whether or not with the force of law) or regulatory policies or (vii) such Person is subject to any Sanction or on any specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department.

“Qualified Exchange” means the New York Stock Exchange, the Nasdaq Stock Market or such other internationally recognized stock exchange, as approved by the Board.

“Qualified IPO” means the consummation of (a) an IPO or Direct Listing, in each case, on a Qualified Exchange and which results in aggregate gross proceeds equal to or exceeding $100,000,000 (prior to underwriting discounts and commissions and fees and expenses), or (b) a SPAC, immediately following the consummation of which Equity Securities of the SPAC or its successor entity are listed on a Qualified Exchange, which results in such IPO Entity or its publicly traded parent company and/or the applicable equity holders receiving at least $100,000,000 of cash proceeds in connection with the closing of the merger or other business combination (whether from the trust account of a special purpose acquisition company, through a private placement of equity, equity linked securities or otherwise).

“Registration Rights Investors” shall have the meaning set forth in Section 9.9.

“Regulatory Allocations” shall have the meaning set forth in Section 3.3(d).

“Related Party” means, (i) any current officer or Manager of the Company and any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the foregoing individuals, (ii) any Person who is known to the Officers or any Manager that is an employee or service provider of the Company or any Subsidiary thereof to be the beneficial owner of more than five percent (5.0%) of any class of the Company’s voting securities and any Subsidiary of any such five percent (5.0%) beneficial owner, and (iii) any current director of any Subsidiary of the Company or any officer with general signatory authority for such Subsidiary.

“Reorganization” shall have the meaning set forth in the recitals.

“Requisite Ownership Threshold” means a number of common Equity Securities equal to or greater than two percent (2.0%) of the common Equity Securities of the IPO Entity issued and outstanding immediately after the consummation of a Qualified IPO.

“Restricted Payments” shall have the meaning set forth in Section 2.3(e)(xii).

“RR Holding Company” means FIP RR Holding Company LLC, a Delaware limited liability company and the direct parent of the Company.

“R&W Insurance Policy” means that buy-side representation and warranty insurance policy and binder related to the Wheeling SPA (including any excess policies and related binders).

“Safe Harbor” shall have the meaning set forth in Section 8.7(a).

“Sale Committee” shall have the meaning set forth in Section 2.3(d).

“Sale Demand” shall have the meaning set forth in Section 2.3(d).

“Sale/Leaseback Transaction” means an arrangement relating to the direct or indirect sale, conveyance, transfer or other disposition, whether in a single transaction or series of related transactions, of property or assets owned by the Company or a Subsidiary of the Company on the Effective Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such property or assets to a Person that is not a member of the Manager Group and the Company or a Subsidiary of the Company leases such property or assets from such Person or its Affiliates (that is not a member of the Manager Group).

“Sale of the Company” means any transaction or series of transactions pursuant to which a Person or group of Persons in the aggregate acquire(s) (a) Equity Securities possessing the voting power (other than voting rights accruing only as a result of an Event of Noncompliance) to elect a majority of the Company’s Board (whether by merger, consolidation, reorganization, combination, division, sale or transfer of Equity Securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis (measured by Fair Market Value), whether by sale, lease, transfer, exclusive license or other disposition; provided that, for the avoidance of doubt, an IPO, SPAC (if elected by the Series A Preferred Majority in Interest) or Direct Listing shall not constitute a Sale of the Company.

“Sale Process” shall have the meaning set forth in Section 2.3(d).

“Sale Transaction” shall have the meaning set forth in Section 2.3(d).

“Sanction” means any sanction administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Treasury Department), United Nations Security Council, European Union, His Majesty’s Treasury or other sanctions authority.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Series A Designee” shall have the meaning set forth in Section 4.2(a).

“Series A Preferred Compounded Distributions” shall have the meaning set forth in Section 3.1(d).

“Series A Preferred Distribution” means any Distributions made to Unitholders holding Series A Preferred Units in respect of such Series A Preferred Units.

“Series A Preferred Distribution Payment Date” means the last day of each calendar month following the Effective Date (or, if such date is not a Business Day, the immediately succeeding Business Day).

 “Series A Preferred Distribution Period” means the period commencing on and including a Series A Preferred Distribution Payment Date that ends on, but does not include, the next Series A Preferred Distribution Payment Date; provided, that the initial Series A Preferred Distribution Period shall commence on and include the Effective Date and end on, but not include, the first Series A Preferred Distribution Payment Date.

“Series A Preferred Distribution Rate” of a Series A Preferred Unit means (i) from the Effective Date until the third (3rd) anniversary of the Effective Date, ten percent (10.0%) per annum, (ii) from the first day following the third (3rd) anniversary of the Effective Date until the sixth (6th) anniversary of the Effective Date, twelve percent (12.0%) per annum and (iii) from the first day following the sixth (6th) anniversary of the Effective Date and thereafter, fourteen percent (14.0%) per annum; provided that (x) if from and after the fifth (5th) anniversary of the Effective Date, the Company has failed to pay any portion of the Series A Preferred Distribution in cash in accordance with the terms hereof, the Series A Preferred Distribution Rate from and after such time (including retroactively for such Series A Preferred Distribution Period and until the first Series A Preferred Distribution Period commencing following such time as a Catch-Up Series A Preferred Distribution Payment with respect to all such amounts has been paid) will accrue and accumulate at the applicable Series A Preferred Distribution Rate plus an additional two percent (2.0%) per annum, and (y) the applicable Series A Preferred Distribution Rate shall be increased by an additional two percent (2.0%) per annum from and after the time of any Event of Noncompliance, until the first Series A Preferred Distribution Period commencing following such time as all Events of Noncompliance have been cured; provided further that more than one concurrent Event of Noncompliance shall only give rise to a single increase of two percent (2.0%) under this clause (y) to the applicable Series A Preferred Distribution Rate.

“Series A Preferred Fee” means $50 per Series A Preferred Unit (adjusted as appropriate in the event of any stock or securities dividend, stock or securities split, stock or securities distribution, recapitalization or combination).

“Series A Preferred Liquidation Value” means, as of the relevant time and with respect to each Series A Preferred Unit, the sum of (a) the Series A Preferred Stated Value of such Series A Preferred Unit as of such date, plus (b) any declared but unpaid Distributions on such Series A Preferred Unit (to the extent not part of the Series A Preferred Stated Value of such Series A Preferred Units as of such time), plus (c) the amount of accumulated and unpaid Distributions on such Series A Preferred Units from the last Series A Preferred Distribution Payment Date to, but not including, such date (to the extent not part of the Series A Preferred Stated Value of such Series A Preferred Unit as of such date).

“Series A Preferred Majority in Interest” means the holders of a majority of the Series A Preferred Units, voting or acting together as a single class.

“Series A Preferred Percentage Interest” means, with respect to any Unitholder holding Series A Preferred Units at any time, the percentage of issued and outstanding Series A Preferred Units held by such Unitholder at such time.

“Series A Preferred Purchase Price” means $1,000 per Series A Preferred Unit (adjusted as appropriate in the event of any stock or securities dividend, stock or securities split, stock or securities distribution, recapitalization or combination).

“Series A Preferred Put Price” shall have the meaning set forth in Section 2.3(d)(i).

“Series A Preferred Redemption Demand” shall have the meaning set forth in Section 2.3(d).

“Series A Preferred Redemption Price” means the total price for each Series A Preferred Unit being redeemed, which shall be an amount per Series A Preferred Unit equal to the greater of (x) the Series A Preferred Liquidation Value of such Series A Preferred Unit and (y) the Base Series A Preferred Return Amount with respect to such Series A Preferred Unit, in each case, calculated as of the applicable redemption date (provided, that for the avoidance of doubt, in the event of any failure of the Company or any Affiliate thereof (other than the Ares Members, but including the Manager Group) to comply with the terms and conditions hereof in respect of any such redemption, the applicable redemption date shall be the date the Series A Preferred Units are actually redeemed and the amounts under such redemption are paid in full).

“Series A Preferred Return on Investment” means, with respect to each applicable Series A Preferred Unit as of any date of determination, an amount equal to the quotient of (a) the sum of (i) the aggregate gross amount of cash Series A Preferred Distributions, actually paid by the Company to a Unitholder in respect of such Series A Preferred Unit as of the date of calculation (adjusted as appropriate in the event of any stock or securities dividend, stock or securities split, stock or securities distribution, recapitalization or combination), and (ii) the aggregate gross amount of cash actually received (or that will be received concurrently, and is actually received, upon consummation of the transaction for which the Series A Preferred Return on Investment is being calculated) in respect of each Series A Warrant and/or Series A Warrant Unit purchased pursuant to Section 2.5 (including upon any sale of such Series A Warrant or Series A Warrant Unit) that, for purposes of this definition, correspond to such Series A Preferred Unit, provided that (A) if any Series A Warrant Holder elects to waive the Company’s obligation to redeem any Series A Warrants and/or Series A Warrant Units pursuant to Section 2.5(g), the price with respect to each Series A Warrant and/or Series A Warrant Unit will be calculated (x) using the same purchase price or the gross issuance price to the public per unit of the common equity issued or sold in an IPO, (y) with respect to a SPAC transaction, calculated on the basis of the implied enterprise value of the combined company as of the closing date of the SPAC transaction and (z) with respect to a Direct Listing, the closing price per Common Unit on the first day of trading and (B) with respect a Sale of the Company, Tag-Along Sale or Drag-Along Sale, the price with respect to each Series A Warrant and/or Series A Warrant Unit will be calculated in accordance with Section 7.3(e), Section 9.3 and Section 9.4, respectively, minus (iii) the exercise price relating to such Equity Security divided by (b) the Series A Preferred Purchase Price for such Series A Preferred Unit; provided further that, to the extent that Ares Management LLC (acting directly, on behalf of, or through any of the Ares Members or their respective Affiliates) exercises its discretion to allocate the specific amount of the Series A Warrants and/or the Series A Warrant Units to be redeemed or sold from each Ares Member pursuant to the terms of this Agreement, the Series A Preferred Return on Investment shall be calculated based on the ultimate beneficial ownership of such Series A Warrant and/or the Series A Warrant Unit being redeemed or sold, and upon written request relating to the exercise of such discretion, Ares Management LLC will promptly provide to the Company the information regarding the ultimate beneficial ownership of the applicable Equity Security among the Ares Members (and not, for the avoidance of doubt, the limited partners of Ares Members).

For purposes of calculating the Series A Preferred Return on Investment as of any date of redemption of the Series A Preferred Units or any portion thereof:

(x)           the Series A Preferred Return on Investment shall not be less than zero; and

(y)         17.25 Series A Warrants (subject to adjustment in accordance with the terms of the Series A Warrants) issued on the Effective Date shall correspond to each Series A Preferred Unit.

“Series A Preferred Stated Value” means, as of the relevant date and with respect to each Series A Preferred Unit, the sum of (a) $1,000 (adjusted as appropriate in the event of any stock or securities dividend, stock or securities split, stock or securities distribution, recapitalization or combination) plus (b) the Series A Preferred Fee plus (c) the aggregate Series A Preferred Compounded Distributions with respect to such Series A Preferred Unit as of such date.

“Series A Preferred Unit” means a Series A Preferred Unit representing a fractional part of the Unitholders’ interests in the Profits, Losses and Distributions and, to the extent the holder thereof has been admitted as a Member, having the other rights and obligations specified with respect to Series A Preferred Units in this Agreement.

“Series A Warrant Holder” means the owner of a Series A Warrant or Series A Warrant Unit as set forth in the Unit Ownership Ledger.

“Series A Warrants” means the warrants to purchase an aggregate of 172,500 Common Units issued on the Effective Date to the Unitholders holding the Series A Preferred Units (as adjusted in accordance with the terms of the Warrant Agreement).

“Series A Warrant Repurchase Notice” shall have the meaning set forth in Section 2.5(b).

“Series A Warrant Repurchase Price” shall have the meaning set forth in Section 2.5(a).

“Series A Warrant Units” means the Common Units that have been issued upon exercise of the Series A Warrants.

“Series A Warrant Units Repurchase Price” shall have the meaning set forth in Section 2.5(a).

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Effective Date or any business that is substantially similar, reasonably related, incidental or ancillary thereto, including for the avoidance of doubt, any business that is generally considered to be an infrastructure business.

“SPAC” means a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of any IPO Entity with or involving a publicly traded “special purpose acquisition company” or its subsidiary.

“STB Approval” means the issuance by the STB of a decision, which decision shall become effective and which decision shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorizing the acquisition of indirect control of Wheeling & Lake Erie Railway Company and Akron Barberton Cluster Railway Company by Buyer (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)) and its affiliates, without the imposition of conditions that Buyer, by written notice to the Trustee (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)), has deemed to be unacceptable, and (B) does not require any change in the consideration paid or to be paid pursuant to the Wheeling SPA or other material provisions thereof, or any change to the certificate of incorporation and bylaws of the Target, or the organizational documents of the Company.

“STB Failure” means (A) (i) the Company or one of its wholly-owned Subsidiaries fails to hold all of the Trust Certificates (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)) at a time when neither the Company nor any of its wholly-owned Subsidiaries owns all of the rights, title and interests in and to all of the Trust Interests (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)), (ii) the STB Approval is not granted, or the Company fails to directly acquire all of the rights, title and interests in and to all of the Trust Interests on or prior to the twelve (12)-month anniversary of this Agreement, or (iii) there occurs an STB Denial (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)), and (B) earlier of (i) the sale to a third party of the outstanding Equity Securities in the Target, and (ii) the date that is the twenty-four (24) month anniversary of the occurrence of any event in clause (A) of this definition.

“Subscription Agreement” shall have the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity (a) of which securities or other ownership interests representing (i) more than fifty percent (50.0%) of the equity or (ii) more than fifty percent (50.0%) of the ordinary voting power or more than fifty percent (50.0%) of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (c) consolidated in the consolidated financial statements of the applicable Person in accordance with GAAP. For purposes hereof and unless otherwise indicated, the term “Subsidiary” refers to a direct or indirect Subsidiary of the Company.

“Substituted Member” shall have the meaning set forth in Section 10.1.

“Tag-Along Allotment” shall have the meaning set forth in Section 9.3(a).

“Tag-Along Notice” shall have the meaning set forth in Section 9.3(c).

“Tag-Along Notice Date” shall have the meaning set forth in Section 9.3(b).

“Tag-Along Right” shall have the meaning set forth in Section 9.3(a).

“Tag-Along Sale” shall have the meaning set forth in Section 9.3(a).

“Tag-Along Sale Notice” shall have the meaning set forth in Section 9.3(b).

“Tagging Seller” shall have the meaning set forth in Section 9.3(a).

“Tagging Unitholder” shall have the meaning set forth in Section 9.3(c).

“Takeover Notice” shall have the meaning set forth in Section 2.3(d).

“Target” shall have the meaning set forth in the recitals.

“Tax Distribution” shall have the meaning set forth in Section 3.1(g).

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.4.

“Transfer” shall have the meaning set forth in Section 9.1. The terms “Transferring” and “Transferred” when used as verbs shall have their correlative meanings.

“Transtar” shall have the meaning set forth in the recitals.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Unit” means a Unitholder’s interest in the Profits, Losses and Distributions representing a fractional part of the aggregate interests of a particular class or series of interests in the Profits, Losses, and Distributions and shall include all classes of Series A Preferred Units and Common Units; provided that each holder of any class or series of Units that is a Member shall have the relative rights, powers, duties, and obligations specified with respect to such class or series of Units in this Agreement.

“Unit Ownership Ledger” shall have the meaning set forth in Section 2.2(a).

“Unitholder” means any owner of one or more Units, including any person admitted to the Company as an Additional Member or Substituted Member. As provided in Section 18-101(7) of the Act, each Unitholder shall be bound by this Agreement, whether or not such Unitholder shall have executed this Agreement or has become a Member.

“Voting Trust Agreement” means that Voting Trust Agreement, dated as of August 25, 2025, by and among Percy and John Giles, as trustee, in the form consistent in all respects with the form attached to the Wheeling SPA at signing.

“Warrant Agreement” means that Warrant Agreement, dated as of August 25, 2025, by and between the Company, each Ares Member and FIP, solely for purposes of Section 7 and Section 14 of the Warrant Agreement.

“Wheeling SPA” shall have the meaning set forth in the recitals.

Section 1.8           Rule of Construction. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(a)         The headings are for convenience only and shall not be given effect in interpreting this Agreement. References herein to any Section or Article shall be to a Section or Article hereof unless otherwise specifically provided.

(b)          References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided.

(c)          The use of the term “pari passu” with respect to the Series A Preferred Units, shall mean pari passu by reference to the Series A Preferred Liquidation Value of such Series A Preferred Unit at the relevant time.

(d)       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)         The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement.

(f)        The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(g)         The word “will” shall be construed to have the same meaning as the word “shall.” With respect to the determination of any period of time, “from” shall mean “from and including.” The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)          The terms “lease” and “license” shall include “sub-lease” and “sub-license,” as applicable.

(i)           All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars.

(j)          When the terms of this Agreement refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Member who makes a request therefor.

(k)        Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 805, 810 or 825 (or any other part of FASB Accounting Standards Codification having a similar result or effect), to value any indebtedness at “fair value.”

(l)          Although the same or similar subject matters may be addressed in different provisions of this Agreement, it is intended that each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).

(m)         The Manager Group shall not constitute an “unaffiliated third party.”

ARTICLE II
CAPITAL STRUCTURE, CONTRIBUTIONS AND ACCOUNTS

Section 2.1           Authorized Units. The total Units that the Company has authority to issue shall be unlimited and shall initially consist of two classes referred to as Common Units and Series A Preferred Units. The Company may issue fractional Units.

Section 2.2            Unit Ownership Ledger; Capital Contributions; Issuance of Units.

(a)         Unit Ownership Ledger; Capital Contributions. The Company shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth (i) the name of each Unitholder, (ii) the Capital Contributions of such Unitholder, and (iii) the number of each class of Units held by each such Unitholder. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a transfer of Units, a cancellation of Units or otherwise) in accordance with this Agreement, the Company shall amend and update the Unit Ownership Ledger. A Substituted Member that acquires Units from another Unitholder in a Transfer permitted by this Agreement shall be deemed to have made the Capital Contributions in respect of such Units that the predecessor Unitholder made or was deemed to have made. Any reference in this Agreement to a Distribution to a Substituted Member shall include any Distributions previously made by or to the former Unitholder on account of the interest of such former Unitholder transferred to such Substituted Member. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be a conclusive record of the Units that have been issued and are outstanding. The Board may in its discretion provide any Unitholder with the Unit Ownership Ledger in summary form and may omit the amount of Capital Contributions made by and Units held by each Unitholder. Each Unitholder named in the Unit Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Company as set forth in the books and records of the Company in exchange for the Units specified in the Unit Ownership Ledger. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time.

(b)        Issuances of Additional Equity Securities. Subject to Section 2.3(e), Section 2.10, and Section 12.5 and the terms and conditions of this Agreement, the Board shall have the right at any time and from time to time to cause the Company to create or issue Equity Securities (including other classes, groups or series thereof having such relative rights, powers, or obligations as may from time to time be established by the Board, including rights, powers, or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities), in which event, (i) all Unitholders holding the same class of Units shall be diluted in an equal manner with respect to such issuance with respect to such same class of Units (it being understood that different classes of Units may be treated differently and, the foregoing shall not limit the application of the antidilution protections in the Warrant Agreement), and (ii) the Board shall have the power to amend this Agreement (including existing provisions and defined terms) and the Unit Ownership Ledger to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable (in its sole discretion) to reflect such additional issuances and the rights, preferences, privileges, limitations, restrictions, obligations and other terms associated therewith (including authorizing an increase in the authorized number of Equity Securities of any class, group or series, amending this Agreement to create and authorize a new class, group or series of Equity Securities and to add the rights, preferences, privileges, limitations, restrictions, obligations and other terms of such new class, group or series of Equity Securities, including economic and governance rights (if any), which may be junior to (or less favorable than), pari passu with, senior to (or more favorable than) or different from the other existing Equity Securities), in each case, in accordance with the terms and conditions of this Agreement (including Sections 2.3, 2.10 and 12.5). In connection with any issuance of Units (whether on or after the Effective Date), the Person who acquires such Units shall execute a joinder (whether in an Equity Agreement or as a separate document) or counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase or grant as are reasonably required by the Board (including such documents, instruments and agreements entered into on or prior to the Effective Date by the Unitholders, each, an “Equity Agreement”). Each Person who acquires Units (other than Series A Warrants Units) after the Effective Date shall, in exchange for such Units, make a Capital Contribution to the Company in an amount to be determined by the Board in its sole discretion (which amount may be zero).

(c)          Certificates. Unless otherwise determined by the Board, all Units issued hereunder shall be uncertificated. The Board, without the consent of any Member, shall have the right to cause the Company to issue certificates representing the issued and outstanding Units, each of which shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FIP RR HOLDINGS LLC, DATED AS OF AUGUST 25, 2025, BY AND AMONG THE MEMBERS AND THE OTHER PARTIES SIGNATORY THERETO (AS MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

(d)          Initial Issuance of Series A Preferred Units. Contemporaneous with its execution of this Agreement, the Unitholders identified on the Unit Ownership Ledger on the Effective Date as Unitholders holding Series A Preferred Units have subscribed for and purchased, pursuant to the terms of the applicable Subscription Agreement, newly issued Series A Preferred Units at the Series A Preferred Purchase Price for an aggregate purchase price of $1,000,000,000, of which the Company has used the proceeds as described in the recitals hereto. As of the Effective Date, immediately following the issuance of such Series A Preferred Units, there are 690,000 Common Units, in the aggregate, and 1,000,000 Series A Preferred Units, in the aggregate, issued and outstanding.

Section 2.3           Series A Preferred Units.

(a)          Redemption at the Company’s Option.

(i)             At any time and from time to time, from and after the Effective Date, to the extent not prohibited by applicable law, the Company may elect to redeem all, or a portion, of the Series A Preferred Units, in cash at a price equal to the Series A Preferred Redemption Price on the terms and subject to the conditions set forth in this Section 2.3; provided that, an election by the Company under this Section 2.3(a) to redeem less than all (as opposed to all) Series A Preferred Units shall be permitted only if the amount of cash distributed in the redemption would not reasonably be expected to either (i) exceed the Unitholder’s aggregate tax basis in its outstanding Series A Preferred Units or (ii) accelerate allocations of Company taxable income to such Unitholder in the year of the applicable redemption (in each case determined without regard to any election by Ares Member for such redemption to be non-pro rata as described in the following sentence). Any partial redemption that is effected pursuant to this Section 2.3(a) shall be made on a pro rata basis among all Unitholders holding Series A Preferred Units in proportion to the number of Series A Preferred Units held by such Unitholders; provided, that, notwithstanding the foregoing, in the case of a partial redemption, Ares Management LLC (acting directly, on behalf of, or through any of the Ares Members or their respective Affiliates) shall have the sole and absolute discretion to allocate the specific amount of the Series A Warrants and/or the Series A Warrant Units to be redeemed from each Ares Member, provided that the ultimate beneficial owner of any Series A Warrant and/or the Series A Warrant Unit being redeemed is the same Person as the corresponding Series A Preferred Unit being redeemed (it being understood and agreed that “allocate” shall refer to the ability to apportion the aggregate amounts thereof among the Ares Member(s) in Ares Management LLC’s sole discretion, subject to the preceding proviso). Subject to the immediately preceding proviso, to the extent the Company exercises its right to redeem all, or a portion, of the Series A Preferred Units in accordance with the terms of the foregoing sentence, the Company shall be required to redeem all, or a corresponding pro rata portion, of the Series A Warrants and/or the Series A Warrant Units at a price equal to the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, respectively, pursuant to the procedures set forth in Section 2.5, and subject to any limitations contained therein. Any election by the Company to redeem the Series A Preferred Units other than in compliance with this Section 2.3(a) shall be void ab initio.

(ii)           Any election by the Company pursuant to this Section 2.3 shall be made by delivery to the Unitholders holding Series A Preferred Units of a written notice (the “Optional Redemption Notice”) of the Company’s election to redeem, at least ten (10) calendar days but no more than sixty (60) calendar days prior to the elected redemption date, which Optional Redemption Notice shall state: (1) the Series A Preferred Redemption Price; (2) the Company’s proposed Series A Warrant Repurchase Price and/or Series A Warrant Units Repurchase Price, as applicable and (3) the redemption date (or, to the extent not ascertainable at the time of such notice, a good faith estimate of the redemption date). Any Optional Redemption Notice may, at the Company’s discretion, be subject to one or more conditions precedent; provided, that, if notice is subject to any conditions, the closing of the redemption shall become irrevocable when the conditions are satisfied and the closing will occur five (5) Business Days after notice that the conditions were satisfied. On the redemption date, but subject to Section 2.3(e), the Company shall cause to be paid in cash the aggregate Series A Preferred Redemption Price for such Series A Preferred Units to such Unitholders at an account or accounts designated by such Unitholders and shall otherwise comply with Section 2.5. Upon such payment in full, such Series A Preferred Units will be deemed to have been redeemed and Series A Preferred Distributions with respect to such redeemed Series A Preferred Units shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed Series A Preferred Units shall forthwith terminate, other than as expressly set forth in this Agreement. If the number of Series A Preferred Units called for redemption are not redeemed on the redemption date for any reason, until such Series A Preferred Units are redeemed, all such unredeemed Series A Preferred Units shall remain outstanding and entitled to all of the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Units set forth in this Agreement, including the right to accumulate and receive Series A Preferred Distributions thereon as set forth in Section 3.1 shall accrue daily at the applicable Series A Preferred Distribution Rate until the date on which the Company redeems and pays in full the Series A Preferred Redemption Price for such Series A Preferred Units and the Company and its Affiliates (or FIP) shall use reasonable best efforts to consummate the redemption as soon as reasonably practicable.

(b)          Repurchases upon Asset Sales.

(i)             Within fourteen (14) calendar days after the Company’s or a Subsidiary’s receipt of Net Proceeds of any Asset Sale, the Company shall offer to, by delivery of written notice to the Unitholders holding Series A Preferred Units containing information substantially similar to an Optional Redemption Notice, repurchase in cash, by applying such Net Proceeds, (x) all of the Series A Preferred Units at a price equal to the Series A Preferred Redemption Price and (y) all of the Series A Warrants and/or the Series A Warrant Units at a price equal to the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, respectively, pursuant to the procedures set forth in Section 2.5, and the Series A Preferred Majority in Interest may elect to accept such redemption, in whole or in part, by delivery of written notice to the Company within ten (10) calendar days of such offer; provided that, the amount of cash distributed in redemptions in such year would not reasonably be expected to either (i) exceed the Unitholder’s aggregate tax basis in its outstanding Series A Preferred Units or (ii) accelerate allocations of Company taxable income to such Unitholder in the year of the applicable redemption (in each case determined without regard to any election by Ares Member for such redemption to be non-pro rata as described in the following sentence). If the Net Proceeds of the relevant Asset Sale are not sufficient to repurchase all of the Series A Preferred Units, the Series A Warrants and/or the Series A Warrant Units, the Net Proceeds shall be applied to repurchase only such number of whole Series A Preferred Units, Series A Warrants and/or Series A Warrants Units that can be repurchased with such Net Proceeds on a pro rata basis among the accepting Unitholders holding the Series A Preferred Units,; provided, that, notwithstanding the foregoing, in the case of a partial redemption, Ares Management LLC (acting directly, on behalf of, or through any of the Ares Members or their respective Affiliates) shall have the sole and absolute discretion to allocate the specific amount of the Series A Warrants and/or the Series A Warrant Units to be redeemed from each Ares Member, provided that the ultimate beneficial owner of any Series A Warrant and/or the Series A Warrant Unit being redeemed is the same Person as the corresponding Series A Preferred Unit being redeemed (it being understood and agreed that “allocate” shall refer to the ability to apportion the aggregate amounts thereof among the Ares Member(s) in Ares Management LLC’s sole discretion, subject to the preceding proviso); provided, further that that the Company shall only redeem less than all of the Series A Preferred Units, the Series A Warrants and/or the Series A Warrant Units in a manner consistent with the prior sentence. The Company shall include in any notice delivered pursuant to this Section 2.3 a detailed calculation, on a line item basis of the Net Proceeds of such Asset Sale, and, upon request from the Series A Preferred Majority in Interest, shall promptly provide copies of any applicable invoices relating thereto. For the avoidance of doubt, if the Series A Preferred Majority in Interest elects not to accept such redemption offer, the Company may use the Net Proceeds from such Asset Sale to make an investment in (a) any one or more businesses of the Company and its Subsidiaries, (b) capital expenditures, (c) acquisitions of other property or long-term assets that, in each of (a), (b) and (c), are used or useful in a Similar Business, (d) short-term temporary investments in compliance with the terms of this Agreement, or (e) any combination of the foregoing, provided that such use of Net Proceeds is otherwise permitted by this Agreement (including Section 2.3(e)).

(ii)           Upon repurchase by the Company of Series A Preferred Units pursuant to this Section 2.3(b), such Series A Preferred Units will be deemed to have been redeemed and Series A Preferred Distributions with respect to such redeemed Series A Preferred Units shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed Series A Preferred Units shall forthwith terminate, other than as expressly set forth in this Agreement. If any number of Series A Preferred Units accepted for redemption are not redeemed on the redemption date for any reason, until such Series A Preferred Units are redeemed, all such unredeemed Series A Preferred Units shall remain outstanding and entitled to all of the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Units set forth in this Agreement, including the right to accumulate and receive Series A Preferred Distributions thereon as set forth in Section 3.1 shall accrue daily at the applicable Series A Preferred Distribution Rate until the date on which the Company redeems and pays in full the Series A Preferred Redemption Price for such Series A Preferred Units and the Company and its Affiliates (or FIP) shall use reasonable best efforts to consummate the redemption as soon as practicable.

(iii)          For the avoidance of doubt, if an Asset Sale constitutes a Change of Control or Sale of the Company, then Section 2.3(c) shall apply to such transaction.

(c)           Mandatory Redemption.

(i)            Mandatory Redemption Upon the Occurrence of a Mandatory Redemption Event. Upon the occurrence of any (A) Change of Control, (B) Sale of the Company, (C) Drag-Along Sale, (D) STB Failure, (E) IPO, (F) SPAC, (G) Direct Listing, (H) Fundamental Breach or Fundamental Change (as defined in the Warrant Agreement), or (I) Bankruptcy Event (each, a “Mandatory Redemption Event”), the Company shall, to the extent not prohibited by law, redeem all Series A Preferred Units at the time of the occurrence of such Mandatory Redemption Event, in cash (to be paid in accordance with this Section 2.3(c)) at a price equal to the Series A Preferred Redemption Price, plus such amount described in Section 2.3(c)(ii), if applicable. Upon such Mandatory Redemption Event, the Company shall be required to redeem all of the Series A Warrants and Series A Warrant Units at a price equal to the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, respectively, pursuant to the procedures set forth in Section 2.5.

(ii)         Mandatory Redemption Mechanics. If, at the applicable redemption date as set forth in Section 2.3(c)(i) (the “Mandatory Redemption Time”), the Company is prohibited by law from redeeming all Series A Preferred Units held by Unitholders, then the Company shall redeem such Series A Preferred Units on a pro rata basis among all Unitholders holding Series A Preferred Units in proportion to the number of Series A Preferred Units held by such Unitholders and the corresponding pro rata portion of the Series A Warrants and/or the Series A Warrant Units to the fullest extent not so prohibited; provided, that, notwithstanding the foregoing, in the case of a partial redemption, Ares Management LLC (acting directly, on behalf of, or through any of the Ares Members or their respective Affiliates) shall have the sole and absolute discretion to allocate the specific amount of the Series A Warrants and/or the Series A Warrant Units to be redeemed from each Ares Member, provided that the ultimate beneficial owner of any Series A Warrant and/or the Series A Warrant Unit being redeemed is the same Person as the corresponding Series A Preferred Unit being redeemed (it being understood and agreed that “allocate” shall refer to the ability to apportion the aggregate amounts thereof among the Ares Member(s) in Ares Management LLC’s sole discretion, subject to the preceding proviso). Any Series A Preferred Units that are not redeemed pursuant to the immediately preceding sentence shall remain outstanding and entitled to all of the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Units set forth in this Agreement, including the right to accumulate and receive Series A Preferred Distributions thereon, but accruing daily at the applicable Series A Preferred Distribution Rate and, under such circumstances, the redemption requirements provided hereby shall be continuous, so that at any time thereafter when the Company is not prohibited by law from redeeming such Series A Preferred Units, the Company shall immediately redeem such Series A Preferred Units at a price per Series A Preferred Unit equal to the Series A Preferred Redemption Price as of the Mandatory Redemption Time in accordance with this Section 2.3(c) together with payment of an amount equal to the additional accumulated and unpaid Series A Preferred Distributions following the Mandatory Redemption Time having applied the Series A Preferred Distribution Rate, accrued daily. The Company shall take such actions as are necessary to give effect to the provisions of this Section 2.3(c), including in the event the Company is prohibited by law from redeeming or is otherwise unable to redeem any shares of Series A Preferred Units in connection with any Mandatory Redemption Event at the Mandatory Redemption Time, taking any action necessary or appropriate to the extent not prohibited by law to remove promptly any impediments to its ability to redeem the Series A Preferred Units, including generating legally available funds (whether by incurring Indebtedness, issuing Equity Securities, selling assets, effecting a liquidation event or otherwise) sufficient to pay for all or any portion of the Series A Preferred Redemption Price. Subject to the first sentence of this Section 2.3(c)(ii) and notwithstanding the foregoing, (i) the FIP Unitholders, FIP and the Company shall not consummate a Change of Control, Sale of the Company or Drag-Along Sale unless such Persons and the acquiror ensure that the Company will not be restricted from redeeming, and will have sufficient cash to redeem, the Series A Preferred Units, Series A Warrants and/or the Series A Warrant Units, (ii) the Company will not consummate an IPO, Direct Listing or SPAC unless the Company will not be restricted from redeeming, and will have sufficient cash to redeem (from Subsidiaries or otherwise), the Series A Preferred Units, Series A Warrants and/or the Series A Warrant Units and (iii) in the case of an STB Failure, the Company, FIP and the FIP Unitholders shall, and shall cause their controlled Affiliates to, use reasonable best efforts to ensure that the Company will not be restricted from redeeming, and will have sufficient cash to redeem, the Series A Preferred Units, Series A Warrants and/or the Series A Warrant Units, provided that FIP, its Affiliates and the Manager Group shall have no obligation to contribute any cash to the Company to pay for the Series A Preferred Redemption Price unless FIP, its Affiliates or the Manager Group received cash in respect of its Common Units in any such transaction.

(iii)        The Company shall provide each Unitholder holding Series A Preferred Units a written notice (the “Mandatory Redemption Notice”) at least ten (10) calendar days prior to the occurrence of a Change of Control or other Mandatory Redemption Event (or within five (5) calendar days following such Mandatory Redemption Event, in the event the Mandatory Redemption Event is not capable of being known in advance of its occurrence), which Mandatory Redemption Notice shall state: (1) the Series A Preferred Redemption Price; (2) the Company’s proposed Series A Warrant Repurchase Price and/or Series A Warrant Units Repurchase Price, as applicable, (3) the Mandatory Redemption Time (or, to the extent not ascertainable at the time of such notice, a good faith estimate of the Mandatory Redemption Time); and (4) a reasonably detailed description of the Mandatory Redemption Event, including the terms and conditions thereof. The Company shall cause the aggregate Series A Preferred Redemption Price to be paid in accordance with this Section 2.3(c)(ii) prior to or concurrently with the effective date of such Mandatory Redemption Event. In furtherance of the foregoing, the Company and the FIP Unitholders shall ensure that concurrently with and as a condition to the consummation of a Mandatory Redemption Event (other than an involuntary Bankruptcy Event, in which case the Company and FIP Unitholders will use reasonably best efforts to consummate the Mandatory Redemption Event as promptly as practicable), the mandatory redemption shall be effected in full. At the Mandatory Redemption Time, the Company shall immediately cause to be paid in cash the applicable Series A Preferred Redemption Price for such Series A Preferred Units to such Unitholders holding the Series A Preferred Units at an account or accounts designated by such Unitholders. Upon such payment in full, Series A Preferred Distributions with respect to such redeemed Series A Preferred Units shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed Series A Preferred Units shall forthwith terminate, other than as expressly set forth in this Agreement.

(d)          Redemption at Option of Unitholders Holding Series A Preferred Units.

(i)            From and after the seventh (7th) anniversary of the Effective Date, the Series A Preferred Majority in Interest, acting together, may deliver to the Company a written notice (the “Series A Preferred Redemption Demand”) requesting that the Company redeem all (but not less than all) of the Series A Preferred Units at a price per Series A Preferred Unit equal to the Series A Preferred Liquidation Value of such Series A Preferred Unit, calculated as of the redemption date (the “Series A Preferred Put Price”). To the extent the Series A Preferred Majority in Interest exercises its rights in accordance with the terms of the foregoing sentence, the Company shall be required to redeem all of the Series A Warrants and/or Series A Warrant Units at a price equal to the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, respectively, pursuant to the procedures set forth in Section 2.5.

(ii)          If the Company fails to redeem all of the Series A Preferred Units within 120 days from receiving the Series A Preferred Redemption Demand, the Series A Preferred Majority in Interest may deliver to the Company a written notice (a “Sale Demand”) requesting that the Company commence a process in good faith and on an expedited basis to seek to effect a Sale of the Company or other transaction constituting a Change of Control that results in a redemption of the Series A Preferred Stock, the Series A Warrants and/or the Series A Warrant Units being consummated in full (a “Sale Process” and, the transaction resulting therefrom, a “Sale Transaction”). Upon receipt of the Sale Demand, the Company shall promptly engage in a Sale Process in good faith and on an expedited basis, including selecting a nationally recognized investment banking firm having experience in the industry in which the Company and its Subsidiaries are engaged to assist the Company in the Sale Process. If the Company fails to promptly engage in such a Sale Process, fails to conduct such a Sale Process in good faith and on an expedited basis or fails to consummate a Sale Transaction within 12 months after the Company’s receipt of the Sale Demand, then the Series A Preferred Majority in Interest may deliver a written notice (a “Takeover Notice”) to the Company indicating that Unitholders holding Series A Preferred Units desire to form a committee (the “Sale Committee”) for the purpose of identifying, selecting, controlling and implementing one or more Sale Processes and Sale Transactions. The Sale Committee shall be comprised of a number of members indicated in the Takeover Notice (which members need not be members of the Board), at least a majority of which must be selected by the Series A Preferred Majority in Interest. Following receipt by the Company of the Takeover Notice, FIP may select and appoint up to a number of members of the Sale Committee so long as, after giving effect to any such appointment, the Sale Committee is comprised of a majority of members selected by the Unitholders holding Series A Preferred Units. Upon receipt by the Company of the Takeover Notice, the Sale Committee shall automatically, and without any further action by the Board or the Company, have the exclusive power and authority to (w) identify, select, control and implement, by a vote of a majority of the members of the Sale Committee, one or more Sale Processes and the consummation of one or more Sale Transactions (including all processes that would otherwise be controlled by the Board) (including the engagement and compensation of advisors (financial and otherwise)) until all of the Series A Preferred Units are redeemed in full at the applicable Series A Preferred Put Price in accordance with Section 2.3, (x) exercise the rights of Controlling Unitholders under Section 9.4, mutatis mutandis, (y) approve any action or inaction by the Company or any of its Subsidiaries that could, or could reasonably be expected, to frustrate, impair, impede or delay any such Sale Process and (z) approve incentive compensation to employees of the Company and/or its Subsidiaries relating to such a Sale Process.

(A)          At any meeting held by the Sale Committee, the presence in person or by proxy of a majority of the Sale Committee shall constitute a quorum for such meeting. Any written consent in lieu of a meeting of the Sale Committee shall require prior written notice to each member of the Sale Committee.

(B)           The FIP Unitholders, the Company and the Board shall, and the Company shall cause its Subsidiaries and its Subsidiaries’ management to, (i) as soon as practicable thereafter, execute and deliver such documents, instruments and/or resolutions reasonably requested by all Unitholders holding Series A Preferred Units, acting together, to fully effect, confirm and reaffirm the power and authority granted to the Sale Committee pursuant to this Section 2.3(d), (ii) use their respective reasonable best efforts to take all action reasonably necessary and appropriate to assist and cooperate with the Sale Committee in connection with any Sale Process and the consummation of any Sale Transaction, (iii) not vote against, and vote in favor of (including by written consent), any Sale Process or the consummation of any Sale Transaction approved by the Sale Committee and (iv) appear at any meeting called by the Sale Committee; provided that (a) Unitholders holding Common Units shall not be treated materially and adversely different than the Unitholders holding Series A Preferred Units (after giving effect to the respective rights, preferences, and privileges thereto), (b) the indemnification obligations of each Unitholder holding Common Units relating to representations and warranties given by such Unitholder on behalf of itself and the Company shall not exceed the net proceeds it received in such Sale Transaction and (c) the total price for the Series A Preferred Units purchased shall be no greater than the applicable Series A Preferred Put Price at the time of such purchase, excluding, for the avoidance of doubt, payment in respect of any reimbursement obligations owed to the holders thereof.

(C)          It is the intent of the parties that any Sale Process initiated and carried out pursuant to the terms hereof shall, as a fundamental matter, require the holders of Common Units to comply with and act in support of the terms and conditions of this Section 2.3(d) as if such Unitholder holding Common Units was a Dragged Seller in a Drag-Along Sale and as if the Sale Committee were the Controlling Unitholders in a Drag-Along Sale, mutatis mutandis.

(e)          Consent Rights. Notwithstanding anything contained in this Agreement to the contrary (including Section 5.5), (x) for so long as any Series A Preferred Unit is outstanding, the prior affirmative vote or written consent of the Series A Preferred Majority in Interest shall be required for the following or to enter into any agreements with respect to the following and (y) for so long as any Series A Warrants and/or Series A Warrant Units are outstanding, the prior affirmative vote or written consent of the holders of a majority in interest of such Series A Warrants or Series A Warrant Units shall be required for the following or to enter into any agreements with respect to the following, and the Company shall not, and the Company shall cause its Subsidiaries not to, directly or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise:

(i)            (x) Incur or permit any Subsidiary to Incur any Indebtedness, other than Permitted Indebtedness or (y) create or suffer to exist any material Lien, other than Permitted Liens; provided that solely with respect to suffering to exist a non-consensual Lien shall not constitute a violation of this Section 2.3(e)(i)(y) so long as both (i) the Company and its Subsidiaries are contesting such Lien in good faith and (ii) neither the Company nor any Subsidiary has consented to such Lien, nor has there been a final judgment affirming such Lien;

(ii)           amend, alter or repeal any provision of this Agreement or the Certificate of Formation in a manner that (1) is adverse to the Unitholders holding Series A Preferred Units in any respect (except in the case of de minimis impact), (2) directly or indirectly imposes any additional obligations or duties on the Unitholders holding Series A Preferred Units, Series A Warrants or Series A Warrant Units, other than immaterial administrative obligations, (3) directly or indirectly reduces or eliminates any rights afforded to the Unitholders holding Series A Preferred Units (including indemnification, exculpation, preemptive rights and information rights), (4) is disproportionately and materially adverse to the Series A Warrant Holders relative to Common Units or (5) that directly or indirectly changes or otherwise modifies Section 12.5 in a manner adverse to the Unitholders holding Series A Preferred Units, Series A Warrants or Series A Warrant Units in any respect (except in the case of de minimis impact);

(iii)           issue any (A) new Equity Securities of the Company, or reclassify, alter or amend any existing Equity Securities of the Company into, or issue any Equity Securities or debt securities convertible into, Equity Securities of the Company except for Common Units and Equity Awards; provided, that (x) if Common Units are issued as, or in connection with, an Equity Award, such Common Units will be subject to the following clause (B), (y) any issuance of Equity Securities (whether Common Units or otherwise) shall be priced at no less than Fair Market Value, and any consideration paid or contributed therefor shall be in the form of cash (provided that no prior affirmative vote or written consent pursuant to this Section 2.3(e)(iii)(A)(y) shall be required for issuances occurring at a per-Common Unit price less than the then-current Fair Market Value solely if for cash consideration and solely to the extent the issuances are for Common Units with a Fair Market Value of $5,000,000 in the aggregate) and (z) Equity Awards are subject to the following clause (B), or (B) Equity Awards that are (x) not pari passu or junior to the Common Units or (y) in the aggregate with any other issuance of Equity Awards, are (or would constitute, once exercised, vested or received) more than five percent (5.0%) of the then-issued and outstanding Common Units, Series A Warrants, and Equity Awards (calculated together on a fully diluted basis and assuming full exercise of the Series A Warrants);

(iv)           (w) fail to beneficially own all of the issued and outstanding Equity Securities of any Subsidiary of the Company, (x) permit or cause any Subsidiary of the Company to issue or suffer to exist any Equity Securities, or to issue, or to permit to be issued, any debt securities convertible into Equity Securities of any Subsidiary of the Company, in each case, other than Equity Securities or debt securities held by or issued to a wholly owned Subsidiary of the Company; (y) form, acquire or permit or suffer to exist or cause any Subsidiary to form, acquire or permit or suffer to exist any Subsidiary other than a wholly owned Subsidiary; or (z) classify, alter or amend any existing Equity Securities of any Subsidiary of the Company, other than Equity Securities held by wholly owned Subsidiaries of the Company (both before and after giving effect to such classification, alteration or amendment) or other immaterial or de minimis changes effected for administrative purposes;

(v)            make, or cause or permit the Company or any Subsidiary of the Company to make, any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, (A) the Manager Group, (B) any Affiliate of the Company or (C) any other Related Party of the Company (each of the foregoing, an “Affiliate Transaction”), unless such transaction is a Permitted Affiliate Transaction or each of the following is true: (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary of the Company at the time of such transaction or at the time of the execution of the agreement providing therefor than those that would have been obtained in a comparable arms-length transaction by the Company or such Subsidiary with an unrelated Person; and (2) such any Affiliate Transaction or series of related Affiliate Transactions involve aggregate payments or consideration of less than $1,000,000;

(vi)           directly or indirectly guarantee, endorse, assume, co-sign, provide a keep-well or comfort letter in respect of, grant a letter of credit to support, pledge or otherwise encumber any of its assets to secure, or enter into any other arrangement having the economic effect of providing credit enhancement or other financial support (collectively, “Credit Support”) for the payment or performance of any Indebtedness, liability or other obligation, whether now existing or hereafter Incurred, of (A) the Manager Group, (B) any Affiliate or (C) any other Related Party of the Company or its Subsidiaries known by a Manager, at the time of entering into or suffering to exist such transaction, to be a Related Party; provided that, for the avoidance of doubt, this Section 2.3(e)(vi) shall not restrict the Company or its Subsidiaries from providing Credit Support that is Permitted Indebtedness to the Company or any other wholly owned Subsidiary of the Company and shall not restrict the Company from making any Permitted Debt Service Distributions and Tax Distributions in accordance with the terms of this Agreement;

(vii)          with respect to the Company, engage in any business activity or own any material assets other than: (A) holding the Equity Securities or debt obligations of the Company’s wholly owned Subsidiaries, and taking holding company actions incidental thereto, (B) performing its obligations under its certificate formation and this Agreement, (C) issuing its own Equity Securities (including the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any Equity Securities, in each case, in accordance with the terms hereof), (D) filing tax reports and paying taxes and other customary obligations in the ordinary course of business (and contesting any taxes), (E) preparing reports to any Governmental Entity and to its equityholders, (F) holding director, manager and equityholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable law, (G) holding cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends, or received in connection with Indebtedness, in each case from any of its Subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Equity Securities by the Company, (H) providing indemnification for its officers, directors, managers, members of management, employees, advisors or consultants, (I) participating in tax, accounting and other administrative matters, (J) complying with applicable law (including with respect to the maintenance of its existence), (K) making or receiving cash capital contributions to or from any of its wholly owned Subsidiaries (subject to the terms and conditions of this Agreement), (L) entering into routine administrative agreements, including, but not limited to, engagement agreements, non-disclosure and confidentiality agreements, in the ordinary course of business, (M) entering into fee letters and commitment letters, (N) engaging professional advisors and paying related fees and expenses, and (O) any other activities incidental to or in facilitation of any of the foregoing including, but not limited to, maintaining bank or other accounts;

(viii)        consummate any Company Mandatory Redemption Event, or cause or permit any Subsidiary of the Company to consummate a transaction that would constitute a Company Mandatory Redemption Event, unless, upon consummation of thereof, the Series A Preferred Units, the Series A Warrants, and Series A Warrant Units are actually redeemed in full in cash in accordance with this Agreement;

(ix)            permit its Affiliates or a member of the Manager Group to amend, modify, repeal, restate, supplement, terminate or waive, or permit the assignment or subcontract of, or the transfer of any rights or obligations under the Management Agreement, the effect of which would, or would reasonably be expected to, materially alter (x) the scope of services or (y) the compensation, fee payment or other economic terms relating to the Management Agreement, or cause or permit any Subsidiary to do so (provided that changes otherwise subject to this clause (y) which do not contemplate the Company or its Subsidiaries as obligors of the Manager Group shall not be subject to this clause (y)); provided that, this clause (ix) shall not restrict the Company’s Affiliates or a member of the Manager Group from (a) replacing the Management Agreement with a new agreement pursuant to which Fortress or one or more of its controlled Affiliates is the “manager” or (b) terminating the Management Agreement in connection with an Internalization; provided, further, that with respect to (a), any replacement of the Management Agreement does not materially alter (1) the scope of services or (2) the compensation, fee payment or other economic terms relating to the management services provided (unless changes otherwise subject to this clause (2) does not contemplate the Company or its Subsidiaries as obligors of the Manager Group) and is subject to the other provisions of this Section 2.3(e).

(x)            initiate, approve, or effectuate any Transfer by any Unitholder holding Common Units, provided, that this clause (x) shall not apply to (a) Permitted Transfers in accordance with Article IX and (b) Transfers of Equity Awards to or for the benefit of any spouse, child, grandchild or other family member of the holder of such Equity Awards to a trust or partnership for the benefit of any of the foregoing, including Transfers by will or the laws of descent and distribution;

(xi)            during any period of time in which there exists a Minimum EBITDA Failure, the funding, payment or other use of cash or Cash Equivalents by the Company or any of its Subsidiaries to fund additional capital expenditures of the Company or any Subsidiary thereof or make Investments, in excess of $20,000,000 in the aggregate;

(xii)         make, declare or permit (a) any dividend or other distribution on account of any units of any class of the Equity Securities of the Company; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any units of any class of Equity Securities of the Company and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Securities of the Company now or hereafter outstanding (all such payments (whether in cash, property, securities or a combination thereof) and other actions set forth in clauses (a) through (c) being collectively referred to as “Restricted Payments”), in each case, other than Permitted Payments;

(xiii)         consummate, or cause or permit any Subsidiary to consummate, any Asset Sale other than a Permitted Asset Sale, provided that no Unitholder shall unreasonably withhold consent;

(xiv)         permit (a) the Company or any of its Subsidiaries (X) to be an obligor in respect of any Indebtedness in respect of which any Person (other than the Company and its wholly-owned Subsidiaries) is an obligor or (Y) to provide a Guarantee with respect to any Indebtedness or other obligation of any Person (other than the Company and its wholly-owned Subsidiaries); (b) the Company or any of its Subsidiaries to make or hold any Investment in FIP or any Subsidiary of FIP (other than a Subsidiary of the Company); (c) the Company or any of its Subsidiaries to sell, convey, transfer, or otherwise dispose of property or assets to FIP or any Subsidiary of FIP (other than the Company or a Subsidiary of the Company); provided that this clause (c) shall not restrict any Distributions on Common Units; (d) the Company or any of its Subsidiaries to enter into or any transaction with FIP or any Subsidiary of FIP (other than the Company or a Subsidiary of the Company), except for transactions that are not otherwise prohibited pursuant to Section 2.3(e); or (e) the Company or any of its Subsidiaries to operate any business other than the business operated by the Company and its Subsidiaries on the Effective Date, and any business that is a natural outgrowth or a reasonable extension, development or expansion of such business; provided, however, that if FIP is a direct or indirect Subsidiary of any Person then references to FIP shall also be deemed to include the ultimate parent of FIP that directly or indirectly owns more than fifty percent (50.0%) of the outstanding voting securities of FIP;

(xv)         enter into any agreement, arrangement or understanding that would, or would reasonably be likely to, restrict the payment of Series A Preferred Distributions in cash;

(xvi)      commingle funds with any other Person; provided that this clause (xvi) shall not restrict the wholly owned Subsidiaries of the Company from commingling funds with other wholly owned Subsidiaries of the Company;

(xvii)        convert the Company (including pursuant to an election under the Code and Treasury Regulations) to an entity that is taxable as a corporation for federal income tax purposes;

(xviii)     convert the Company to a corporation, statutory trust, business trust, association, real estate investment trust, common law trust or any other unincorporated business or entity, including a partnership (general or limited) or a foreign limited liability company;

(xix)          make non-cash dividends or distributions (other than Series A Preferred Compounded Distributions) or merge with or into, or consolidate with, another entity or effect any division (including under Section 18-217 of the Act), recapitalization, reorganization, change of form of organization, forward or reverse split, dividend or similar transaction, other than in a Mandatory Redemption Event in which the Company’s obligations are fully satisfied;

(xx)        take any action (including any Material Action) to initiate, to cause or that would result in, the dissolution, liquidation, winding up or termination of the Company (or the business or affairs thereof) or a Bankruptcy Event;

(xxi)        repurchase or redeem any Junior Units other than (a) a Permitted Management Redemption, or (b) any Series A Warrant or any Series A Warrant Units in accordance with Section 2.5 or pursuant to the Warrant Agreement;

(xxii)        direct or permit any payment in connection with the R&W Insurance Policy to be made to any Person other than to the Company or any of its wholly owned Subsidiaries (the intent of this clause (xxii) being to ensure that any recoveries under such R&W Insurance Policy accrue to the benefit of the Company and its wholly owned Subsidiaries); or

(xxiii)        enter into, or otherwise authorize, any agreement, arrangement, or understanding to do the foregoing.

(f)           Transfer of Equity of Corporate Members.

(i)             Notwithstanding any provision in this Agreement to the contrary but subject to the remainder of this Section 2.3(f), in connection with the Transfer (including any redemption by the Company) of all Series A Preferred Units, Series A Warrants or Series A Warrant Units, in each case pursuant to this Section 2.3, Section 2.5, Section 2.12 or Article IX: (a) each Corporate Member shall be entitled to elect to cause its equity to be Transferred (or redeemed by the Company or its designee) in such transaction in lieu of such Corporate Member Transferring its Series A Preferred Units, Series A Warrants and/or Series A Warrant Units (as applicable) (or the Company redeeming such Series A Preferred Units, Series A Warrants or Series A Warrant Units, as applicable) in such transaction (and without any discount in consideration received for such equity (i.e., the transferors of the equity of the Corporate Member shall receive the same amount that they would have received had such Corporate Member sold its interest in its Series A Preferred Units, Series A Warrants or Series A Warrant Units, as applicable)), and the foregoing provisions of this Section 2.3, Section 2.5 and Article IX (as applicable) shall apply mutatis mutandis to such Transfer (or redemption); and (b) each Ares Member (or entities owning an Ares Member) that is treated as a partnership or disregarded entity for federal income tax purposes shall be entitled to transfer and/or distribute interests in the Company to direct or indirect Blockers so that following such transactions, the Blockers are treated as Corporate Members for purposes of this Section 2.3(f) and entitled to the benefit of this Section 2.3(f).

(ii)            In connection with any sale of Equity Securities in a Corporate Member pursuant to this Section 2.3(f), the owners of the Corporate Member being sold shall, together with the applicable Corporate Member, make customary representations and warranties with respect to such Corporate Member (which, for the avoidance of doubt, shall include those representations and warranties with respect to the matters set forth in the definition of Corporate Member, in each case, to the extent requested by a potential acquiror) that relate to all periods, or any portion thereof, that end on or prior to closing of such sale.

Section 2.4          Equity Awards. Subject to the terms and conditions of this Agreement (including Section 2.10 and Section 2.3(e)), the Board may, in its sole discretion, make any number of grants of equity awards to any employees, consultants or other Persons, in each case, that primarily provide services to the Company and are not affiliated or associated with FIP or the Manager Group (other than by virtue of their relationship with the Company and its Subsidiaries), which awards may take any form determined by the Board, including (a) options to acquire Common Units, (b) restricted Units or promises to receive Units, (c) fully vested Units, (d) “profits interests” (with or without customary “catch-up” features) or (e) any other awards relating in whole or in part to the value or increase in value of Units (together with any Units received upon exercise or vesting of such equity awards, “Equity Awards”); provided that Equity Awards shall not be entitled to participate in Permitted Debt Service Distributions for so long as any Series A Preferred Units remain outstanding unless such participation reduces the Permitted Debt Service Distributions payable to the FIP Members. The Equity Awards will have such terms and conditions as are determined by the Board in its sole discretion and may be documented by an amendment to this Agreement, in a written award agreement or any other manner as determined by the Board, subject to the terms and conditions of this Agreement. The Board may, in its sole discretion, delegate its right to grant Equity Awards to a committee of the Board and/or the chief executive officer of the Company or other officers of the Company, in each case, in a manner consistent with the other terms and conditions of this Agreement.

Section 2.5           Concurrent Series A Warrant and Series A Warrant Unit Repurchase.

(a)         In connection with the repurchase or redemption (whether permissive or mandatory) of Series A Preferred Units pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(c), or Section 2.3(d), the Company must, concurrently with the repurchase of Series A Preferred Units, purchase all, or a corresponding pro rata portion, as applicable, of the then-outstanding Series A Warrants and Series A Warrant Units for an amount equal to the fair market value of such Series A Warrants (the “Series A Warrant Repurchase Price”) or such Series A Warrant Units (the “Series A Warrant Units Repurchase Price”), respectively; provided that, except in the case of a redemption pursuant to Section 2.3(d), the Company shall only be permitted to redeem less than all (as opposed to all) of the Series A Warrant Units if the amount of cash distributed in the redemption would not reasonably be expected to (i) exceed the Unitholder’s aggregate tax basis in its outstanding Series A Warrant Units or (ii) accelerate allocations of Company taxable income to such Unitholder in the year of the applicable redemption. Notwithstanding the foregoing, the Company shall be excused from its obligations under this Section 2.5 to the extent (and only to the extent) the Series A Warrants were exchanged for shares of common stock of FIP in accordance with the Warrant Agreement.

(b)         Notwithstanding anything herein to the contrary, in the event the Series A Warrants and/or Series A Warrant Units are subject to repurchase in accordance with the terms hereof, the Company shall include with the written notice applicable to such repurchase circumstance set forth in Section 2.3 the Company’s calculation of the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, together with reasonable supporting documentation therefor (and the Company shall provide such Series A Warrant Holder all relevant documents and access to personnel reasonably requested by such Series A Warrant Holder or its representatives to compute and verify such calculations), and the Company’s proposed date of repurchase (collectively, the “Series A Warrant Repurchase Notice”). The calculation of the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, shall (x) not discount the value of the Series A Warrants or the Series A Warrant Units because (i) they are subject to restrictions set forth in this Agreement or the Warrant Agreement, (ii) they are illiquid, (iii) there is no premium for control status or (iv) they constitute only a minority interest in the Company, and (y) not imply a price per Series A Warrant (or the Common Unit exchangeable upon exercise thereof) or Series A Warrant Unit less than that implied by the then-most recent valuation for the Company within FIP’s publicly disclosed financial statements; provided that, no event shall have occurred since the filing date of FIP’s most recent publicly disclosed financial statements that would reasonably be expected to have a material effect on FIP’s valuation for the Company, provided further, that the occurrence of the Mandatory Redemption Event shall not constitute such an event. The Series A Warrant Holder shall have ten (10) Business Days from the date the Series A Warrant Repurchase Notice is received by it in accordance with the immediately preceding sentence to inform the Company in writing (a “Dispute Notice”) of any disagreement with the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, set forth in the Series A Warrant Repurchase Notice. In such case, the Company and the Series A Warrant Holder shall cooperate and work in good faith to reach mutual agreement on the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, as soon as possible. In the event that they are unable to reach agreement within ten (10) Business Days following delivery of the Dispute Notice, each of the Company and the Series A Warrant Holder shall have the right to appoint and engage a qualified appraiser to conduct an appraisal within thirty (30) calendar days of such appointment and determine the fair market value of the Series A Warrants or the Series A Warrant Units, as applicable, as follows, and, in each case, at the Company’s sole expense:

(i)             if the fair market value derived from the appraisal provided by the appraiser appointed by the Company and the fair market value derived from the appraisal provided by the appraiser appointed by the Series A Warrant Holder are within ten percent (10.0%) of each other (based on the lower amount), then the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, shall be equal to the average of such two values; and

(ii)            if the fair market value derived from the appraisal provided by the appraiser appointed by the Company and the fair market value derived from the appraisal provided by the appraiser appointed by the Series A Warrant Holder are not within ten percent (10.0%) of each other, an additional appraiser will be mutually appointed by the Company and the Series A Preferred Majority in Interest to conduct an appraisal within thirty (30) calendar days of such appointment and the two overall values that are closest together on an absolute dollar basis will be averaged and the resulting average fair market value shall constitute the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable. The costs and expenses of any appraiser appointed in accordance with this subsection (b) shall be borne by the Company.

(iii)           In the event that the Series A Warrant Holder does not timely deliver a Dispute Notice as provided in this Section 2.5(b), the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, set forth in the applicable notice shall automatically be deemed agreed. The Company shall pay the aggregate Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, in cash to the Series A Warrant Holder, in exchange for the Transfer to the Company of such Series A Warrants or Series A Warrant Units, as applicable, at the time required by the applicable subsection of Section 2.3 (it being understood and agreed that any delay in respect of the procedures required to determine the fair market value in accordance with this Section 2.5 shall equitably adjust the timeframes required to repurchase in accordance with the applicable subsection of Section 2.3).

(iv)         Notwithstanding the foregoing, if the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price, as applicable, has not been finally determined at the time that a redemption is scheduled to occur then: (i) the redemption of the Series A Preferred Units shall proceed on the scheduled redemption date; (ii) the Company shall pay to the applicable holder the portion of the redemption price that is not then in dispute (which, for the avoidance of doubt, may not be less than, but may be more than, the Series A Preferred Redemption Price as though the clause (ii) of the definition of Series A Preferred Return on Investment was the lowest amount proposed based on the procedures described in this Section 2.5); (iii) the Company shall deposit into an escrow account with Citibank, N.A. or any other nationally recognized bank mutually agreed to between the Company and the Series A Warrant Holder (the “Escrow Account”) any portion of the calculation of the Series A Warrant Repurchase Price or Series A Warrant Units Repurchase Price that is in dispute; (iv) solely to the extent the Company is required to do so pursuant to Section 10 of the Warrant Agreement, the Company shall adjust the Exercise Price, the number of Warrants and the number of Warrant Units to the one required by the Series A Warrant Repurchase Price derived from the appraisal provided by the appraiser appointed by the Holders, (v) the parties shall finalize the procedures in this Section 2.5 in accordance with its terms, (vi) upon the final determination of the Series A Warrant Repurchase Price, solely to the extent the Company is required to do so pursuant to Section 10 above, the Company shall adjust the Exercise Price, the number of Warrants and the number of Warrant Units as required by the final Subject of Valuation (as defined in the Warrant Agreement) and shall give retroactive effect to such adjustments from the date of the event, and (vii)  upon the final determination of the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, as applicable, the Company shall pay, or cause to be paid (including from such Escrow Account), the portion of the Series A Preferred Redemption Price, the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price, as applicable, that was not paid at the time of the redemption, plus a return thereon applied at the Base Rate accruing daily and compounding monthly from the applicable redemption date until such payment is made in full. For the avoidance of doubt, this Section 2.5(b) shall survive such Unitholder’s ceasing to be a Unitholder of the Company or the termination, dissolution, liquidation and winding up of the Company.

(c)          In the event that the Company is repurchasing Series A Warrants and/or Series A Warrants Units from more than one Series A Warrant Holder, the appraiser shall be selected by the Series A Preferred Majority in Interest.

(d)         Notwithstanding the foregoing, it is understood and agreed that in the event of a redemption in connection with clauses (a) or (b) of the definition of Change of Control (to the extent of a transaction involving the Company and not FIP), the price to be paid with respect to the Series A Warrants will be calculated using the same price to be paid per Common Unit in such Change of Control.

(e)        For the purpose of establishing the fair market value of a Series A Warrant, the Series A Warrants shall be deemed to be exercisable at holder’s option at any time from the Initial Issue Date (as defined in the Warrant Agreement) until the Expiration Time (as defined in the Warrant Agreement).

(f)          In the event of an IPO, the fair market value of a Series A Warrant and/or a Series A Warrant Unit shall calculated on the basis of the purchase price or the gross issuance price to the public per unit of the common equity issued or sold in an IPO. In the event of a SPAC transaction, the fair market value of a Series A Warrant shall be calculated on the basis of the implied enterprise value of the combined company as of the closing date of the SPAC transaction. In the event of a Direct Listing, the fair market value of a Series A Warrant shall be calculated on the basis of the closing price per Common Unit on the first day of trading. In the event of a Sale of the Company, Tag-Along Sale or Drag-Along Sale, the fair market value of a Warrant shall be calculated in accordance with Section 7.3(e), Section 9.3 and Section 9.4, respectively.

(g)          The Series A Warrant Holder may, in its sole discretion, choose whether or not to exercise the Series A Warrants in whole or in part in connection with an IPO, SPAC or Direct Listing, with any Series A Warrants that remain outstanding following the completion of such IPO, SPAC or Direct Listing becoming exercisable into the Company’s (or its parent’s, Subsidiary’s or Affiliate’s) listed common Equity Securities if such listed common Equity Securities are not Common Units. In furtherance of the foregoing, if a Mandatory Redemption Event is triggered in connection with an IPO, SPAC or Direct Listing then each Series A Warrant Holder may elect to waive (in whole or in part) the Company’s obligation to redeem the Series A Warrants and Series A Warrant Units.

Section 2.6           Capital Account.

(a)          The Company shall establish and maintain a separate “Capital Account” for each Unitholder according to the rules of Treasury Regulation Section 1.704‑1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Partnership Representative), upon the occurrence of the events specified in Treasury Regulation Section 1.704‑1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704‑1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b)        For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article III and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

(i)            The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B), Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704‑1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)           If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)          Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)            Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704‑1(b)(2)(iv)(g).

(v)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi)           Items of income, gain, loss and deduction of the Company with respect to any property distributed to a Unitholder shall be computed as if the Company had sold such property on the date of such distribution at a price equal to its Fair Market Value at that date.

(c)          The Unitholders’ Capital Accounts may be adjusted at such times as are determined by the Partnership Representative.

Section 2.7        Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

Section 2.8         No Interest. Except as otherwise expressly provided herein, no Unitholder shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Unitholder shall be liable to pay interest to the Company in respect of any negative balance in its Capital Account.

Section 2.9           No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 2.10         Additional Issuances.

(a)         Except as provided in Section 2.10(f), and subject to Section 2.3(e), if the Company or any of its Subsidiaries proposes the issuance or sale of any Equity Securities or any debt securities (collectively, “New Securities”), the Company shall first offer to sell to the Unitholders holding Series A Preferred Units (each an “Offeree”, and collectively, the “Offerees”) a portion of such New Securities equal to the quotient determined by dividing (i) the number of Series A Preferred Units held by such Offeree by (ii) the total number of Series A Preferred Units held by all of the Offerees. Each Offeree shall be entitled to purchase such applicable New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to any other Person in the applicable offering.

(b)          In order to exercise its purchase rights hereunder, an Offeree must within ten (10) Business Days after receipt of written notice from the Company (“Issuance Notice”) describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and such Offeree’s percentage allotment, deliver a written notice to the Company and the other Offerees (“Exercise Notice”) describing its election hereunder. If all of the New Securities offered to the Offerees are not fully subscribed by such Offerees, the remaining New Securities not so subscribed for shall be reoffered by the Company to the remaining Offerees that exercised their rights in full, except that such remaining Offerees must exercise their purchase rights within five (5) days after receipt of such reoffer.

(c)         Upon the expiration of the offering periods described above, the Company shall be entitled to sell the New Securities which the Offerees elected not to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Offerees; provided that, if such sale is subject to regulatory approval, such one hundred twenty (120)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than two hundred forty (240) from the date of the Issuance Notice. Any New Securities offered or sold by the Company after the applicable period must be reoffered to the Offerees pursuant to the terms of this Section 2.10.

(d)        The Company shall not be obligated to consummate any proposed issuance or sale of New Securities, nor be liable to any Offeree if the Company has not consummated any proposed issuance or sale of New Securities pursuant to this Section 2.10.

(e)         Notwithstanding anything to the contrary herein, in lieu of offering any New Securities to the Offerees pursuant to this Section 2.10 at the time such New Securities are offered to other Persons, the Company may comply with the provisions of this Section 2.10 by making an offer to sell to the Offerees such New Securities, promptly (but no more than three (3) Business Days) after such an offer and sale to such other Persons is effected, at the price and upon terms that are not materially less favorable to the Offerees than those offered to such other Persons; provided that the Board shall have determined that the delay that would otherwise result from the Company’s compliance with the procedures set forth in subsections (a) through (c) of this Section 2.10 would adversely impact, in any material respect, the Company or its ability to consummate such issuance or the economic terms thereof. In such event, for all purposes of this Section 2.10, the portion of such New Securities that each Offeree shall be entitled to purchase hereunder shall be determined by taking into consideration the actual amount of New Securities sold to other Persons so as to achieve the same economic effect as if such offer would have been made prior to such sale.

(f)          The provisions of this Section 2.10 shall not apply to (i) Equity Awards approved by the Board and issued in accordance with the other terms and conditions of this Agreement, (ii) New Securities issued upon the exercise of the Series A Warrants, (iii) issuance of Common Units with an aggregate value of $5,000,000 (measured based on Fair Market Value at issuance) for all issuances under this clause (iii) at a purchase price less than Fair Market Value, and (iv) any other issuance in which preemptive rights are waived by the Series A Preferred Majority in Interest, provided that the waiver applies to all such holders on a pro rata basis and that such majority of the holders of such rights are not participating in such issuance.

(g)       In respect of New Securities issued by the Company or its Subsidiaries (including, for the avoidance of doubt, the New Securities issued in connection with Section 2.10(f)), the Company shall promptly provide to the Offerees in advance of any such issuance the Fair Market Value of such New Securities as calculated in accordance with Section 7.3(a) and all support. Except with the New Securities issued in connection with Section 2.10(f), the Offerees shall have ten (10) Business Days (which such ten (10) Business Day period shall be equitably tolled in respect of time awaiting responses to any Offeree’s reasonable requests for backup and information related to the calculation of Fair Market Value or the issuance to which such calculation relates) from the date the Fair Market Value determination (and all backup supporting such determination) is received by it in accordance with the immediately preceding sentence to inform the Company in writing of any disagreement with the Fair Market Value of such New Securities. Any disagreement or dispute in following such notice shall be subject to the dispute resolution provisions of Section 2.5(b), mutatis mutandis; provided, that the underlying issuance shall not be permitted to occur until Fair Market Value is finally determined.

Section 2.11         Rights Upon Event of Noncompliance.

(a)         Promptly after, and no later than five Business Days following the date that the Company has actual knowledge of an Event of Noncompliance, the Company shall notify the Unitholders holding Series A Preferred Units of such Event of Noncompliance.

(b)       If any Event of Noncompliance shall occur, then, on the Board Expansion Date, unless all Series A Preferred Units then outstanding are redeemed in full in accordance Section 2.3(a) or Section 2.3(c) (including the payment provisions), as applicable, prior to such date, automatically without any further action of the Company or the Members, (A) the size of the Board shall be increased by a number sufficient to constitute a majority of the Board (which vacancies may only be filled by the Series A Preferred Majority in Interest) and (B) the Series A Preferred Majority in Interest shall have the right to designate and elect Managers, by written consent of the Series A Preferred Majority in Interest or by a plurality of the votes cast in a meeting of such holders, to serve as Managers of the Board constituting a majority of the Board until such Manager designees’ resignation, death, removal, or disqualification. The Company and the FIP Unitholders shall promptly take any and all actions required to implement this Section 2.11. The “Board Expansion Date” means the date of the Event of Noncompliance (subject to any applicable cure period referenced in the definition thereof). Any member of the Board designated and elected pursuant to this Section 2.11(b) shall be provided indemnification (including any rights to advancement) and exculpation by the Company in respect of such Manager’s service to the Company in any corporate status no less favorable than those provided to other Managers of the Board.

(c)        Notwithstanding anything in this Section 2.11 to the contrary, no Manager shall be appointed to the Board pursuant to this Agreement unless (A) such Manager is qualified to serve as a member of the Board under (x) the applicable terms of corporate governance policies and guidelines of the Company and the Board to the extent such terms are required by law, and (y) applicable legal and regulatory requirements. The Company and the FIP Unitholders shall cooperate reasonably with the Series A Preferred Majority in Interest to ensure that the requirements set forth in the foregoing provision do not limit the Series A Preferred Majority in Interest’s appointment right under this Section 2.11 (including, if required, by taking commercially reasonable efforts to cause then-existing Managers to resign promptly upon written request from the Series A Preferred Majority in Interest) and to promptly provide the Series A Preferred Majority in Interest such information as may be reasonably requested in relation to such requirements.

(d)        Any Manager elected as provided in this Section 2.11 may be removed with or without cause by, and only by, the written consent or affirmative vote of the Series A Preferred Majority in Interest, and the Company shall take any and all actions as may be required and permitted under the Act and this Agreement, in order to facilitate any such removal. If the Series A Preferred Majority in Interest fail to designate or elect a sufficient number of Managers to fill all positions for which they are entitled to elect Managers pursuant to this Section 2.11 or such Manager is vacated, then any Manager position not so filled (or otherwise vacated) shall remain vacant until such time as the Series A Preferred Majority in Interest designate or elect a person to fill such position, and no such position may be filled by the Board or the Members of the Company (other than the Series A Preferred Majority in Interest).

(e)        Following the redemption in full of all outstanding units of Series A Preferred Units, (i) the Unitholders holding Series A Preferred Units shall take any and all actions as may be required and permitted under the Act and this Agreement in order to cause any Managers elected or appointed to the Board pursuant to this Section 2.11 to resign (and, for the avoidance of doubt, such Manager shall resign without any further action by the Board or the Members (other than the holders as required by this Section 2.11(e)) and (ii) the Company shall take any and all actions as may be required under the Act and this Agreement in order to reduce the size of the Board to its size immediately prior to such Event of Noncompliance.

(f)            Notwithstanding Section 5.5, from and after the time of an Event of Noncompliance, on each matter submitted to a vote of the Members other than the election of Managers, (i) the holders of Series A Preferred Units shall vote with the Common Units as a single class and (ii) each Series A Warrant shall vote with the Common Units on an as-exercised basis. In such case, each Series A Preferred Unit shall have a number of votes determined multiplying (i) the number of votes per unit of Common Units by (ii) the amount determined by dividing (x) the Series A Preferred Liquidation Value by (y) the Exercise Price (as defined in the Warrant Agreement). Notwithstanding Section 5.5, from and after the time of an Event of Noncompliance, on each matter submitted to a vote of the Members other than the election of Managers, the Unitholders holding Series A Preferred Units shall vote with the Common Units as a single class. In such case, each Series A Preferred Unit shall have a number of votes determined multiplying (i) the number of votes per unit of Common Units by (ii) the amount determined by dividing (x) the Series A Preferred Liquidation Value by (y) the Exercise Price (as defined in the Warrant Agreement).

Section 2.12         IPO Structure.

(a)       The Company shall use commercially reasonable efforts to structure any IPO, SPAC or Direct Listing (including any transactions undertaken in connection with such IPO, SPAC or Direct Listing) in a tax-efficient manner and any transaction in connection with an IPO, SPAC or Direct Listing shall be structured so the Series A Warrant Holders that are (including after giving effect to any pre-IPO transactions) Corporate Members (including any Blockers treated as a Corporate Member pursuant to Section 2.3(f)) may exchange or otherwise convert the Equity Securities of such Corporate Members (or Blockers) in such transaction into Equity Securities of the IPO Entity without a discount of any kind.

(b)         To the extent any IPO is structured through an umbrella partnership C-corporation structure, (i) the Series A Warrant Holders shall be entitled to customary exchange rights to exchange their Common Units (including any Equity Securities of the Company received in connection with any restructuring undertaken in connection with such IPO) for Equity Securities in the IPO Entity and (ii) the IPO Entity shall enter into a customary income tax receivable agreement for which the Series A Warrant Holders shall be entitled to share pro rata.

ARTICLE III
DISTRIBUTIONS AND ALLOCATIONS

Section 3.1           Distributions.

(a)         Except as otherwise provided in this Agreement, the Company shall make pro rata Distributions to the Unitholders holding Common Units in respect of their Common Units at any time and from time to time, as and if declared by the Board or a duly authorized committee thereof, out of the assets of the Company and its Subsidiaries; provided that such Distributions are permitted under any lending agreements to which the Company or any of its Subsidiaries is a party and under applicable law. The Company shall not be permitted to, and shall not, declare or make, any Distributions (cash or otherwise) in respect of any Common Unit or other Equity Security other than the Series A Preferred Units using (i) the Net Proceeds from any Asset Sale (except for Tax Distributions for taxes generated from such Asset Sale), (ii) proceeds received from the Voting Trust following an STB Failure, (iii) proceeds received from any debt incurrence, and (iv) proceeds received from any recoveries in connection with the R&W Insurance Policy. If an Event of Noncompliance is existing following the earlier of (A) the repayment of the obligations of the Permanent Debt Financing or (B) the five (5) year anniversary of the Effective Date, then the Company shall not be permitted to, and shall not, declare or make, any Distributions (cash or otherwise) in respect of any Common Unit or other Equity Security other than the Series A Preferred Units.

(b)         Except for (x) Tax Distributions permitted by Section 3.1(g) and (y) Permitted Debt Service Distributions, the Company shall not be permitted to, and shall not, declare or make, any Distributions (cash or otherwise) in respect of any Common Unit or other Equity Securities other than the Series A Preferred Units in any of the following circumstances:

(i)             so long as any Series A Preferred Units Distributions are required to be paid in whole or in part in cash pursuant to Section 3.1(d) and have not been paid in cash for the then-current Series A Preferred Distribution Period and for any other Series A Preferred Distribution Periods for which Series A Preferred Units Distributions are required to be paid in whole or in part in cash pursuant to Section 3.1(d); or

(ii)           following the date that is the earlier of (x) the five (5) year anniversary of the Effective Date and (y) the date on which the obligations of the Permanent Debt Financing have been repaid in full, if the Company’s EBITDA for the prior completed Fiscal Year immediately prior to such date or any consecutive four fiscal quarters that includes a fiscal quarter after such Fiscal Year end is less than $130,000,000 (in either case, a “Minimum EBITDA Failure”).

(c)          Except for (x) Tax Distributions permitted by Section 3.1(g) and (y) Permitted Debt Service Distributions prior to the five (5) year anniversary of the Effective Date, all Series A Preferred Distributions, including Series A Preferred Compounded Distributions, are prior to and in preference over any distribution on any Junior Units and shall be declared and fully paid before any Distributions are declared and paid, or any other distributions are made, on any Junior Units. Distributions shall be payable to the Unitholders holding Series A Preferred Units as they appear on the Unit Ownership Ledger on the date that is ten (10) calendar days prior to the applicable Series A Preferred Distribution Payment Date. Series A Preferred Distributions with respect to each Series A Preferred Distribution Period shall be the sum of the distribution calculated on a daily basis during such period. The daily distribution shall accrue and accumulate on each share of Series A Preferred Units outstanding on such day, whether or not declared and paid, and, if not declared and paid, shall accrue and be compounded as described below. Such daily distribution shall be calculated as the product of (i) the Series A Preferred Stated Value of each Series A Preferred Unit outstanding, and (ii) the applicable Series A Preferred Distribution Rate for each day elapsed during such Series A Preferred Distribution Period divided by 365. Series A Preferred Distributions will be due and payable monthly in arrears, when, as and if declared by the Board or a duly authorized committee hereof, out of the assets of the Company and its Subsidiaries on each Series A Preferred Distribution Payment Date.

(d)        To the extent any Series A Preferred Distributions are not paid in cash, such Series A Preferred Distributions shall be (x) automatically compounded monthly on each Series A Preferred Distribution Payment Date, (y) added to the Series A Preferred Liquidation Value and (z) accrue at the applicable Series A Preferred Distribution Rate for each day elapsed during such time period where such Series A Preferred Distributions are not paid in cash in accordance with the terms hereof, divided by 365. On each Series A Preferred Distribution Payment Date related to a Series A Preferred Distribution Period for which the Company does not for any reason (including because payment of any Series A Preferred Distribution is prohibited by law) timely pay in cash all Series A Preferred Distributions that accumulated during such Series A Preferred Distribution Period, any such accrued but unpaid Series A Preferred Distributions shall (whether or not earned or declared) become part of the Series A Preferred Stated Value of such Series A Preferred Unit as of the applicable Series A Preferred Distribution Payment Date (“Series A Preferred Compounded Distributions”), whether or not declared by the Board.

(e)          Unless the Board determines to declare all or a portion of Series A Preferred Distributions in respect of any Series A Preferred Distribution Period in cash from the Effective Date through (and including) the fifth (5th) anniversary of the Effective Date, all Series A Preferred Distributions shall be paid in Series A Preferred Compounded Distributions. From and after the fifth (5th) anniversary of the Effective Date, the Company shall pay the Series A Preferred Distributions in cash.

(f)         The Company may at any time elect to declare and pay (or set apart cash to pay) to Unitholders holding Series A Preferred Units all or any portion of Series A Preferred Compounded Distributions accrued with respect to prior Series A Preferred Distribution Periods, together with all or any portion of Series A Preferred Distributions accrued and unpaid to the date of such payment (a “Catch-Up Series A Preferred Distribution Payment”). Such accrued Series A Preferred Distributions shall be deemed to be paid in full as of the date such amount of cash is paid as a Catch-Up Series A Preferred Distribution Payment, and the Series A Preferred Stated Value shall be automatically reduced by the amount of the portion of the Catch-Up Series A Preferred Distribution Payment that was a Series A Preferred Compounded Distribution. Catch-Up Series A Preferred Distribution Payments shall be payable to the Unitholders holding Series A Preferred Units as they appear on the Unit Ownership Ledger on the record date established by the Board. Except for Tax Distributions permitted by Section 3.1(g), if following the fifth (5th) anniversary of the Effective Date the Series A Preferred Distributions are not paid in cash (whether or not earned or declared) for any reason (including because payment of any Series A Preferred Distribution is prohibited by law), and until all accrued but unpaid Series A Preferred Distributions required to be paid in cash pursuant to this Section 3.1(f) are paid in full in cash, then:

(i)              no Distributions, whether in cash or property, may be declared or paid or set apart for payment on any Junior Units;

(ii)            the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, repurchase, redeem or otherwise acquire for consideration any Junior Units; and

(iii)          accrued but unpaid Series A Preferred Distributions shall accrue at the applicable Series A Preferred Distribution Rate for each day elapsed during such time period where such Series A Preferred Distributions are not paid in cash in accordance with the terms hereof.

(g)        Notwithstanding anything herein to the contrary, subject to any restrictions under any lending agreements to which the Company or any of its Subsidiaries is a party or under applicable law, the Company shall use commercially reasonable efforts to make Distributions in respect of Series A Preferred Units (and the Partnership Representative may, in its good faith discretion, cause the Company to make Distributions in respect of Common Units) with respect to each Taxable Year of an amount of cash (a “Tax Distribution”) equal to the product of (i) such Unitholders’ Company Income Amount for such Taxable Year, multiplied by (ii) the Assumed Tax Rate. A Unitholder’s “Company Income Amount” shall be an amount, if positive, equal to (x) the net taxable income of the Company allocable to such Unitholder for such Taxable Year reduced by (y) the total net taxable losses of the Company allocated to such Unitholder in prior Taxable Years to the extent such losses (A) have not reduced net taxable income of a prior Taxable Year and (B) can be utilized (taking into account applicable limitations on deductibility) to offset net taxable income generated in such Taxable Year, calculated by assuming that such Unitholder’s only items of income, gain, loss, and deduction for all relevant years are items allocated to it by the Company, and including any allocation of gross income to a Member or income to a Member with respect to amounts treated as a “guaranteed payment” for federal income tax purposes. The “Assumed Tax Rate” for a Taxable Year shall be the maximum combined federal, foreign, state, and local income tax rate that is applicable to an applicable Unitholder (or its direct or indirect partners or members, as applicable) in respect of income recognized during such Taxable Year, taking into account the deductibility of state and local taxes (to the extent permitted) and taking into account the character of such income, as determined by the Partnership Representative in its reasonable discretion (it being understood that the Assumed Tax Rate can, and likely will, be different for different unitholders in any Taxable Year). The Company will (subject to any restrictions described in the first sentence of this Section 3.1(g)) cause such Distributions to be made at such time as will permit Unitholders to use the proceeds of such Distributions to make on a timely basis estimated payments of income taxes in respect of Company taxable income.

(h)         Each Tax Distribution shall be made to the Persons shown on the Company’s books and records as holders of Units as of the date of such Distribution and shall be treated as an advance to such Persons of (and shall correspondingly reduce) the amounts to which they are otherwise entitled to hereunder and, for the avoidance of doubt and without duplication, to the extent received by a holder of Series A Preferred Units shall be treated as reducing the balance on which Series A Preferred Compounded Distributions dividends accrue (but, with respect to any Series A Preferred Unit, not below the sum of (a) the Series A Preferred Purchase Price for such Unit plus (b) Series A Preferred Fee with respect to such Unit).

(i)        The Unitholders shall look solely to the assets of the Company for any Distributions, whether liquidating Distributions or otherwise. If the assets of the Company remaining after the payment or discharge, or the provision for payment or discharge, of the debts, obligations, and other liabilities of the Company are insufficient to make any Distributions, no Unitholder shall have any recourse against the separate assets of any other Unitholder (except as otherwise expressly provided herein).

(j)           If the Company has, pursuant to any clear and manifest accounting or similar error, paid any Unitholder an amount in excess of the amount to which it is entitled pursuant to this Article III, such Unitholder shall reimburse the Company to the extent of such excess, without interest, within thirty (30) calendar days after demand by the Company (which the Company shall make promptly upon becoming aware of such error); provided, however, that in the case of the Unitholders holding Series A Preferred Units the Company may elect instead to reduce the amount of any future Distributions or Tax Distributions made to such Unitholder under this Article III by the amount of such excess with prior written notice to such Unitholder and the Company shall reduce the amount of any future Distributions or Tax Distributions made to any other Unitholder under this Article III by the amount of such excess to the extent such Unitholder fails to comply with this Section 3.1(j).

(k)         The Equity Agreements pursuant to which any Units are acquired may include additional rights, conditions or limitations on the Distribution entitlements of such Units and any such Unit’s entitlement to share in any Distribution pursuant to this Section 3.1 shall be subject in all respects to such additional rights, conditions or limitations.

Section 3.2         Allocations. Except as otherwise provided in Section 3.3, Net Profits and Net Losses for any Fiscal Year shall be allocated among the Unitholders, to the greatest extent possible, such that, as of the end of such Fiscal Year, the Capital Account of each Unitholder (which may be negative) shall equal (a) the amount which would be distributed to them (if any) or for which they would be liable to the Company under the Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 7.2 minus (b) the sum of (i) such Unitholder’s share of Company Minimum Gain (as determined according to Treasury Regulation Sections 1.704‑2(d) and (g)(3)) and such Unitholder’s partner nonrecourse debt minimum gain (as determined according to Treasury Regulation Section 1.704‑2(i)) and (ii) the amount, if any, which such Unitholder is obligated to contribute to the capital of the Company as of the last day of such Fiscal Year.

Section 3.3           Special Allocations.

(a)         Nonrecourse deductions shall be allocated to the Unitholders holding Series A Preferred Units (ratably among such Unitholders based upon the number of outstanding Series A Preferred Units held by each such Unitholder). If there is a net decrease in Company Minimum Gain during any Taxable Year, each Unitholder shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704‑2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704‑2(f)(6). This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704‑2(f) and shall be interpreted consistently therewith.

(b)         Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704‑2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704‑2(i). Except as otherwise provided in Treasury Regulation Section 1.704‑2(i)(4), if there is a net decrease during any Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704‑2(i)(3)), Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in Treasury Regulation Section 1.704‑2(i)(4). This Section 3.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704‑2(i)(4) and shall be interpreted in a manner consistent therewith.

(c)        If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 3.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Sections 1.704‑1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)        The allocations set forth in Section 3.3(a), (b) and (c) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Unitholders so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Unitholder shall be equal to the net amount that would have been allocated to such Unitholder if the Regulatory Allocations had not occurred.

(e)         Profits and Losses described in Section 2.6(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704‑1(b)(2)(iv)(j), (k) and (m).

(f)          If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Unitholder and the Company pursuant to Code Sections 1272‑1274, 7872, 483, 482, 83 or any similar provision now or hereafter in effect, and the Partnership Representative determines that any corresponding Profit or Loss should be allocated to the Unitholders who recognized such item in order to reflect the Unitholders’ economic interests in the Company, then the Company may so allocate such Profit or Loss.

(g)       For purposes of determining each Unitholder’s share of nonrecourse liabilities (within the meaning set forth in Treasury Regulation Section 1.752-1(a)(2)), if any, of the Company in accordance with Treasury Regulation Section 1.752-3(a)(3), the Unitholders’ interests in Company Profits shall be determined by the Partnership Representative in good faith.

Section 3.4           Tax Allocations.

(a)        Except as provided in Section 3.4(b), (c) and (d), the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)        Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c), using any reasonable method determined by the Partnership Representative so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value provided, however, that the method for 704(c) allocations arising out of or attributable to the contribution of any assets by RR Holding Company (or its Affiliate) to the Company prior to or in connection with the Acquisition shall be subject to the consent of the Ares Member (not to be unreasonably withheld, conditioned or delayed), and the Partnership Representative and Ares Member shall consult in good faith to select a method that minimizes, to the extent reasonably possible, allocations of taxable income to the holders of the Series A Preferred Units.

(c)         If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using any reasonable method determined by the Partnership Representative.

(d)         Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Partnership Representative taking into account the principles of Treasury Regulation Section 1.704‑1(b)(4)(ii).

(e)         Allocations pursuant to this Section 3.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

(f)         The Partnership Representative may, but shall not be obligated to, elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code. Notwithstanding the foregoing, to the extent requested by the Ares Member in connection with any Transfer, the Partnership Representative shall cause the Company to file an election under Section 754 of the Code for the Taxable Year of the Company that includes the date of such Transfer (if such election is not otherwise already in effect).

(g)         Notwithstanding anything in this Agreement to the contrary, the Company agrees that no Series A Preferred Distributions or amounts payable pursuant to Section 2.3 shall (i) be treated as resulting in a guaranteed payment under Section 707(c) of the Code (or any comparable provision of state or local tax law) or (ii) result in an allocation of gross (as distinguished from net) income, in each case, except to the extent resulting from a cash distribution at a time when the Company does not have Net Income with which to make an allocation to the holders of the Series A Preferred Units. The Company shall prepare and file all relevant tax returns on a basis consistent with the foregoing, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or any analogous provision of applicable tax law or any notice of final partnership adjustment, or any reasonable determination by the Company’s tax return preparers that there is not “substantial authority” for the relevant position (a “Final Determination”).

(h)         Changes in Member’s Interests. If during any year there is a change in any Member’s interest, the Board will confer with the tax advisors to the Company and, in conformity with such advice allocate the Profit or Loss to the Members so as to take into account the varying interests of the Members in the Company in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder.

Section 3.5          Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by law to make any payment to any governmental entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal or other withholding taxes, state personal property taxes, state unincorporated business taxes and, in the event that the Company becomes liable for any taxes, interest or penalties under Section 6225 of the Code, such Unitholder’s allocable share of the amount of such tax liability, including any interest and penalties associated therewith, as reasonably determined by the Partnership Representative in accordance with the Code), then such Unitholder, at the request of the Partnership Representative, shall indemnify and contribute to the Company in full the entire amount paid or payable (including interest, penalties and related expenses). The Partnership Representative may offset Distributions and Tax Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 3.5 or with respect to any other amounts owed by the Unitholder to the Company or any of its Subsidiaries. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 3.5 shall survive the transfer of a Unitholder’s interest and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 3.5, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 3.5, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percent (3.0%) per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter.

Section 3.6          Certain Determinations. All matters concerning the following shall be determined by the Partnership Representative in good faith: the computation of Capital Accounts; the calculation and allocation of Profits and Losses; the allocation of items of income, gain, loss, deduction and expense for tax purposes; the making, changing, or revocation of any tax elections and the adoption, change or revocation of any accounting methods, positions, policies, and procedures not expressly provided for by the terms of this Agreement. Such determination shall be final and conclusive as to all Unitholders. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Partnership Representative determines, in its discretion, that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including the allocation of Profits and Losses) are computed in order to comply with regulations under Section 704(b) of the Code or reflect the intended economic sharing arrangement of the Unitholders, then the Partnership Representative may cause the Company to make such modification; provided, that no such allocation may be made if it would have a materially adverse and disproportionate effect on the holders of the Series A Preferred Units, without the consent of the Series A Preferred Majority in Interest (not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Rules or to appropriately allocate the burden of any assessments thereunder among the Unitholders, as determined by the Partnership Representative, provided, that the Partnership Representative shall not take any such action that would have a materially adverse and disproportionate effect on the holders of the Series A Preferred Units, without the consent of the Ares Member (not to be unreasonably withheld, conditioned or delayed).

Section 3.7           Series A Warrants.

(a)         Unless otherwise required by a change in applicable law after the Effective Date or by a Final Determination to the contrary, and subject to Sections 3.7(b), (c) and (d), the parties hereto agree for federal and applicable state and local income tax purposes to (i) treat the issuance of each Series A Warrant as an open transaction and not as the issuance of a partnership or membership interest in the Company (including, under Treasury Regulations Section 1.761-3(a)), (ii) treat each Series A Warrant Holder, with respect to ownership of such Series A Warrants, as the holder of a warrant or option exercisable for Series A Warrant Units and not as a holder of a partnership interest in the Company (including, under Treasury Regulations Section 1.761-3(a)), (iii) consistent with the final Treasury Regulations regarding noncompensatory partnership options (T.D. 9612, as amended, the “Noncompensatory Option Regulations”), not allocate any Profit or Loss or other items of income, gain, deduction, loss or credit hereunder to a Series A Warrant Holder with respect to a Series A Warrant prior to the exercise of such Series A Warrants, and (iv) comply with the revaluation rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (h) of the Noncompensatory Option Regulations during the period that the Series A Warrant is outstanding. The parties hereto shall file all tax returns and information reports in a manner consistent with the above, except to the extent otherwise required by the adoption of any superseding authority or a Final Determination.

(b)         Upon exercise of any Series A Warrants, unless other superseding authority regarding noncompensatory partnership options have been issued requiring a different treatment of the Series A Warrants, and subject to Section 3.7(c), the parties agree to treat the exercise of the Series A Warrants under principles set forth in the Noncompensatory Option Regulations, including: (i) establishing an initial Capital Account for the applicable Series A Warrant Holder equal to the consideration deemed paid to the Company for the purchase of the Series A Warrants plus the fair market value of any property contributed to the Company upon exercise of the Series A Warrants, (ii) revaluing the Company property immediately following exercise of a Series A Warrant, (iii) allocating built-in gain or loss in the Company property to the exercising Series A Warrant Holder and the historic Members as contemplated under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(2) of the Noncompensatory Option Regulations, (iv) to the extent the allocation under subpart (iii) is insufficient to adjust the exercising Series A Warrant Holder’ Capital Account in accordance such holder’s right to share in capital, reallocating the Company’s capital between the such exercising holder and the historic Members, and (v) if the Company’s capital is reallocated pursuant to subpart (iv) above, making associated “corrective allocations” as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(4) of the Noncompensatory Option Regulations.

(c)          Ares Member and RR Holding Company (or its successors) shall negotiate in good faith to agree as to whether and when any adjustment that reduces the applicable exercise price under the Series A Warrants may cause the Series A Warrants, for U.S. federal (and corresponding state and local) income tax purposes, to be deemed exercised for partnership interests in the Company, provided, however, that unless by Ares Member and RR Holding Company agree to the contrary, such deemed exercise shall be deemed to occur no later than the first time at which the applicable price of the Series A Warrants is reduced to zero.

(d)         In the event the Company would be subject to any “imputed underpayment” (or similar Company-level assessment) resulting from a recharacterization of the Series A Warrants as a partnership interest as a result of any tax audit, then each Member shall, at RR Holding Company’s election, cooperate to cause or permit a “push-out” election under Section 6226 of the Code (or similar election under state or local law) to be made with respect thereto, such that appropriate adjustments to be taken into account under such section are allocated to all partners in the Company (including the Series A Warrant Holders) in accordance with such recharacterization.

ARTICLE IV
MANAGEMENT
Section 4.1           Authority of Board.

(a)         Pursuant to Section 18-402 of the Act, as provided in this Section 4.1, but subject to the terms and conditions of this Agreement (including Section 2.3(d) and Section 2.3(e))), (i) the Board shall conduct, direct and exercise full control over all activities of the Company (including all decisions relating to the issuance of additional Equity Securities, repurchase of Equity Securities and the voting and sale of, and the exercise of other rights with respect to, the Equity Securities of its Subsidiaries), (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board and (iii) the Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party, including the Equity Agreements.

(b)          Without limiting the generality of the foregoing, subject only to the terms and conditions of Article VII, Article IX, Article X, Article XI, Section 2.3(d), Section 2.3(e), and Section 12.5, and as permitted under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(1), 18-302(a), 18-302(b), 18-304, 18-704(a), 18-801(a), and 18-803(a) of the Act, the Board shall have sole discretion and right to cause the Company to (1) enter into any agreement regarding, and have sole authority to approve on behalf of the Company and all of the Members and other Unitholders, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, (2) transfer to, or domesticate or continue in any jurisdiction, and, in connection therewith, elect to continue its existence as a limited liability company in the State of Delaware, (3) admit a Person as an Additional Member or a Substituted Member; provided that the Board shall admit any Person as an Additional Member or a Substituted Member to the extent the applicable Transfer complies with the terms and conditions of this Agreement, or (4) dissolve and wind up its affairs, in each case without any vote or other approval by the Members or other Unitholders except as otherwise expressly contemplated by this Agreement. Notwithstanding the foregoing, a Person shall continue as a Member notwithstanding the happening of the events described in Section 18-304 of the Act.

Section 4.2              Composition of the Board.

(a)        Subject to Section 2.11, the Board shall be comprised of one to seven (7) Managers, with the exact number of Managers comprising the Board to be determined from time to time by a Common Majority in Interest, and shall include one Independent Manager as provided in Section 4.2(e). The Board initially shall consist of four (4) Managers, one of which shall be the Independent Manager. The Managers shall be designated by a Common Majority in Interest; provided, that upon the exercise of all Series A Warrants in accordance with the terms thereof, the Series A Preferred Majority in Interest shall have the right to designate one (1) Manager to the Board (the “Series A Designee”) in its sole discretion and the size of the Board shall be deemed to be increased to permit the designation of such Manager; provided further, that at such time as the Ares Member ceases to beneficially own at least five percent (5.0%) of the then issued and outstanding Common Units, the Series A Preferred Majority in Interest will have no further right to designate a Manager to the Board and any Series A Designee then serving on the Board pursuant to this Section 4.2 shall be automatically removed and the size of the Board shall be decreased by one member.

(b)        Subject in all cases to Section 2.11(d) and Section 4.2(e), (i) each Manager shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal, (ii) any Manager may be removed only by the party designating such Manager, with or without cause and (iii) a Manager may resign at any time upon written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. For the avoidance of doubt, the removal of the Independent Manager is subject to Section 4.2(e) of this Agreement.

(c)          Subject in all cases to Section 2.11(d) and Section 4.2(e), in the event that any Manager ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by the party having the right to designate such Manager. If such party fails to appoint a Manager pursuant to the terms of this Section 4.2, such position on the Board shall remain vacant until such party exercises its right to appoint a Manager as provided hereunder. A Manager chosen to fill a vacancy shall serve the unexpired term of his predecessor in office. For the avoidance of doubt, the replacement of the Independent Manager is subject to Section 4.2(e) of this Agreement.

(d)          Subject to any restrictions under the Company’s or any of its Subsidiaries’, as applicable, lending agreements, the Company (i) shall pay, or shall cause its Subsidiaries to pay, the reasonable out-of-pocket fees and expenses incurred by each Manager in connection with such Manager’s service on the Board, including attending any meeting of the Board or any committee thereof, and (ii) may compensate any Manager for services rendered as a member of the Board or any committee thereof. Except as otherwise provided in the immediately preceding sentence or elsewhere in this Agreement, the Managers shall not be compensated for their services as members of the Board.

(e)          Until such time as there are no longer any Series A Preferred Units outstanding and the former holders thereof have been paid in full, the Common Majority in Interest shall cause the Company at all times to have one Independent Manager. The Independent Manager may not be removed unless it is for Cause. The initial Independent Manager is Dewen Tarn. To the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Section 4.12(b), Section 4.12(c) and Section 4.12(d). Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Members and the Company’s creditors solely to the extent of their respective economic interests in the Company, but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, (iii) the interests of any group of Affiliates of which the Company is a part, and (iv) the interests of the Manager Group), the Independent Manager shall not have any fiduciary duties to the Members, any member of the Board or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, the Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in fraud or willful misconduct. No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his or her appointment as the Independent Manager by executing a counterpart to this Agreement. In the event of a vacancy in the position of Independent Manager, the Common Majority in Interest shall, as soon as practicable, appoint a successor Independent Manager. Notwithstanding anything to the contrary contained in this Agreement, the Independent Manager shall not be removed or replaced unless the Company provides the Series A Preferred Majority in Interest with no less than five (5) Business Days’ prior written notice of (a) any proposed removal of the Independent Manager (including the finding of Cause), and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for the Independent Manager set forth in this Agreement. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Article IV. Except as provided in the fourth sentence of this Section 4.2(e), in exercising its rights and performing its duties under this Agreement, the Independent Manager shall have fiduciary duties of loyalty and care identical to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Independent Manager shall not at any time serve as trustee in bankruptcy for any Affiliate of the Company or any member of the Manager Group. The Independent Manager is hereby designated as a “manager” within the meaning of Section 18-101(12) of the Act. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Section 4.12(b), (c) and (d) and the Independent Manager shall otherwise have no authority to act on behalf of the Company. The Company shall be entitled to pay the Independent Manager customary compensation.

Section 4.3           Proxies. A Manager entitled to vote may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Manager. An email or similar transmission by the Manager, or a photographic, facsimile or similar reproduction of a writing executed by the Manager shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 4.3. Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The Board may adopt such other procedures governing proxies as it shall deem appropriate.

Section 4.4           Meetings; Quorum; Voting.

(a)          Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board, but in no event less than once during any 12-month period. Special meetings of the Board or any committee may be called by a majority of Managers (or in the case of a special meeting of any committee of the Board, by any a majority of Managers thereof) on at least two Business Days’ (or, under exigent circumstances, the greatest amount of time as is reasonably practicable but in no event less than 24 hours) prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The presence of a majority of the Managers shall constitute a quorum. Subject to the next sentence, the actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Notwithstanding anything contained in this Agreement to the contrary, the actions by the Board or any committee thereof may be taken by either (i) a majority vote of the Board or any committee at a meeting of the Managers thereof in which a quorum is present or (ii) by written consent (without a meeting and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board or such committee in which all members thereof were present. The Unitholders holding Series A Preferred Units and the Independent Manager shall be given at least 24 hours’ notice of any action proposed to be taken by written consent of the Board before it becomes effective. A meeting of the Board or any committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

Section 4.5          Delegation of Authority. The Board may, from time to time, delegate to one or more Persons (including any Manager and including through the creation and establishment of one or more other committees (provided, that, to the extent the Series A Preferred Majority in Interest has designated a Manager in accordance with this Agreement, such Manager shall be designated on any such committee and all Subsidiary boards or other governing bodies and all committees thereof)) such authority and duties as the Board may deem advisable; provided that the Board may only delegate authority and duties with respect to a Material Action to the Independent Manager (or to a committee that includes the Independent Manager and other Persons). The Board also may assign titles (including, but not limited to, chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder or other individual. Any delegation pursuant to this Section 4.5 may be revoked at any time by the Board in its sole discretion, it being understood and agreed that the Board shall not have a delegation right (or a revocation right) in respect of the Sale Committee.

Section 4.6          Expenses. The Company (or any Subsidiary thereof, as determined by the Board) shall pay or reimburse, without duplication, all reasonable and documented out-of-pocket fees and expenses incurred by or on behalf of the Unitholders holding the Series A Preferred Units, the Series A Warrants and/or the Series A Warrant Units in connection with actions taken in connection with or related to this Agreement, the Subscription Agreement, the Warrant Agreement or any other equity documentation (promptly upon request) related to or in connection with one or more of the following: (i) efforts undertaken by or on behalf of such Unitholders in connection with consents, waivers, modifications, amendments or approvals related to this Agreement (whether or not given), (ii) any documents in respect of a Transfer event (including pursuant to Section 9.3 and Section 9.4), a Sale of the Company, Change of Control, IPO, SPAC or Direct Listing or any type of redemption contemplated by this Agreement, (iii) any matter relating to the determination of the Fair Market Value of the Company or any Subsidiary thereof, or an asset(s) owned by such Person, including disputes, or (iv) the enforcement of such Unitholders’ rights and/or remedies hereunder; provided, that, without limiting the rights of such Unitholders to indemnification and the advancement of expenses, including pursuant to Article VI hereof, in the case of clause (iv) the Unitholders holding the Series A Preferred Units and/or the Series A Warrant Holders shall promptly refund any amounts reimbursed if it is determined by a court of competent jurisdiction in a final and non-appealable decision that such Unitholder was not a prevailing party on any of its claims (it being acknowledged that, such refund shall not be required if the Unitholder prevails on any claim (even if not all claims)).

Section 4.7           Officers.

(a)          Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers (including, but not limited to, chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer). Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 4.7(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 4.5. Each Officer shall hold office for any fixed time determined by the Board, in each case, subject to any conditions provided by the Board, until such Officer’s death, until such Officer shall resign or until such Officer shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board. As of the Effective Date, the Officers of the Company are:

Demetrios Tserpelis – President and Treasurer

Kevin Kreiger – Secretary

(b)          Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

Section 4.8         Purchase of Units. Subject to Section 2.3(e), acting in accordance with the terms and conditions hereof, the Board may cause the Company to purchase or otherwise acquire Units, or may purchase or otherwise acquire Units on behalf of the Company; provided that, except as provided in Section 2.3(a), this Section 4.8 shall not in and of itself obligate any Unitholder to sell any Units to the Company. Notwithstanding the foregoing but subject to Section 2.3(e), if the Company desires to purchase or otherwise acquire Units (other than Units purchased or otherwise acquired pursuant to a Permitted Management Redemption) and not all Units of a series or class are held by a single holder then the Company shall offer to purchase or acquire such Units of a series or class on a pro rata basis among all Unitholders holding such series or class in proportion to the number of Units in such series or class held by such Unitholders, and the Series A Warrants shall be treated as Common Units for the purposes of this provision.

Section 4.9          Third Party Reliance; Discretion.

(a)          The Board and each Officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board or any Officer in good faith reliance on such advice shall in no event subject the Board, any Manager or any Officer to liability to the Company or any Unitholder.

(b)          Whenever this Agreement or any other agreement contemplated herein provides that the Board shall act in a manner which is, or provide terms which are, “fair” or “reasonable” to the Company or any Unitholder, the Board shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c)          Whenever in this Agreement or any other agreement contemplated herein, the Board is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires. The resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Manager or any of such Manager’s Affiliates.

Section 4.10          No Implied Duties; Standards of Conduct.

(a)          This Agreement is intended to eliminate fiduciary duties of the Board and the Managers; provided that, notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein, (ii) the implied contractual covenant of good faith and fair dealing, or (iii) the duties of the Independent Manager pursuant to Section 4.2(e). The elimination of fiduciary duties contemplated by this Section 4.10 shall not apply to any Manager who is an Officer of the Company or any Subsidiary thereof, for whom fiduciary duties expressly apply.

(b)          Duties to the Company and to Certain Unitholders. Except to the extent expressly provided otherwise in Section 4.9, Section 5.1 and Section 5.7 of this Agreement, whenever the Board, or any Manager, committee of the Board or Officer, solely in such Board’s, Manager’s, committee of the Board’s or Officer’s capacity as such, makes a determination or takes or declines to take any action, whether under this Agreement or any other agreement, unless another express standard is provided for in this Agreement, the Board or such Manager or such committee or such Officer shall make such determination or take or decline to take such action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other applicable law, rule or regulation or at equity. Any such determination or taking or declining to take any such action will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such action subjectively believe that the determination or taking or declining to take any such action is in the interests of the Company. The duties described in this Section 4.10(b) shall only apply to Unitholders holding Common Units.

Section 4.11          Effect on Other Agreements. Nothing in Section 4.9 or Section 4.10 shall in any way affect, limit or modify any Person’s liabilities or obligations under any employment agreement, consulting agreement, management services agreement, confidentiality agreement, noncompete agreement, nonsolicit or no-hire agreement or any similar agreement with the Company or any of its Subsidiaries.

Section 4.12          Limitations on the Company’s Activities; Separateness.

(a)          This Section 4.12 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity. The Company is to be operated in such a manner as the Board deems reasonable and necessary or appropriate to preserve the limited liability of the Members and the separateness of the Company from the business and affairs of the FIP, its Permitted Holders and each of their respective Affiliates (other than such Affiliates consisting of RR Holding Company, the Company and its Subsidiaries).

(b)          The Members shall not, until such time as all of the Series A Preferred Units are fully redeemed and paid in full, amend, alter, change or repeal the definitions of “Independent Manager” or “Material Action” or Sections 1.4, 4.1, 4.2, 4.12 or any other provisions of Article IV, VI or otherwise of this Agreement to the extent it would alter any right or obligation of the Independent Manager (including in its capacity as a Manager) without the unanimous written consent the Board (including the Independent Manager). Any amendment, modification or other change made in contravention of the foregoing shall, to the fullest extent permitted by law, be null and void ab initio. Subject to this Section 4.12, the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with the terms hereof.

(c)          Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board or any Officer or any other Person, until such time as of the Series A Preferred Units are fully redeemed and paid in full, neither the Members nor the Board nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member, the Board, and the Independent Manager (and the holders of Series A Preferred Units pursuant to Section 2.3(e)), take any Material Action, provided, however, that, until such time as all of the Series A Preferred Units are fully redeemed and paid in full, neither the Members nor the Board may authorize the taking of any Material Action, unless there is an Independent Manager then serving in such capacity and such Independent Manager has consented thereto.

(d)          The Board shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, provided, however, that, the Company shall not be required to preserve any such right or franchise if the Board and, if such non-preservation constitutes a Material Action, the Independent Manager shall determine that the preservation thereof is no longer desirable for the conduct of the Company's business and that the loss thereof would not be disadvantageous in any material respect to the Company and its creditors.

(i)          In addition to Section 2.3(e) and, in each case, except as expressly permitted under Section 2.3(e), the Company hereby represents, warrants and covenants, until such time as all of the Series A Preferred Units are fully redeemed and paid in full, that the Company will:

(A)	maintain its own separate books and records and bank accounts;

(B)	at all times hold itself out to the public as a legal entity separate from the Members and any other Person;

(C)	not commingle its assets with the assets of any other Person;

(D)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(E)
maintain separate financial statements, provided, however, that for the avoidance of doubt the Company’s assets may also be included in a consolidated financial statement of its Affiliates so long as (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company, on the one hand, and such Affiliates, on the other hand, and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on the Company’s own separate balance sheet;

(F)
pay its own debts and liabilities (including, as applicable, a fairly allocated portion of any personnel and overhead expenses shared with its Affiliates and FIP) only out of its own funds and assets to the extent there is sufficient cash flow available from the operation of its business to do so; provided, however, the foregoing shall not require any Member to make any direct or indirect additional capital contributions, advances, loans or any other type of financing to the Company;

(G)
not enter in any contract or agreement with any Affiliates except in the ordinary course of business and upon terms and conditions that are commercially reasonable and substantially similar to those that could be obtained on an arm’s-length basis with unrelated third parties;

(H)
except as contemplated by this Agreement, pay the salaries of its own employees, if any, from its own funds and assets to the extent there is sufficient cash flow available from the operation of its business to do so, provided, however, the foregoing shall not require any Member to make any additional capital contributions, advances, loans or any other type of financing to the Company;

(I)	except as contemplated by this Agreement, not hold out its credit or assets as being available to satisfy the obligations of others;

(J)	allocate fairly and reasonably any overhead for shared office space;

(K)	use separate stationery, invoices and checks to the extent used in the operation of its business;

(L)	not pledge its assets for the benefit of any other Person, except as expressly contemplated by Section 2.3(e)(i);

(M)	correct any known misunderstanding regarding its separate identity;

(N)
maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business purpose, transactions, liabilities and operations to the extent there is sufficient cash flow available from the operation of its business to do so, provided, however, that the foregoing shall not require the Members to make any additional capital contributions, advances, loans or any other type of financing to the Company;

(O)
file its own tax returns, if any, as may be required under applicable law, to the extent it is (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division, for tax purposes, of another taxpayer or otherwise disregarded for tax purposes, and pay any taxes so required to be paid under applicable law; provided that, in the event that the Company is included within a consolidated tax return of its parent or any other Affiliate, the existence of the Company and the ownership of the assets of the Company shall be disclosed in such consolidated tax return;

(P)
cause each Subsidiary of the Company to abide by the covenants set forth in Section 4.12(d)(i) and (ii) as against FIP, its Permitted Holders and each of their respective Affiliates (other than such Affiliates consisting of the Company and its Subsidiaries) and direct such Subsidiaries to expressly adopt (subject to the reasonable review and comment of the holders of the Series A Preferred Units), within sixty (60) calendar days from the Effective Date or sixty (60) calendar days after obtaining STB Approval in the case of the Target and its Subsidiaries), such covenants in their governance documents for the benefit of the Series A Preferred Unit Holders; and

(Q)	cause the Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing.

(ii)	So long as any Series A Preferred Unit is outstanding, the Board shall not cause or permit the Company to, in each case, except as expressly permitted under Section 2.3(e):

(A)	guarantee any obligation of any Person, including any Affiliate, other than a wholly-owned Subsidiary;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 1.4 or this Section 4.12;

(C)	incur, create or assume any Indebtedness;

(D)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than a wholly-owned Subsidiary, except that the Company may invest in those investments permitted under this Agreement and may make any advance required or expressly permitted to be made pursuant to any provisions of this Agreement and permit the same to remain outstanding in accordance with such provisions;

(E)
to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of this Agreement, subject to obtaining any approvals required under this Agreement;

(F)
acquire any obligations or securities or other ownership interest of FIP, its Permitted Holders and each of their respective Affiliates (other than such Affiliates consisting of RR Holding Company, the Company and its Subsidiaries); or

(G)
form, acquire or hold any Subsidiary (whether corporate, partnership, limited liability company or otherwise) other than the Existing Subsidiaries unless (1) such other Subsidiary is wholly owned or (2) the holders of Series A Preferred Units have consented to the formation, acquisition or holding of such Subsidiary in writing, with such consent not to be unreasonably withheld.

(iii)
Until the date that is one year and one day after the date on which the Series A Preferred Units are fully redeemed and paid in full and all obligations in respect thereof have been fully satisfied, no Member nor the Board shall institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any involuntary bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings against the Company, or, to the fullest extent permitted by law, make application for or institute or maintain any action for, the dissolution of the Company, in each case under the Act or any other applicable law.

(iv)
To the fullest extent permitted by law, failure of the Company, or any Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Board.

(v)	The Company and RR Holding Company (and its transferees) shall take such actions as are commercially reasonably necessary to cause each Subsidiary of the Company to comply with clause (i)(P) above.

ARTICLE V
 UNITHOLDERS

Section 5.1          Limitation of Liability. Except as otherwise provided by applicable laws or as set forth in Section 3.5, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder; provided that a Unitholder shall be required to return to the Company any Distribution made to it (a) in clear and manifest accounting or similar error or (b) in clear, manifest and material breach of this Agreement, in each case with respect to which written notice thereof has been delivered to the applicable Unitholder(s) within one year after the applicable Distribution. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company. Notwithstanding anything herein to the contrary, (i) no Unitholder in its capacity as such shall have any duty (including fiduciary duty), or any liability for breach of duty (including fiduciary duty), to the Company, any other Unitholder or any Manager but (ii) nothing herein shall serve to limit the liability of any Person for its breach of this Agreement.

Section 5.2          Lack of Authority. Unless delegated such power in accordance with Section 4.5 or as otherwise provided in this Agreement, no Unitholder shall in its capacity as such have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board of the powers and rights conferred upon them by law and this Agreement.

Section 5.3          No Right of Partition. No current or former Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 5.4         Confidentiality. Each Member recognizes and acknowledges that it may receive certain confidential and proprietary information and trade secrets of the Company or any of its Subsidiaries, including confidential information of the Company or any of its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the “Confidential Information”). Each Member recognizes (on behalf of itself and, to the extent that such Unitholder would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, representatives, employees, agents, advisors and members) agrees to, during or after the term of this Agreement, whether through an Affiliate, the Manager Group or otherwise, comply with the laws in various jurisdictions worldwide that prohibit any Person who has received material non-public information about the Company or any of its Subsidiaries from purchasing or selling the securities of the Company or any of its Subsidiaries on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities on the basis of such information. Each Member (on behalf of itself and, to the extent that such Unitholder would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, representatives, employees, agents, advisors and members) agrees that it will not, during or after the term of this Agreement, whether through an Affiliate, the Manager Group or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to (A) authorized representatives and employees of the Company or its Subsidiaries, (B) Affiliates of such Member and such Affiliates’ and such Member’s respective representatives, directors, officers, employees, agents, actual and potential limited partners, and advisors (provided that such Member shall be responsible for any breach of this Section 5.4 by any such Person as if such Person were a party hereto); (C) as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement; (D) potential Permitted Transferees (except as otherwise set forth above) that have executed a customary non-disclosure agreement enforceable by the Company and (E) with respect to the FIP Unitholders, the Manager Group; or (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body of competent jurisdiction, or by subpoena, summons or legal process, or by applicable law, rule (including the rules of any applicable stock exchange) or regulation, provided that any Member required to make such disclosure shall provide to the Board prompt notice of any such disclosure. For purposes of this Section 5.4, “Confidential Information” shall not include the portion of any information: (x) which such Person (or its Affiliates) became aware from sources other than the Company or its Subsidiaries, so long as such source is not, to the knowledge of the applicable Person, in violation of any other obligation of confidentiality or nonuse with respect to such information, (y) was or becomes available to the public from a source other than as a result of such Person (or its Affiliates, or the Manager Group) breaching this Agreement, or (z) which is disclosed in a prospectus or other documents disseminated to the public. The limitations in this Section 5.4 are in addition to, and not in lieu of, any other restrictions that a Member may be bound by (whether by contract or otherwise). No Member needs the prior authorization of the Company to make any such reports or disclosures, and no Member will be required to notify the Company that such reports or disclosures have been made. Nothing in this Section 5.4 shall be deemed to restrict (i) a Member’s investing activities if such Member is a private equity firm; provided that such Member acts in accordance with the terms hereof and (ii) FIP, Ares Management Corporation or any Ares Member or any indirect equityholder in any Ares Member, or any controlled or affiliated fund vehicles (including those under common control) of any Ares Member from disclosing any information that it believes is required or advisable to disclose in connection with satisfying its obligations under any applicable securities laws or as required by any national securities exchange upon which its securities are listed.

Section 5.5          Voting Rights. Unitholders holding Series A Preferred Units and Series A Warrants shall have no voting rights, except as expressly set forth herein or mandatorily required by any non-waivable provision of the Act, and shall otherwise have such rights, preferences and privileges as set forth herein.

Section 5.6          Members Right to Act. For situations in which the consent of the Members (rather than the approval of the Board) is required, and this Agreement does not provide that the Board or other group of Members control such consent, the Members shall act through meetings and written consents as described in the following paragraphs (a) and (b):

(a)          Except as otherwise provided by this Agreement, the actions by the Members permitted hereunder may be taken at a meeting called by (i) the Board or a committee thereof or (ii) Members holding in the aggregate at least a majority of the outstanding Common Units by delivering to the Members entitled to vote a notice of such meeting which shall state the purpose or purposes for which such meeting is being called, which notice shall be provided not less than two nor more than 60 days before the date of the meeting. Except following an Event of Noncompliance, only Members holding Common Units shall be entitled to vote and entitled to one vote per Common Unit on all matters to be voted on by the Members; provided that the foregoing shall not limit the rights of the Unitholders holding Series A Preferred Units set forth in this Agreement. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Agreement, acts by a Common Majority in Interest shall be the act of the Members holding Common Units. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy. An email or similar transmission by the Member, or a photographic, facsimile or similar reproduction of a writing executed by any Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 5.6(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)          The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Except as otherwise provided by this Agreement, the actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without a vote and without notice) so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted; provided that a copy of such written consent shall be filed with the secretary of the Company and provided to all Members promptly following the effectiveness thereof. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof. The Unitholders holding Series A Preferred Units shall be given at least 24 hours’ prior written notice of any action proposed to be taken by written consent of the Members before it becomes effective.

Section 5.7          Investment Opportunities and Conflicts of Interest; Waiver of Corporate Opportunities.

(a)         To the fullest extent permitted by applicable law, the Company and each Unitholder hereby waive the application of the doctrine of corporate opportunity, or any analogous doctrine, with respect to the Company, for the Company and each Unitholder. Without limiting the generality of Section 4.10 each Unitholder expressly acknowledges and agrees that (i) the Members, Managers, Officers (that are not employees primarily providing services to the Company) and each of their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in the business of the Company or any of its Subsidiaries (including in areas in which the Company or any of its Subsidiaries may in the future engage) and in related businesses other than through the Company or any of its Subsidiaries (an “Other Business”), (ii) the Members, Managers, Officers (that are not employees primarily providing services to the Company) and each of their respective Affiliates have or may develop strategic relationships with businesses that are or may be competitive with the Company or any of its Subsidiaries, (iii) no Member, or any of their respective Affiliates (including any Manager appointed by a Member or the Members pursuant to this Agreement) will be prohibited by virtue of its investments in the Company or any of its Subsidiaries or their service on the Board or the board of directors (or other governing body or committee) of any Subsidiary from pursuing and engaging in any such activities, (iv) neither the Members, the Managers, the Officers (that are not employees primarily providing services to the Company) nor any of their respective Affiliates will be obligated to inform the Company of any such opportunity, relationship or investment, (v) no Unitholder will acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of the Members, or any of their respective Affiliates, (vi) the Unitholders expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any duty (fiduciary or otherwise) that may be owed by or to any Member, the Company or any of its Subsidiaries or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company, the Members or any of the Company’s Subsidiaries and (vii) nothing contained herein shall limit, prohibit or restrict any Manager appointed by a Member or the Members pursuant to this Agreement from serving on the Board or on the board of directors (or other governing body or committee) of any Subsidiary of the Company or any representative of any Affiliate of a Member from serving on the board of directors or other governing body or committee of any Other Business subject to compliance with applicable law. In furtherance and not in limitation of the foregoing, the Company (A) renounces any interest or expectancy in the opportunities described in this Section 5.7 and (B) expressly acknowledges and agrees that a corporate opportunity shall not be deemed to belong to the Company or any of its Subsidiaries.

(b)          Each Unitholder (in such Unitholder’s own name and in the name and on behalf of the Company) acknowledges, affirms and agrees that (i) the execution and delivery of this Agreement by the Unitholders is of material benefit to the Company and the Members, and that no Unitholder would be willing to (x) execute and deliver this Agreement, and (y) hold the Units, without the benefit of this Section 5.7 and the agreement of the parties; and (ii) they have reviewed and understood the provisions of Sections 18-1101(b) and (c) of the Act.

Section 5.8          Conflict of Interest Transactions. Notwithstanding that it may constitute a conflict of interest, but subject to Section 2.3(e) and Section 4.12, the Unitholders or their respective Affiliates or their respective representatives may engage in any contract or transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company or any of its Subsidiaries.

ARTICLE VI
 EXCULPATION AND INDEMNIFICATION

Section 6.1           Liability of Indemnitees.Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Unitholders or any other Persons who have acquired interests in the Units for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or acted in willful violation of the standard of conduct set forth in Section 4.10, breached this Agreement, or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)         The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, and the Board shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed in good faith by the Board.

(c)          To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Unitholders, the Board and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Unitholder for its good faith reliance on the provisions of this Agreement.

(d)          Any amendment, modification or repeal of this Section 6.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.2          Indemnification.To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or acted in willful violation of the standard of conduct set forth in Section 4.10, breached this Agreement or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b)          To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.2(a) in preparing for or defending any claim, demand, action, suit or proceeding (including any litigation, arbitration or governmental investigation) shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.2, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 6.2.

(c)          The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers or Officers but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of his, her or its status as such a Person to the same extent that it may indemnify and advance expenses to Managers and Officers under this Article VI.

(d)        The indemnification provided by this Section 6.2 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any majority vote, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(e)        The Company may purchase and maintain insurance, on behalf of the Board and such other Persons as the Board shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.2 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)          The provisions of this Section 6.2 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)        The Company hereby acknowledges that the rights to indemnification, advancement of expenses or insurance provided pursuant to this Article VI may also be provided to certain Indemnitees by other sources (collectively, the “Affiliate Indemnitors”). The Company hereby agrees that, as between itself and the Affiliate Indemnitors (i) the Company is the indemnitor of first resort with respect to all such indemnifiable claims against such Indemnitees, whether arising under this Agreement or otherwise (i.e., its obligations to such Indemnitees are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitees are secondary), (ii) the Company will be required to advance the full amount of expenses incurred by such Indemnitees and will be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnitees) in accordance with this Agreement, without regard to any rights such Indemnitees may have against the Affiliate Indemnitors and (iii) the Company irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company will affect the foregoing and the Affiliate Indemnitors will be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company, and the Company will cooperate with the Affiliate Indemnitors in pursuing such rights. The Company and the Indemnitees acknowledge that the Affiliate Indemnitors are express third-party beneficiaries of the terms of this Section 6.2.

(i)          No amendment, modification or repeal of this Section 6.2 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VII
 DISSOLUTION AND LIQUIDATION

Section 7.1          Dissolution. Subject to the terms and conditions of this Agreement, the Company shall be dissolved, and its affairs shall be wound up and terminated, upon:

(a)          the prior consent of the Board approving such dissolution and liquidation; or

(b)          an administrative dissolution or the entry of a decree of judicial dissolution of the Company under Section 18‑802 of the Act.

Except as set forth above or as otherwise required by law, the Company is intended to have perpetual existence. The Company shall not be dissolved by the admission of additional or substitute Members or by an Event of Withdrawal, and upon and after any such admission or event the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 7.2          Liquidation of Company Interests.

(a)          Upon dissolution, the Company shall be liquidated in an orderly manner. The Board shall act (or it may appoint one or more Unitholders, Managers, Officers or other Persons to act) as the liquidators to wind up the affairs of the Company pursuant to this Agreement and terminate the Company. The costs of liquidation shall be borne by the Company. Prior to final distribution and termination, the liquidators shall continue to operate the Company and its assets with all of the power and authority of the Board. Upon any such liquidation, the steps to be accomplished by the liquidators are as follows:

(i)          the liquidators shall pay, satisfy and discharge all debts, obligations, and other liabilities of the Company to its creditors (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidators may reasonably determine); and

(ii)           after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 7.2(a)(i), (A) a final allocation of all items of income, gain, loss, and expense shall be made in accordance with Section 3.2 hereof, and (B) all remaining assets of the Company shall be distributed (I) first, one hundred percent (100.0%) to the Unitholders holding Series A Preferred Units pro rata in accordance with their respective Series A Preferred Percentage Interests in an amount per Series A Preferred Unit equal to the greater of (x) the Series A Preferred Liquidation Value of such Series A Preferred Unit and (y) the Base Series A Preferred Return Amount with respect to such Series A Preferred Unit, in each case, calculated as of the date of dissolution or the date such amount is paid (whichever is later) and (II) second, the remainder, if any, one hundred percent (100.0%) to the Unitholders holding Common Units (and Series A Warrant Holders) in accordance with their respective Common Percentage Interest. Any non‑cash assets distributed to the Unitholders shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 3.2.

(b)          In making such distributions, subject to Section 7.4, the liquidators shall allocate each type of liquidation asset (i.e., cash or cash equivalents, units of a Subsidiary, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the holders of a majority of the Series A Preferred Units shall be entitled to, in their sole discretion, allocate the type of liquidation asset to all such Series A Preferred Units with respect to the amounts to be distributed pursuant to Section 3.1(b)(i) and Section 7.2(a)(ii). The liquidators shall use commercially reasonable efforts to convert all assets of the Company to U.S. Dollars prior to making the distribution in this Section 7.2(b).

(c)          The distribution of cash or property to a Unitholder in accordance with the provisions of this Section 7.2 constitutes a complete return to such Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and the Company’s property; provided, that the consent of the Series A Preferred Majority in Interest shall be required if such distribution will contain property or other amounts other than U.S. Dollars in whole or in part, which consent shall not be unreasonably withheld, conditioned or delayed. This Section 7.2 constitutes a compromise to which all Unitholders have consented within the meaning of the Act.

(d)          Upon completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take all such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 7.2(d).

(e)          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 7.2 in order to minimize any losses otherwise attendant upon such winding up.

(f)          The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to any Unitholder (it being understood that any such return shall be made solely from Company assets).

Section 7.3           Valuation.

(a)          Except as otherwise provided in Section 2.5, the “Fair Market Value” of any assets or Units to be valued under this Agreement shall be determined in accordance with this Section 7.3.

(b)          The Fair Market Value of any asset constituting cash or cash equivalents shall be equal to the amount of such cash or cash equivalents.

(c)          The Fair Market Value of any asset constituting publicly traded securities shall be the average, over a period of twenty-one (21) trading days consisting of the date of valuation and the 20 consecutive Business Days prior to that date, of the average of the closing prices of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there are no closing process reported on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such securities are not so listed, the last quoted bid price for such securities in the over-the-counter market on the relevant day as reported by OTC Markets Group Inc. or a similar organization. If such securities are not so quoted, the Fair Market Value will be determined based on the average of the mid-point of the last bid and ask prices for such securities on the relevant days from each of at least three nationally recognized independent investment banking firms selected by Board for this purpose.

(d)          The Fair Market Value of any assets other than cash, cash equivalents, or publicly traded securities shall be the fair value of such assets, as determined in accordance with Section 2.5(b), mutatis mutandis.

(e)          The Fair Market Value of Units shall be the fair value of such Units based on the amount that such Units would receive (if any) in connection with a Sale of the Company at fair value (as determined in accordance with Section 2.5(b), mutatis mutandis) and distribution of such proceeds through the priority of distributions described in clauses (I) and (II) of Section 7.2(a)(ii).

Section 7.4          Property Distributions. If any assets of the Company will be distributed in kind pursuant to this Article VII, such assets will be distributed to the holders entitled thereto in the same proportions as the holders would have been entitled to cash Distributions. If the Company distributes property in kind that was contributed to the Company (or received in a tax free exchange for property contributed to the Company), the Company will, if possible and equitable to the other Unitholders, distribute (and be deemed to distribute) such property to the holder who contributed such property, to the extent that such holder is entitled to receive a Distribution at such time under the economic priorities set out in this Article VII.

ARTICLE VIII
 BOOKS OF ACCOUNT

Section 8.1          Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable laws.

Section 8.2          Bank Accounts. The Company may establish accounts for the deposit of Company funds, in such types and at such institutions, as shall be determined from time to time by the Board.

Section 8.3          Fiscal Year. The Fiscal Year of the Company shall be the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.

Section 8.4          Tax Elections. The Taxable Year shall be the same as the Company’s Fiscal Year, unless the Partnership Representative shall determine otherwise in its sole discretion and in compliance with applicable laws. Subject to Section 3.4(f), the Partnership Representative shall in its sole discretion determine whether to make or revoke any available election pursuant to the Code; provided, that the Partnership Representative shall not make (or revoke) any such election that would have a materially adverse and disproportionate effect on the holders of the Series A Preferred Units, without the consent of the Ares Member (not to be unreasonably withheld, conditioned or delayed). Each Unitholder will upon a reasonable request supply any information necessary to give proper effect to any such election.

Section 8.5         Tax Reports. The Company shall use reasonable efforts to provide to each Member, within 75 days after the end of each Taxable Year (or as soon as reasonably practicable thereafter), drafts of the Company’s tax return and form K‑1 for such Taxable Year, and such other information as may be necessary for the preparation of each such Member’s United States federal and state income tax returns. Each Member (i) consents to receive form K-1s from the Company electronically via electronic mail, the Internet or other electronic reporting medium in lieu of paper copies, and (ii) agrees to confirm this consent electronically at a future date in a manner set forth by the Partnership Representative at such time.

Section 8.6          Partnership Representative. For so long as RR Holding Company is a Member of the Company, RR Holding Company shall be the Company’s Partnership Representative and shall be authorized and required to appoint a “designated individual” and to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith; provided, however that if RR Holding Company ceases to be a Member or otherwise resigns from its role as the Partnership Representative, the Board shall designate a replacement Partnership Representative. Each Unitholder agrees to reasonably cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep the Board fully informed of the progress of any examinations, audits or other proceedings. Notwithstanding the foregoing, the Partnership Representative shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining (i) approval of the Board and (ii), to the extent such settlement or compromise would have a materially adverse and disproportionate effect on the holders of the Series A Preferred Units, consent of the Ares Member (such consent not to be unreasonably withheld, conditioned or delayed). Promptly following the written request of the Partnership Representative, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Partnership Representative in connection with any administrative or judicial proceeding (i) with respect to the tax liability of the Company or (ii) with respect to the tax liability of the Unitholders in connection with the operations or activities of the Company.

Section 8.7          Code §83 Safe Harbor Election.

(a)         By executing this Agreement, each Unitholder authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005‑43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Company and each Unitholder hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each Unitholder shall prepare and file all federal income tax returns reporting the income tax effects of each interest in the Company issued by the Company covered by the Safe Harbor in a manner consistent with the requirements of the Notice.

(b)         The Company and any Unitholder may pursue any and all rights and remedies it may have to enforce the obligations of the Company and the Unitholders (as applicable) under Section 8.7(a), including seeking specific performance or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 8.7(a). A Unitholder’s obligations to comply with the requirements of this Section 8.7 shall survive such Unitholder’s ceasing to be a Unitholder of the Company or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 8.7, the Company shall be treated as continuing in existence.

(c)       Each Unitholder authorizes the Partnership Representative to amend Section 8.7(a) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to such Unitholder.

Section 8.8           Information Rights; Tax Filings; Inspection Rights; Material Events.

(a)          The Company shall furnish or cause to be furnished to each Member that holds Units:

(i)             as soon as available, and in any event, within forty-five (45) calendar days after the end of each of the first three fiscal quarters, unaudited quarterly financial statements (including balance sheets, statements of income, cash flows, and Members’ equity) of the Company and its consolidated subsidiaries for the quarterly period then ended prepared in accordance with United States generally accepted accounting practices;

(ii)          as soon as available, and in any event, within 90 days after the end of each Fiscal Year, audited financial statements (including balance sheets, statements of income, cash flows, and Members’ equity) of the Company and its consolidated subsidiaries for such year prepared in accordance with United States generally accepted accounting practices by an independent nationally recognized accounting firm appointed by the Board accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby;

(iii)        within twenty-five (25) calendar days after the end of each month after the Effective Date, a statement of Distributions made by the Company to its Members for such month (which such statement shall be subject to review and comment of the Series A Preferred Majority in Interest);

(iv)          within twenty (20) calendar days after the end of each fiscal quarter, a certificate executed by an executive officer of the Company attesting to (A) the Series A Preferred Liquidation Value, (B) the exercise price for the Series A Warrants (as may be adjusted in accordance with the terms of the applicable Equity Agreement in respect of such Series A Warrants), (C) EBITDA for the trailing-twelve (12) month period, (D) a confirmation that the Company has not incurred any Indebtedness in excess of $50,000,000 in violation of the terms hereof and the definition of Permitted Indebtedness, (E) a statement of Distributions made by the Company to its Members for such quarter, (F) the total issued and outstanding Equity Securities of the Company (with presentation for basic and fully diluted (assuming full exercise of Series A Warrants) Equity Securities), (G) the number of Series A Warrants, (H) the Exercise Price (as defined in the Warrant Agreement) at the beginning and end of such fiscal quarter, and the absolute value of the difference of those numbers, and (I) the Exercise Price (as defined in the Warrant Agreement), calculated on a per-Series A Warrant Unit basis, at the beginning and end of such fiscal quarter, and the absolute value of the difference of those numbers; and

(v)          within fifteen (15) Business Days of the completion of an issuance or sale of Common Units for aggregate gross proceeds of $25,000,000 or more or the receipt of a contribution in an amount equal to or greater than $25,000,000 a certificate executed by an executive officer of the Company attesting to the Fair Market Value of a Common Unit.

(vi)          To the extent any information set forth in this Section 8.8(a) is not so furnished within the time periods specified herein and such information is subsequently furnished within 30 days of the applicable deadline, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Event of Noncompliance with respect thereto shall be deemed to have been cured.

(b)         Upon reasonable request by a Member, the Company shall furnish or cause to be furnished to such Member copies of the Company’s federal and state income tax filings.

(c)          The Company shall permit the Members, at such Member’s expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its Officers, during normal business hours of the Company as may be reasonably requested by such Member with reasonable prior notice given by such Member (provided that such discussions with Officers shall happen not more frequently than once per quarter and shall not unreasonably interfere with the Company’s operations); provided that the Company shall not be obligated pursuant to this Section 8.8(c) to provide access to any information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would (or would reasonably be expected to) jeopardize the attorney-client privilege between the Company and/or any of its Subsidiaries and its or their counsel.

(d)          The Company will use commercially reasonable efforts to promptly notify the Unitholders holding Series A Preferred Units of any events that are material to the Company or its business or any Subsidiary or Subsidiary’s business, including any proposed or considered material transaction or event that would result in a Mandatory Redemption Event, and will use commercially reasonable efforts to promptly deliver any formal notice of material events delivered to lenders under the Bridge Facility or the Permanent Debt Financing. Upon receipt of a written request from the Series A Preferred Majority in Interest, the Company will use commercially reasonable efforts to promptly notify the Unitholders holding Series A Preferred Units regarding the status of the refinancing of the Bridge Facility.

ARTICLE IX
 TRANSFER OF COMPANY INTERESTS

Section 9.1         Transfer In General. The sale, transfer, assignment, pledge, hypothecation or other disposition of any interest in any Unit (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly, in whole or in part, is referred to herein as a “Transfer” and to take such action is referred to herein as to “Transfer”. No Member shall be entitled to Transfer all or any portion of its Units except in accordance with this Agreement. Notwithstanding any other provision of this Agreement, no Transfer of a Unit shall be permitted if such Transfer (A) would cause the Company to have more than 100 partners, as determined for purposes of U.S. Department of Treasury Reg. §1.7704-1(h), (B) would cause the Company to be treated as a publicly traded partnership within the meaning of Code §7704 and U.S. Department of Treasury Reg. §1.7704-1 or (C) would cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA. The Common Units held by any FIP Unitholder may not be transferred without the prior written consent of the Ares Member other than any Transfer made in accordance with Section 9.2. In addition, notwithstanding anything to the contrary in this Agreement, each Member represents, warrants and covenants that (i) for U.S. federal income tax purposes (including Sections 1445 and 1446 of the Code), it is, and for so long as it is a Member it will remain, a U.S. person (or a disregarded entity thereof), and (ii) such Member has provided the Company with a properly completed and executed IRS Form W-9, dated as of the date hereof, and shall promptly update such form if it becomes inaccurate or obsolete. For the avoidance of doubt, the parties acknowledge and agree that (A) FIP is a publicly traded entity, (B) Ares Management Corporation is a publicly traded entity, and (C) a transfer of any publicly traded Equity Securities in FIP, Ares Management Corporation, or of any Equity Securities in any Ares Member or any indirect equityholder in any Ares Member, or any controlled or affiliated fund vehicles (including those under common control) of any Ares Member (without limiting, and subject to, Section 9.2 other than any Ares Member whose primary assets are cash and direct or indirect ownership interests in the Company, including the Series A Preferred Units, the Series A Warrants and/or the Series A Warrant Units), shall, in each case, not be considered a “Transfer” for any purpose herein or constitute a breach of this Section 9.1 or require the consent of any party.

Section 9.2         Permitted Transfers. For purposes of this Article IX, a “Permitted Transfer” shall mean any Transfer of Units held by any Member (a) to a Permitted Transferee of such Member, (b) pursuant to a Qualified IPO that has been approved by the Board, (c) in connection with exercise of a Tag-Along Right or Drag-Along Right in accordance with Section 9.3 or Section 9.4, respectively, (d) the dissolution of such Member or (e) from and after the sixth (6th) anniversary of the Effective Date, any Transfer by a Unitholder holding Series A Preferred Units, Series A Warrants and/or Series A Warrant Units of such Equity Securities.

Section 9.3          Tag-Along Rights.

(a)          If the Controlling Unitholders propose to Transfer any Common Units (or any direct or indirect interest therein, subject to the last sentence of Section 9.1) to any Transferee or Transferees (including to its Permitted Transferees (other than a Permitted Transferee that is a wholly-owned Subsidiary of FIP) and other than in connection with a Drag-Along Sale) in a single transaction or a series of related transactions, and the Series A Preferred Majority in Interest approves such Transfer in accordance with Section 2.3(e), then each other Unitholder (the “Tagging Seller”) shall have the right (but not the obligation) to require such Transferee or Transferees to purchase its Common Units in accordance with the terms of this Section 9.3 (the “Tag-Along Right”, and any Transfer giving rise to the Tag-Along Right, a “Tag-Along Sale”). The number of Common Units (the “Tag-Along Allotment”) that each Unitholder shall initially be entitled to include in such Tag-Along Sale shall be determined by multiplying (i) the number of Common Units to be Transferred in such Tag-Along Sale by (ii) the Unitholder’s beneficial ownership percentage of the issued and outstanding Common Units (including the Common Units underlying the Series A Warrants). Series A Warrant Holders shall be entitled to include any Series A Warrants in a Tag-Along Sale as if such Series A Warrants had been converted to Common Units in accordance with the terms thereof and shall be treated as a Unitholder for purposes of this Section 9.3. Notwithstanding anything to the contrary, Ares Management LLC (acting directly, on behalf of or through any of the Ares Members or their respective Affiliates) shall have the sole and absolute discretion to (i) determine which Ares Member(s) shall participate in any such Tag-Along Sale and (ii) allocate the specific amount of Series A Warrants and/or Series A Warrant Units to be sold by each such Person (it being understood and agreed that “allocate” shall refer to the ability to apportion the aggregate amounts thereof among the Ares Member(s) in Ares Management LLC’s sole discretion).

(b)         The Controlling Unitholders shall provide each other Unitholder with written notice (the “Tag-Along Sale Notice”) not less than thirty (30) calendar days prior to the proposed date of the Tag-Along Sale. Each Tag-Along Sale Notice shall set forth the principal terms and conditions of the Tag-Along Sale, including (i) the aggregate number of Common Units proposed to be Transferred or sold in such Tag-Along Sale; (ii) the proposed amount and form of consideration to be paid for such Common Units and the terms and conditions of payment therefor; (iii) all other material terms and conditions relating to such Tag-Along Sale; (iv) the aggregate number and type of Units held of record by each Unitholder as of the close of business on the day immediately preceding the date of the Tag-Along Notice, as shall have been obtained from the Company (the “Tag-Along Notice Date”); (v) the Unitholder’s Tag-Along Allotment assuming all Unitholders elected to sell the maximum number of Common Units, as applicable, as possible; (vi) the identity of the proposed purchaser or purchasers; (vii) the proposed date of the Tag-Along Sale; and (viii) whether the Controlling Unitholders intend to commence a Drag-Along Sale.

(c)          If any Unitholder wishes to participate in the Tag-Along Sale (each, a “Tagging Unitholder”), the Tagging Unitholder shall provide written notice thereof to the Company and the Controlling Unitholders (the “Tag-Along Notice”) within twenty (20) calendar days following the receipt of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of Common Units (or deemed Common Units, in the case of the Series A Warrants) that the Tagging Unitholder elects to include in the Tag-Along Sale, which shall not exceed the Tagging Unitholder’s Tag-Along Allotment, and that number of additional Units that the Tagging Unitholder would be willing to include in the Tag-Along Sale if one or more of the other Unitholders does not exercise its Tag-Along Rights in respect of its full Tag-Along Allotment. The Units to be included in the Tag-Along Sale shall be allocated (A) first, to (i) the Controlling Unitholders, such Controlling Unitholder’s Tag-Along Allotment and, (ii) to each Tagging Unitholder, the lesser of the number of Common Units specified in such Tagging Unitholder’s Tag-Along Notice and such Tagging Unitholder’s Tag-Along Allotment, (B) then, the Common Units not allocated pursuant to the foregoing clause (A) or (B), shall be allocated to the Tagging Unitholders that delivered a Tag-Along Notice with respect to a number of Common Units in excess of their Tag-Along Allotment pro rata in accordance with their respective Tag-Along Allotments until all of such Common Units have been allocated to the Tagging Unitholders (provided that in no event shall any Tagging Unitholder be allocated more Common Units than such Tagging Unitholder elected to sell in such Tagging Unitholder’s Tag-Along Notice) and (C) last, the Common Units not allocated pursuant to the foregoing clause (A) or (B) shall be allocated to the Controlling Unitholders on a pro rata basis. The Tag-Along Notice given by the Tagging Unitholder shall constitute the Tagging Unitholder’s binding agreement to sell the Common Units specified in such Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of Section 9.3(e); provided that if the principal terms of the proposed Transfer change with the result that the per-Unit consideration is less than the per-Unit consideration set forth in the Tag-Along Sale Notice, or the other terms and conditions shall be less favorable in any material respect to the Tagging Unitholders than those stated in the Tag-Along Sale Notice, the Controlling Unitholders shall provide each Tagging Unitholder with prompt written notice thereof and each Tagging Unitholder shall be permitted to withdraw, in whole or in part, such Tagging Unitholder’s Tag-Along Notice and shall be released from its obligations thereunder.

(d)          Subject to the limitations set forth in this Section 9.3, the Controlling Unitholders shall have the right to sell or otherwise Transfer the number of Common Units specified in the Tag-Along Sale Notice (less the number of Common Units or deemed Common Units, in the case of the Series A Warrants, specified by any Tagging Unitholder in any timely and properly delivered Tag-Along Notice) to the proposed purchaser or Transferee set forth in the Tag-Along Sale Notice for per-Unit consideration which is not more than the per-Unit consideration set forth in the Tag-Along Sale Notice, and otherwise on terms and conditions which are no more favorable in any material respect to the Controlling Unitholders than those stated in the Tag-Along Notice, within 90 days after the date the Tag-Along Sale Notice is received by the Unitholders holding Series A Preferred Units, and in such event, each Tagging Unitholder shall also Transfer to such purchaser or purchasers the number of units specified in such Tagging Unitholder’s Tag-Along Notice on the same terms and conditions as the Controlling Unitholders, except as otherwise provided herein. If the Tag-Along Sale does not occur within such 90-day period on the terms set forth in the Tag-Along Sale Notice, the Tag-Along Sale Notice shall be null and void, each Tagging Unitholder shall be released from its obligations under the Tag-Along Notice, and it shall be necessary for a new Tag-Along Sale Notice to be issued, and the terms and provisions of this Section 9.3 separately complied with, in order to consummate a Transfer of the Common Units that were to be the subject of such Tag-Along Sale.

(e)          Any sales of Common Units by a Tagging Unitholder as a result of the exercise of the Unitholder’s Tag-Along Rights provided under this Section 9.3 shall be on the same terms and conditions as the proposed Tag-Along Sale by the Controlling Unitholders and in any case each Tagging Unitholder shall receive the same form and amount of consideration per Unit (subject to reduction for the applicable exercise price of any Series A Warrants or similar Equity Securities), and, if the Controlling Unitholders or any other Tagging Seller is given an option as to the form or amount of consideration to be received, all Tagging Sellers shall be given the same option.

(f)          Subject to the limitations set forth in this Section 9.3, the Tagging Unitholders shall cooperate in good faith with the Controlling Unitholders and the Company in connection with the consummation of such Tag-Along Sale, including by executing a purchase or sale agreement containing customary representations, warranties, indemnities and agreements in connection with such Tag-Along Sale, which shall be in the same form as the document executed by the Controlling Unitholders in connection with such Tag-Along Sale; provided that (i) no Tagging Unitholder shall be required to give any representations or warranties, or agree to any non-competition, non-solicitation or similar restrictive covenants, other than customary fundamental representations or warranties as to such Tagging Unitholder’s due organization, title to the securities it is selling, authority and capacity to effect the sale of such securities and the absence of any conflict under law or its organizational documents that in each case would prevent or materially impair the sale by the Tagging Unitholder of such securities in such Tag-Along Sale; (ii) each Tagging Unitholder’s indemnification obligations with respect to the Company’s representations and warranties shall be, and shall be expressly stated to be, several and not joint and shall not exceed such Tagging Unitholder’s pro rata share (based on net proceeds to be received in respect of Common Units in such Tag-Along Sale) and no Tagging Unitholder shall be liable for any breach of any representations, warranties or agreements made by any other Person (other than, in the case of the Company, as expressly provided in this clause (ii), and subject to the limitations set forth herein); (iii) in no event shall any Tagging Unitholder’s obligations exceed its net proceeds received in respect of its Common Units in such Tag-Along Sale, and (iv) any release required to be executed by a Tagging Unitholder shall only be in such Tagging Unitholder’s capacity as a Unitholder holding Common Units (or as a deemed Unitholder holding Common Units, in the case of the Series A Warrant Holders).

(g)          Subject to compliance with the other provisions of this Section 9.3, the closing of the Tag-Along Sale shall take place on the Business Day specified in a written notice delivered at least ten (10) calendar days in advance to each Tagging Unitholder. At the closing of such Tag-Along Sale, (i) the Company shall record in its books and records, including by amending the Unit Ownership Ledger, the Transfer of all of the Common Units included in such Tag-Along Sale and (ii) the Controlling Unitholders and each Tagging Unitholder shall deliver to the Company all certificates (including, in the case of the Series A Warrants, the applicable Series A Warrant Agreement), if any, which represent Common Units owned by the Controlling Unitholders or such Tagging Unitholder to be included in such Tag-Along Sale, duly endorsed for Transfer, in the manner and at the address indicated in the Tag-Along Notice, in each case against delivery of the purchase price for such Common Units, and the Company shall, as promptly as practicable and without charge, execute and deliver new certificates in the name of the purchaser with respect to the portion of the Common Units to be Transferred in such Tag-Along Sale and, if the Transferor’s entire interest is not being assigned, a new certificate in the name of the Transferor with respect to the portion of the Common Units being retained. Subject to the limitations set forth in this Section 9.3, the Controlling Unitholders and the Tagging Unitholders shall use their reasonable best efforts to take all action as the Company shall reasonably request as necessary to vest in the purchaser in the Tag-Along Sale title to all Units to be Transferred pursuant hereto free and clear of all liens.

(h)          The provisions of this Section 9.3 shall be subordinate to those of Section 9.4, and shall not apply to Transfers made pursuant to Section 9.4, and shall terminate automatically and be of no further force or effect upon the consummation of a Qualified IPO.

Section 9.4          Drag-Along Rights.

(a)          Subject to the last sentence of this Section 9.4(a), in the event the Controlling Unitholders propose to sell more than fifty percent (50.0%) of the outstanding Common Units to any purchaser or purchasers (other than (1) to any Permitted Transferee of any of the Controlling Unitholders, (2) to any other Person if, upon consummation of the Drag-Along Sale, the Equity Securities of such Person having ordinary voting power to elect a majority of the board of directors (or other Persons performing similar functions), or the power to direct its management or policies, would be directly or indirectly owned or controlled, directly or indirectly, by one or more of the Controlling Unitholders or their Permitted Transferees or a combination thereof), or (3) in connection with or as part of an Affiliate Transaction) in a single transaction or a series of related transactions solely for cash, such Controlling Unitholders shall have the right (the “Drag-Along Right”) to require all other holders of Units (the “Dragged Sellers”) to sell to such purchaser or purchasers a portion of their Units (other than their Series A Preferred Units), equal to the (i) the total number of such Units held by such Dragged Seller multiplied by (ii) a fraction, the numerator of which is the aggregate number of such Units (on a fully diluted and as-exercised basis) to be sold by the Controlling Unitholders and the denominator of which is the aggregate number of such Units (on a fully diluted and as-exercised basis) held by the Controlling Unitholders (such percentage, the “Drag-Along Percentage” and any such sale, a “Drag-Along Sale”). In connection with any Drag-Along Sale (A) the Dragged Sellers shall participate on the same terms and conditions applicable, and receive the same form of consideration payable, to the Controlling Unitholders, (B) the amount of consideration allocated among all Controlling Unitholders and Dragged Sellers shall be in accordance with the distribution priorities applicable to a termination, dissolution, liquidation and winding up of the Company pursuant to Section 7.2 (it being understood and agreed that consideration payable in connection in a Drag-Along Sale shall be applied to the Series A Preferred Units in furtherance of the repurchase obligations required upon a Mandatory Redemption Event), and (C) such Drag-Along Sale shall otherwise be in accordance with this Section 9.4. Notwithstanding anything herein to the contrary, (x) the Unitholders holding Series A Preferred Units shall not be required to participate in a Drag-Along Sale and instead shall benefit from the Mandatory Redemption Event provisions set forth in this Agreement and (y) the purchaser, in connection with such Drag-Along Sale and further to the immediately foregoing sentence, shall be required to fund the full amount of the Series A Preferred Redemption Price, together with the Series A Warrant Repurchase Price and/or the Series A Warrant Units Repurchase Price to the Company contemporaneously with the consummation thereof, such that the Company can complete its obligation to repurchase all Series A Preferred Units, Series A Warrants, and Series A Warrant Units pursuant to Section 2.3(c) and Section 2.5, respectively. Prior to consummating any Drag-Along Sale, the Controlling Unitholders shall provide each Dragged Seller with written notice (the “Drag-Along Notice”) not less than thirty (30) calendar days prior to the proposed closing date of the Drag-Along Sale (or, if earlier, not later than one day after executing definitive documentation in respect thereof) (the “Drag-Along Sale Date”). The Drag-Along Notice shall be accompanied by a copy of any written agreement relating to the Drag-Along Sale and shall set forth, if applicable: (i) the aggregate number and type of Units proposed to be Transferred or sold in such Drag-Along Sale; (ii) the proposed amount and form of consideration to be paid for such Units and the terms and conditions of payment therefor; (iii) all other material terms and conditions relating to such Drag-Along Sale; (iv) the aggregate number and type of Units held of record by each Unitholder as of the close of business on the day immediately preceding the date of the Drag-Along Notice, as shall have been obtained from the Company; (v) the Drag-Along Percentage; (vi) the identity of the proposed purchaser or purchasers; and (vii) the Drag-Along Sale Date. Notwithstanding anything to the contrary, Ares Management LLC (acting directly, on behalf of or through any of the Ares Members or their respective Affiliates) shall have the sole and absolute discretion to allocate the specific amount of Series A Preferred Units, Series A Warrants and/or Series A Warrant Units to be sold by each such Person provided that the ultimate beneficial owner of any Series A Warrant and/or the Series A Warrant Unit being sold is the same Person as the corresponding Series A Preferred Unit being sold (it being understood and agreed that “allocate” shall refer to the ability to apportion the aggregate amounts thereof among the Ares Member(s) in Ares Management LLC’s sole discretion).

(b)          Subject to compliance with the other provisions of this Section 9.4, the closing of the Drag-Along Sale shall take place on the Drag-Along Sale Date. At the closing of such Drag-Along Sale, (i) the Company shall record in Unit Ownership Ledger the Transfer of all of the Units included in such Drag-Along Sale and (ii) each Dragged Seller and Controlling Unitholder shall deliver to the Company all certificates (including, in the case of the Series A Warrants, the applicable Warrant Agreement), if any, which represent Units owned by such Person to be included in such Drag-Along Sale, duly endorsed for Transfer, in the manner and at the address indicated in the Drag-Along Notice, in each case against delivery of the purchase price for such Units, and the Company shall, as promptly as practicable and without charge, execute and deliver new certificates in the name of the purchaser with respect to the portion of the Units to be Transferred in such Drag-Along Sale and, if the Transferor’s entire interest is not being assigned, a new certificate in the name of the Transferor with respect to the portion of the Units being retained. Subject to the limitations set forth in this Section 9.4, each Dragging Seller (except for the Unitholders holding Series A Preferred Units acting in such capacity) and Dragged Seller shall use their reasonable best efforts to take all action as the Company shall reasonably request as necessary to vest in the purchaser in the Drag-Along Sale title to all Units to be Transferred pursuant hereto free and clear of all liens.

(c)          Subject to the limitations set forth in this Section 9.4, the Dragged Sellers shall cooperate in good faith with the Controlling Unitholders and the Company in connection with the consummation of the Drag-Along Sale, including by (i) voting their respective Units in favor of the Drag-Along Sale, (ii) voting their respective Units in opposition to any and all other proposals that would oppose or may prevent, delay or impair the Drag-Along Sale, (iii) refraining from voluntarily depositing any Units in a voting trust or subjecting any such Units to any arrangement or agreement with respect to the voting thereof (unless the Controlling Unitholders specifically so request in connection with the Drag-Along Sale), (iv) waiving all dissenters’ or appraisal rights in respect of the Units and (v) executing a purchase or sale agreement containing customary representations, warranties, and agreements in connection with the Drag-Along Sale, which shall be in the same form as the document executed by each other Controlling Unitholder and Dragged Seller in connection with such Drag-Along Sale; provided that (i) no Dragged Seller shall be required to give any representations or warranties, or agree to any non-competition, non-solicitation or similar restrictive covenants, other than customary fundamental representations or warranties as to such Dragged Seller’s due organization, title to the securities it is selling, authority and capacity to effect the sale of such securities and the absence of any conflict under law or its organizational documents that in each case would prevent or materially impair the sale by such Dragged Seller of such securities in such Drag-Along Sale; (ii) no Dragged Sellers shall have post-close responsibility or liability or any indemnification obligations with respect to the Company’s representations and no such Dragged Seller shall be liable for any breach of any representations, warranties or agreements made by any other Person; and (iii) any release required to be executed by a Dragged Seller shall only be in Dragged Sellers capacity as a holder of Common Units.

(d)          The provisions of this Section 9.4 shall automatically terminate and be of no further force or effect upon the consummation of a Qualified IPO.

Section 9.5          Assignee’s Rights.

(a)          Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement and to have the other rights granted to Assignees pursuant to the Act; provided that, without relieving the transferring Unitholder from any such limitations or obligations and as more fully described in Section 9.6, such Assignee shall be bound by any limitations and obligations of a Unitholder contained herein by which a Member or other Unitholder would be bound on account of the ownership of Units by the Assignee.

Section 9.6          Assignor’s Rights and Obligations. Any Unitholder who shall Transfer any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except that unless and until the Assignee is admitted as a Substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such assigning Unitholder shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including the obligation (together with its Assignee pursuant to Section 9.5(a)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Unitholder who Transfers any Units or other interest in the Company from any liability of such Unitholder to the Company or the other Unitholders with respect to such Units or other interest that may exist on the Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Unitholder (in its capacity as such) contained herein or in the other agreements with the Company.

Section 9.7          Transfer Fees and Expenses. The transferor and transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

Section 9.8          Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement or which would cause the Company to not be treated as a partnership for federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any Profits, Losses or Distributions. Notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) to the extent that, in the reasonable determination of the Board, such Transfer would cause the Company to (or create any risk that the Company would) be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code, or cause the Company to fail to qualify for any “safe harbor” provided for in Section 7704 of the Code and the Treasury Regulations thereunder that otherwise would have been available (unless, in each case, as otherwise determined by the Board).

Section 9.9          Registration Rights. In connection with any IPO, Direct Listing or SPAC transaction, the Company or other IPO Entity shall enter into a customary agreement with each Member (collectively, the “Registration Rights Investors”) providing such Member with registration rights; provided that such Member, as the case may be, can waive their right to participate in such registration rights agreement. The registration rights agreement shall provide that (i) with respect to any Registration Rights Investor that, individually or together with its Permitted Transferees and any other Registration Rights Investor (together with its Permitted Transferees), continues to hold in the aggregate Equity Securities representing the Requisite Ownership Threshold, at any time 180 days after an IPO, Direct Listing or a SPAC transaction, such Registration Rights Investor(s) shall be entitled to demand (A) two (2) long-form underwritten registrations, in the case of the Unitholders holding Series A Preferred Units, and one (1) short-form underwritten registration in the case of each of the other Members, in any twelve (12) months period, and (B) at any time when the IPO Entity becomes eligible to register securities on Form S-3 or a similar successor form, the IPO Entity shall be entitled to effect a “shelf” registration for such Registration Rights Investors, and (ii) such Registration Rights Investors shall be entitled to customary “piggyback” registration rights (with pro rata underwriter cutbacks) on all demand registrations and Company registrations (other than an IPO solely by the Company for its account), which shall be exercisable following the IPO, Direct Listing or a SPAC transaction and the expiration of any lock-up period in connection therewith (which lock-up period shall not exceed one hundred and eighty (180) days) it being acknowledged that if the lock-up period is waived for any other Registration Rights Investor, Ares Members will be given pro rata waivers, in each case at the Company’s expense. The Company shall use reasonable best efforts to structure any IPO (including any transactions undertaken in connection with such IPO) in a tax-efficient manner and any transaction in connection with an IPO shall be structured so the Series A Warrant Holders that are (including after giving effect to any pre-IPO transactions) Corporate Members (including any Blockers treated as a Corporate Member pursuant to Section 2.3(f)) may exchange or otherwise convert the Equity Securities of such Corporate Members (or Blockers) in such transaction into Equity Securities of the IPO Entity without discount of any kind.

ARTICLE X
 ADMISSION OF MEMBERS

Section 10.1       Substituted Members. In connection with the Transfer of a Unit permitted under the terms of this Agreement and the other agreements contemplated hereby and thereby, the transferee shall not become a Member (a “Substituted Member”), until the later of (i) the effective date of such Transfer and (ii) the date on which the Board approves such transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company. The Company shall promptly approve a transferee as a Substituted Member upon request.

Section 10.2        Additional Members. A Person may be admitted to the Company as an Additional Member only as contemplated under Section 2.2 and Section 2.4 and with the prior written consent of the Board and by furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 12.1, and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XI
 WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

Section 11.1          Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article VII, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.5, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII
 MISCELLANEOUS

Section 12.1          Power of Attorney. Each Unitholder (except for any Ares Member and any other Unitholder holding Series A Preferred Units) does hereby constitute and appoint any Manager or liquidator appointed by the Board with full power to act without the others (subject to the provisions of Article IV), as such Unitholder’s true and lawful representative and attorney-in-fact, in such Unitholder’s name, place and stead, to make, execute, sign, acknowledge and deliver or file in such form and substance as is approved by the Board (a) all instruments, documents and certificates that may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company, or to qualify or continue the qualification of the Company in the State of Delaware and in all jurisdictions in which the Company may conduct business or own property, and any amendment to, modification to, restatement of or cancellation of any such instrument, document or certificate, (b) all instruments, documents and certificates that the Board shall deem appropriate to record any amendment, change, modification, or restatement of this Agreement approved in accordance with the terms hereof or any other action or change permitted by this Agreement, (c) all conveyances and other instruments, documents and certificates that may be required to effectuate the dissolution and termination of the Company approved in accordance with the terms of this Agreement and (d) all instruments relating to the admission, withdrawal, or substitution of any Unitholder in accordance with the terms hereof. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, disability, incompetency, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of such Unitholder’s Units, and shall extend to such Unitholder’s heirs, successors, assigns, and personal representatives.

Section 12.2          Further Assurances.

(a)          The parties shall execute and deliver all documents, instruments, and certificates, provide all information, and take or refrain from taking all such further actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined in the sole discretion of the Board.

(b)          In connection with any repurchase or redemption transaction to be effected in accordance with the terms and conditions of this Agreement, the Company, the holders of Common Units and the Unitholders holding Series A Preferred Units shall cooperate with each other and take all actions and execute all documents reasonably necessary to effect such repurchase; provided that the Company shall reimburse each Unitholder holding Series A Preferred Units for any reasonable documented out of pocket expenses incurred solely in connection with any actions taken pursuant to this Section 12.2(b), if any, and (ii) each holder of Series A Preferred Units shall not have any liability to the Company or any other Person following such repurchase or redemption with respect to those Equity Securities.

Section 12.3          Title to Company Assets. The Company’s assets will be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, will have any ownership interest in any Company asset or any portion thereof.

Section 12.4         Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company, any of its Affiliates or the Manager Group, and no creditor who makes a loan to the Company, any of its Affiliates or the Manager Group may have or acquire at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property other than as a creditor.

Section 12.5        Amendments, Modifications, or Waivers. Subject to, and in compliance with, the other terms and conditions of this Agreement, (including Sections 2.3(e), 4.12, and this Section 12.5), any provision of this Agreement may be amended, modified or waived with the prior written consent of a Common Majority in Interest; provided that, any amendment, modification or waiver pursuant to this Section 12.5 that would, directly or indirectly, reduce or eliminate any material right of, or increase the obligations of, or disproportionately or materially adversely affect any Unitholder holding Series A Preferred Units (or a group of Unitholders holding Series A Preferred Units), Series A Warrants and/or Series A Warrant Units shall require the consent of such a Majority in Interest of such Unitholders being affected, it being agreed that the Board may amend this Agreement, without the consent or approval of any Member: (a) without limiting Section 2.2(b), in connection with the creation, authorization or issuance of Equity Securities properly approved pursuant to the terms of this Agreement, and none of (i) the effect of admitting Additional Members in compliance with the terms hereof or (ii) reflecting any Transfers of Units in accordance with Article IX, shall be deemed to adversely affect a Member or require consent of any Member pursuant to this Section 12.5; (b) to correct typographical, formatting, or other similar errors, (c) to change the name of the Company; (d) to correct or cure manifest errors or defects; or (e) to effect administrative changes of an immaterial nature. Notwithstanding the foregoing, or anything to the contrary, any amendment, modification, or waiver of Article IX or Sections 1.7, 2.3, 2.5, 2.11, 2.12, 4.2, 4.6, 4.12, 8.8, 12.21 or this 12.5, or any amendment, modification, waiver, alteration or repeal of any of the rights contained in Section 3.1 that materially adversely affects any Unitholder holding Series A Preferred Units (or a group of Unitholders holding Series A Preferred Units), Series A Warrants, or Series A Warrant Units, shall require the prior written consent of the Series A Preferred Majority in Interest. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 12.6          Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, whether so expressed or not. Ares Management LLC shall be an express third party beneficiary of Sections 2.3(a)(i), 2.3(b)(i), 2.3(c)(ii), 9.3(a) and 9.4(a).

Section 12.7        Remedies. Each Unitholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 12.8       Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules attached hereto, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 12.9          Jurisdiction; Service of Process. Each Unitholder irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent that neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby and agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.14. Nothing in this Section 12.9, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such Chosen Courts has been brought in an inconvenient forum.

Section 12.10       WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.11       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 12.12       Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) is issued or otherwise holds Units (other than as a result of a Transfer by such Unitholder after the Effective Date made not in accordance with this Agreement) (whether or not they execute a counterpart to this Agreement), (b) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (c) may from time to time become a party to this Agreement by executing a counterpart of or a joinder to this Agreement reasonably satisfactory to the Company.

Section 12.13      Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The use of the word “class” shall be deemed to mean “class or series.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 12.14      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (d) sent by electronic mail to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day. Such notices, demands and other communications shall be sent to the Company at the following address and to all Unitholders to the addresses set forth on the Unit Ownership Ledger:

To the Company:

FIP RR Holdings LLC
111 W. 19th Street, 2nd Floor
New York, New York 10011
Attention:	Ken Nicholson
Frank Carfora
Email:	knicholson@fortress.com
fcarfora@fortress.com
with copies (which will not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Michael J. Schwartz, Esq.
Email:	Michael.Schwartz@skadden.com;

or to such other address or facsimile number or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section 12.15     Complete Agreement. This Agreement, each Unitholder’s respective investment agreement, purchase agreement, grant agreement or other similar agreement, the documents expressly referred to herein, related documents of even date herewith, the other agreements contemplated hereby and thereby and any other agreement identified by the Board, in its sole discretion, embody the complete agreement and understanding among the parties and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 12.16       Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf) or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 12.17      Undertaking. Each Unitholder agrees to cause its related parties and Permitted Transferees that own Units to fully and faithfully comply with the provisions of this Agreement and the other agreements contemplated hereby applicable to such related party and such Permitted Transferees, except to the extent such Person is a party hereto.

Section 12.18       Survival. Sections 2.5(b), 3.5, 4.6, 4.9, 4.12, 5.1, 5.4, 8.6, and 12.3 through 12.21 shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the Company.

Section 12.19       Certain Acknowledgements. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Unitholder shall be deemed to acknowledge as follows: (a) the determination of such Unitholder to acquire Units in connection with this Agreement or any other agreement has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries that may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder, except in the case of representations and warranties provided by the Company as part of any applicable Equity Agreement; (b) no other Unitholder has acted as an agent of such Unitholder in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder; (c) the Company, and each of its Affiliates may be represented by the same counsel; (d) the Board may, without the consent of a Common Majority in Interest, cause the Company to execute any consent to the representation of the Company that counsel may reasonably request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction; and (e) the Company has initially selected Skadden, Arps, Slate, Meagher & Flom LLP as legal counsel to the Company.

Section 12.20       Spousal Consent. If requested by the Board, each married Unitholder, and each such Unitholder who, subsequent to the Effective Date, marries or remarries, will concurrently with his or her execution hereof deliver to the Board the written consent of his or her spouse; provided, however, that the failure of any such Unitholder to do so will not affect the validity or enforceability of this Agreement.

Section 12.21       STB Matters. FIP and the Company shall not, and shall cause their controlled Affiliates and the Manager Group not to, facilitate or consent to the Target taking an action that that would breach any applicable covenant or obligation of the Company’s Subsidiaries set forth in this Agreement if the Target was a Subsidiary of the Company as of the date of such deemed breach; provided that if the Target nonetheless takes any such action prior to obtaining the STB Approval, each of FIP and the Company shall use commercially reasonable efforts to cure the resulting deemed breach within sixty (60) calendar days after STB Approval has been obtained and FIP shall reimburse the Target for all expenses, costs or losses incurred in connection with such deemed breach as promptly as reasonably practicable after such deemed breach has been cured; provided further that if neither FIP nor the Company can successfully cure any such deemed breach within sixty (60) calendar days after STB Approval has been obtained, such action shall be treated as an actual breach of the terms of this Agreement. Notwithstanding anything herein to the contrary, to the extent the Target takes any action prior to obtaining STB Approval that would be a  deemed breach under this Agreement, such action will not be treated as an actual breach of the terms of this Agreement unless such deemed breach is not cured within sixty (60) calendar days after STB Approval has been obtained. Each of FIP and the Company shall, and shall cause their Affiliates and FIG LLC to, use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws to obtain the STB Approval as soon as reasonably practicable. Upon the receipt of the STB Approval, each of FIP and the Company shall, and shall cause their Affiliates and FIG LLC to, use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, to require the Trustee (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)) to transfer to the Company its right, title and interest in and to all of the Trust Interests (as defined in the Voting Trust Agreement (as attached to the Wheeling SPA as of August 6, 2025)) as soon as reasonably practicable. Each of FIP and the Company acknowledge and agree that time is of the essence with respect to this Section 12.21. Each of FIP and the Company agree to exercise reasonable best efforts to consummate the sale of the Equity Securities of the Target for the highest possible cash price reasonably available at such time upon the occurrence of an event listed in clause (A) of the definition of STB Failure.

Section 12.22       No Waiver; Preservation of Rights. No failure, refusal, neglect, or delay by any Party at any time to require strict performance of, to enforce, or to exercise any term, covenant, condition, right, power, or remedy arising under or in connection with this Agreement shall be construed or deemed (i) to constitute a waiver of that or any other provision, right, power, or remedy, (ii) to impair, prejudice, or limit in any way the subsequent enforceability of the same or any other provision, right, power, or remedy, or (iii) to affect any subsequent Event of Noncompliance or breach. Any waiver of any provision, right, power, or remedy hereunder must be in a writing expressly identifying the specific matter waived and executed by the Party against whom the waiver is asserted, and any such written waiver shall be effective solely with respect to the specific instance described therein and shall not operate as a continuing or future waiver of the same or any other provision, right, power, or remedy. All rights, powers, and remedies of the Parties are cumulative and may be exercised singly or concurrently, and the exercise of any one right, power, or remedy shall not be deemed an election of that remedy to the exclusion of any other right, power, or remedy.

 * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be signed as of the date first above written.

FIP RR HOLDINGS LLC

By:	/s/ Kenneth J. Nicholson
Name: Kenneth J. Nicholson
Title: President

FIP RR HOLDING COMPANY LLC, MEMBER

By:	/s/ Kenneth J. Nicholson
Name: Kenneth J. Nicholson
Title: President

[Signature Page to the A&R Limited Liability Company Agreement]

Acknowledged and Agreed solely for purposes of Section 2.3(c) and 12.21:

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
Name: Kenneth J. Nicholson
Title: Chief Executive Officer

[Signature Page to the A&R Limited Liability Company Agreement]

INDEPENDENT MANAGER

By:	/s/ Dewen Tarn
Name: Dewen Tarn

[Signature Page to the A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be signed as of the date first above written.
Ares Members:

ASIF HOLDINGS INC.

By:	/s/ Jason Park
	Name:	Jason Park
	Title:	Authorized Signatory

Address:
Ares Management LLC
Attn: Direct Lending Middle Office
245 Park Avenue, 44th Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]

CADC Blocker Corp.

By:	/s/ Jason Park
	Name:	Jason Park
	Title:	Authorized Signatory

Address:
Ares Management LLC
Attn: Direct Lending Middle Office
245 Park Avenue, 44th Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]

Ares Private Credit Solutions II, L.P.

By:	Ares Capital Management LLC, its Manager

By:	/s/ Jason Park
	Name:	Jason Park
	Title:	Authorized Signatory

Address:
Ares Management LLC
Attn: Direct Lending Middle Office
245 Park Avenue, 44th Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]

Ares PCS II Holdings (A) LLC

By:	/s/ Jason Park
	Name:	Jason Park
	Title:	Authorized Signatory

Address:
Ares Management LLC
Attn: Direct Lending Middle Office
245 Park Avenue, 44th Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]

ASOF II FIP Holdings LP

By:	ASOF Management II, L.P., its general partner

By:	ASOF Management II GP LLC, its general partner

By:	/s/ Felix Bernshteyn
	Name:	Felix Bernshteyn
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

ASOF II FIP J Holdings LP

By:	ASOF Investment Management LLC, its manager

By:	/s/ Felix Bernshteyn
	Name:	Felix Bernshteyn
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

ASOF III F Holdings 2 LP

By:	ASOF Management III, LP, its general partner

By:	ASOF Management III GP LLC, its general partner

By:	/s/ Felix Bernshteyn
	Name:	Felix Bernshteyn
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

Ares Private Opportunities 2020 (C), LP

By:	ACOF Investment management LLC, Its manager

By:	/s/ Matthew Jill
	Name:	Matthew Jill
	Title:	Authorized Signatory

Address:
c/o ACOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

Ares Opportunistic Credit Investment Partnership (CP) LP

By:	ASOF Investment Management LLC, its manager

By:	/s/ Felix Bernshteyn
	Name:	Felix Bernshteyn
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

Ares PA Opportunities Fund, L.P.

By:	Ares SP Management LLC, its general partner

By:	/s/ Matthew Jill
	Name:	Matthew Jill
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

Ares Credit Investment Partnership I (V) L.P.

By:	Ares CIP (V) Management LLC, its manager

By:	/s/ Matthew Jill
	Name:	Matthew Jill
	Title:	Authorized Signatory

Address:
c/o ASOF Investment Management LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

[Signature Page to the A&R Limited Liability Company Agreement]

APF II Holdings II, L.P.

By:	Ares Alternative Credit Management LLC, its manager

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

Address:
c/o Ares Alternative Credit Management LLC
245 Park Avenue, 42nd Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]

Ares Badger Fund LP

By:	Ares Alternative Credit Management LLC, its manager

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

Address:
c/o Ares Alternative Credit Management LLC
245 Park Avenue, 42nd Floor
New York, NY 10167

[Signature Page to the A&R Limited Liability Company Agreement]